UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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of the Securities Exchange Act of 1934

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SharpSpring, Inc.
(Name of Registrant as Specified In Its Charter)
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SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, Florida 32608
July 29, 2021
To the Stockholders of SharpSpring, Inc.:
We cordially invite you to attend a special meeting of the stockholders (the “Special Meeting”) of SharpSpring, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” “SharpSpring” or the “Company,” to be held on August 25, 2021 at 10:00 a.m., Eastern time, at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608.
On June 21, 2021, the Company entered into an Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” with Constant Contact, Inc., a Delaware corporation, which we refer to as “Parent,” and Groove Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, which we refer to as “MergerSub.” Pursuant to the terms of the Merger Agreement, MergerSub will merge with and into SharpSpring (the “Merger”), and SharpSpring will continue as the surviving corporation and become a wholly-owned subsidiary of Parent.
At the Special Meeting, you will be asked to consider and vote on the following matters:
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a proposal to adopt the Merger Agreement, as it may be amended from time to time in accordance with its terms;

•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger as reported on the Golden Parachute Compensation table on page 59 of the accompanying proxy statement; and

•
a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
If the Merger is consummated, you will be entitled to receive $17.10 in cash, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom, for each share of common stock that you own immediately prior to the effective time of the Merger, which represents an approximately 21% premium over SharpSpring’s closing share price of $14.11 as of June 21, 2021, the date of the Merger Agreement. We refer to this consideration per share of Company common stock to be paid in the Merger as the “Per Share Merger Consideration.” The following shares of Company common stock will not be converted into the right to receive the Per Share Merger Consideration in connection with the Merger: (a) shares held by any of our stockholders who are entitled to, and who do not, vote in favor of the proposal to adopt the Merger Agreement and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, appraisal rights under Section 262 of the DGCL, (b) shares held in the treasury of the Company and (c) shares owned directly or indirectly by Parent or MergerSub. The time the Merger becomes effective is referred to as the “Effective Time.”
The Board of Directors of SharpSpring (the “Board” or “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to and in the best interests of the Company and its stockholders; (2) approved and declared advisable the Merger Agreement including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by Merger Agreement, including the Merger; (3) directed that the Merger Agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption as promptly as practical; and (4) recommended that the Company’s stockholders adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger and “FOR” approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.
Your vote is very important. Whether or not you plan to attend the Special Meeting in person, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger and “FOR” approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. You may revoke your proxy at any time before it is exercised at the Special Meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to our tabulator, Broadridge Financial Solutions, Inc., not later than August 24, 2021, the day before the Special Meeting, submitting a later-dated proxy electronically via the Internet or telephonically. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. The failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement.
If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee how to vote your shares of Company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock “FOR” approval of the proposal to adopt the Merger Agreement will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.
The accompanying proxy statement provides you with detailed information about the Company, the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
The proxy statement also describes the actions and determinations of the Company’s Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We urge you to carefully read the entire proxy statement and its annexes, including the Merger Agreement, as they contain important information. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”

If you have any questions or need assistance voting your shares of Company common stock, please contact Morrow Sodali, the Company’s proxy solicitor, at (212) 300-2470.
Thank you in advance for your cooperation and continued support.
Sincerely,
/s/ Steven A. Huey

Steven A. Huey,
Chair of the Board of Directors
The accompanying proxy statement is dated July 29, 2021 and, together with the enclosed form of proxy card, is first being mailed on or about July 30, 2021.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES.

SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, Florida 32608
July 29, 2021
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2021
Notice is given that a Special Meeting of stockholders of SharpSpring, Inc., a Delaware corporation will be held at the following time and place, for the following purposes:
Time and Date	10:00 a.m., Eastern time, on August 25, 2021
Place	5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608
Items of Business
To consider and vote on:
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a proposal to adopt the Agreement and Plan of Merger, dated as of June 21, 2021, as it may be amended from time to time in accordance with its terms, which we refer to as the “Merger Agreement,” by and among Constant Contact, Inc., a Delaware corporation, which we refer to as “Parent,” and Groove Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, which we refer to as “MergerSub,” providing for the merger of MergerSub with and into the Company (the “Merger”) and for the Company to become a wholly-owned subsidiary of Parent (the “Surviving Corporation”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement;

•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger as reported on the Golden Parachute Compensation table on page 59 of the accompanying proxy statement; and

•
any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

These items of business are more fully described in the proxy statement accompanying this notice.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date	You are entitled to receive notice of, and to vote at, the Special Meeting if you were a stockholder of record of the Company at the close of business on July 28, 2021.
Proxy Voting	Your vote is very important, regardless of the number of shares of Company common stock you own. The Merger and other transactions contemplated by the Merger Agreement cannot be consummated unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the record date. Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet, using the instructions on the enclosed proxy card, prior to the Special Meeting to ensure that your shares of Company common stock will be represented at the Special Meeting if you are unable to attend. If you do not attend the Special Meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If you are a stockholder of record, voting in person at the Special Meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares while attending the Special Meeting unless you request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
Recommendation	After careful consideration, the board of directors of the Company, which we refer to as the “Board” or the “Board of Directors,” has unanimously approved the Merger Agreement and recommends that all Company stockholders vote in favor of the proposal to adopt the Merger Agreement. The Board of Directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger and “FOR” approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.
Attendance	Stockholders of record or their duly authorized proxies have the right to attend the Special Meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU VOTE IN PERSON AT THE SPECIAL MEETING, YOUR VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
By order of the Board of Directors,
/s/ Steven A. Huey

Steven A. Huey,
Chair of the Board of Directors
Dated: July 29, 2021

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet, using the instructions on the enclosed proxy card, prior to the Special Meeting to ensure that your shares of Company common stock will be represented at the Special Meeting if you are unable to attend.
If you do not attend the Special Meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the proposal to adopt the Merger Agreement.
If you are a stockholder of record, voting in person at the Special Meeting will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
We urge you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of Company common stock, please contact Morrow Sodali, the Company’s proxy solicitor, at (212) 300-2470.

i

ANNEXES

ii

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Company’s Board of Directors for use at the Special Meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about July 30, 2021 to our stockholders who owned shares of Company common stock as of the close of business on July 28, 2021.
SUMMARY
The following summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger and the other matters being considered at the Special Meeting of stockholders described herein. Accordingly, we urge you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100.
Except as otherwise specifically noted in this proxy statement, “SharpSpring,” the “Company,” “we,” “our,” “us” and similar words refer to SharpSpring, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Constant Contact, Inc. as “Parent” and Groove Merger Sub, Inc. as “MergerSub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated June 21, 2021, by and among SharpSpring, Parent and MergerSub, as it may be amended from time to time, as the “Merger Agreement,” and the merger of MergerSub with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”), as the “Merger.”
Parties to the Merger (Page 28)
The parties to the Merger Agreement and the Merger are:
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SharpSpring, Inc., a Delaware corporation, is a cloud-based marketing technology company. The SharpSpring platform is designed to improve the way that businesses communicate with their prospects and customers to increase sales. The Company’s flagship Marketing Automation platform uses advanced features such as web tracking, lead scoring and automated workflow to help businesses deliver the right message to the right customer at the right time. The SharpSpring platform is designed and built as a Software as Service (or SaaS) offering. The Company provides its products on a subscription basis, with additional fees charged if specified volume limits are exceeded by our customers. Shares of SharpSpring common stock are traded on the NASDAQ Capital Market under the symbol “SHSP”. The principal executive offices of SharpSpring are located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, Florida 32608, and its telephone number is (888) 428-9605.

•
Constant Contact, Inc., a Delaware corporation, is an established leader in online marketing. It simplifies the complex task of marketing businesses, so that businesses can achieve real results and sell more online. The principal executive offices of Parent are located at 1601 Trapelo Road, Waltham, Massachusetts 02451, and its telephone number is (781) 852-3323.

•
Groove Merger Sub, Inc., a Delaware corporation, was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Merger and the other transactions contemplated thereby. MergerSub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the completion of the Merger, MergerSub will cease to exist and the Company will continue as the surviving corporation of the Merger, which we refer to as the “Surviving Corporation.” The principal executive offices of MergerSub are located at 1601 Trapelo Road Waltham, Massachusetts 02451, and its telephone number is (781) 852-3323.

The Special Meeting (Page 23)
Time, Place and Purpose of the Special Meeting (Page 23)
The special meeting of the stockholders of the Company, which we refer to as the “Special Meeting,” will be held on August 25, 2021 at 10:00 a.m., Eastern time, at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608.

At the Special Meeting, holders, which we refer to as “stockholders,” of common stock of the Company, $0.001 par value per share, which we refer to as “Company common stock,” will be asked to consider and vote on:
•
a proposal to adopt the Merger Agreement, as it may be amended from time to time in accordance with its terms;

•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger as reported on the Golden Parachute Compensation table on page 59; and

•
a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Record Date and Quorum (Page 23)
You are entitled to receive notice of, attend and to vote at, the Special Meeting if you owned shares of Company common stock as of the close of business on July 28, 2021 which is the date we have set as the record date for the Special Meeting, and which we refer to as the “Record Date.” You will be entitled to cast one vote on each matter presented at the Special Meeting for each share of Company common stock that you owned at the close of business on the Record Date. As of the close of business on the Record Date, there were 12,886,660 shares of Company common stock outstanding and entitled to vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the nonbinding advisory proposal regarding “golden parachute” compensation at the Special Meeting. A majority of the shares of Company common stock that are issued and outstanding at the close of business on the Record Date, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Your shares of Company common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.
Vote Required (Page 24)
Approval of the proposal to adopt the Merger Agreement and completion of the Merger requires the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the close of business on the Record Date. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote in person at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the Merger proposal.
Under our bylaws, approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the majority of the shares represented at the Special Meeting and entitled to vote on the subject matter. Because the required vote for these proposals is based on the number of votes represented at the Special Meeting, if you fail to authorize a proxy with respect to these proposals or to vote in person at the meeting (including by abstaining), such failure will have the same effect as votes cast “AGAINST” the approval of the advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you fail to instruct your broker on how to vote, such failure will have no effect with respect to those proposals.

Shares Owned by Our Directors and Executive Officers (Page 25)
As of the close of business on the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,699,352 shares of Company common stock, representing 13.2% of the outstanding shares of Company common stock on the Record Date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the Merger Agreement, “FOR” approval of the advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. The shares described above include shares beneficially owned by investment funds affiliated with Scott Miller, a director of the Company. Messrs. Carlson, Jackson, Costi, Huey, Miller, Sait, Singh and Whitton and investment funds affiliated with Mr. Miller, are obligated, pursuant to voting and support agreement entered into on June 21, 2021 among Parent, the Company and each of such stockholders, to vote shares of Company common stock aggregating to 13.2% of the outstanding shares of Company common stock in favor of the adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger.
Proxies and Revocation (Page 26)
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the Special Meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern time, on August 24, 2021 in order for your shares to be voted at the Special Meeting. If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote in person at the Special Meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
If you fail to submit a proxy or to vote in person at the Special Meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. With respect to the approval of the advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, if you fail to authorize a proxy with respect to these proposals or to vote in person at the meeting (including by abstaining), such failure will have the same effect as votes cast “AGAINST” these proposals. If you fail to instruct your broker on how to vote, such failure will have no effect with respect to those proposals.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the Special Meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than August 24, 2021, the day before the Special Meeting. Your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote at the Special Meeting to revoke your proxy. If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for their instructions regarding how to change your vote.
The Merger (Page 29)
Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement and the applicable provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” at the Effective Time of the Merger, (i) MergerSub will merge with and into the Company (ii) the separate existence of MergerSub will cease and (iii) the Company will continue as the Surviving Corporation in the Merger and as a wholly-owned subsidiary of Parent and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.
Per Share Merger Consideration (Page 29)
In the Merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $17.10 in cash, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom. We refer to this consideration per share of Company common stock to be paid in the Merger as the “Per Share Merger Consideration.” The following shares of Company common stock will not be converted into the right to receive the Per Share Merger Consideration in connection with the Merger: (a) shares held by any of our stockholders who are entitled to, and who do not, vote in favor of the proposal to adopt the Merger Agreement and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, appraisal rights under Section 262 of the DGCL, (b) shares held in the treasury of the Company and (c) shares owned directly or indirectly by Parent or MergerSub. We sometimes refer to the shares described in the foregoing sentence, collectively, as the “Excluded Shares.”
Reasons for the Merger; Recommendation of the Board of Directors (Page 41)
After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the board of directors of the Company, which we refer to as the “Board” or as the “Board of Directors,” by a unanimous vote of all directors, (a) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to and in the best interests of the Company and its stockholders; (b) approved and declared advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (c) directed that the Merger Agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption as promptly as practical; and (d) recommended that the Company’s stockholders vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL.
In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in their recommendations with respect to the Merger Agreement. See the section entitled “The Merger — Interests of the Company’s Directors and Named Executive Officers in the Merger” beginning on page 55.
The Board of Directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.
Opinion of JMP Securities LLC (Page 45)
The Company retained JMP Securities LLC, which we refer to as “JMP Securities,” as financial advisor to the Board of Directors in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which we refer to collectively as the “Transaction.” In connection with this engagement, the Board of Directors requested that JMP Securities provide an opinion as to the fairness, from a financial point of view, to the holders of shares of SharpSpring common stock (other than (i) shares of SharpSpring common stock held in treasury, (ii) Dissenting Shares (as defined in the Merger Agreement), or (iii) shares of SharpSpring common stock held by Parent or MergerSub, ((i)-(iii) collectively, the “Excluded Shares”) of the Per Share Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement.

At the meeting of the Board of Directors held on June 21, 2021, JMP Securities, financial advisor to the Board of Directors, rendered an oral opinion, which was confirmed by delivery of a written opinion dated June 21, 2021, addressed to the Board of Directors to the effect that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the Per Share Merger Consideration to be received by the holders of SharpSpring common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of JMP Securities’ written opinion, dated June 21, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JMP Securities in rendering its opinion is attached as Annex B to this proxy statement, and JMP Securities has consented to the inclusion of such opinion herein. You are urged to read JMP Securities’ opinion carefully and in its entirety. JMP Securities’ opinion is directed to the Board of Directors, addresses only the fairness, from a financial point of view, to the holders of SharpSpring common stock of the Per Share Merger Consideration in the Merger and does not address any other aspect of the Merger. See “The Merger — Opinion of JMP Securities LLC” on page 45 for more information.
Financing of the Merger (Page 53)
Parent will use its reasonable best efforts to obtain the required closing amount under its existing debt facility, together with cash on hand, and Parent shall not agree to any amendment to its existing parent facility that would be reasonably expected to prevent or materially delay or impair the closing or reduce the amount of funds available under the existing parent facility to an amount that, together with the cash on hand of Parent, is less than the required closing amount. The estimated closing amount is approximately $235,000,000 plus any transaction expenses required to be paid by Parent or the Company.
If the existing parent facility becomes unavailable, then Parent shall use its reasonable best efforts to obtain alternative debt financing on terms not materially less favorable, in the aggregate, to Parent than those under Parent’s existing debt facility.
The Company will use commercially reasonable efforts to provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any financing obtained in connection with the transactions contemplated by the Merger Agreement, provided that cooperation is not required if it would (i) unreasonably disrupt the conduct of the business or operations of the Company or (ii) require the Company to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability (other than out-of-pocket expenses, which will be subject to reimbursement by MergerSub) or give any indemnities prior to the Effective Time.
Interests of the Company’s Directors and Named Executive Officers in the Merger (Page 55)
In considering the recommendation of the Board of Directors with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders in reaching its decision to approve and adopt the Merger Agreement. See “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 41 and “The Merger — Interests of the Company’s Directors and Named Executive Officers in the Merger” beginning on page 55 for additional information.
Approval of “Golden Parachute” Compensation (Page 90)
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that will or may become payable to our named executive officers in connection with the Merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 59. The Board of Directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the proposal regarding “golden parachute” compensation requires the approval of a majority of the votes cast on this proposal. Approval of this proposal is not a condition to completion of the Merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the Merger Agreement is adopted by the stockholders and the Merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.
U.S. Federal Income Tax Consequences of the Merger (Page 61)
The exchange of shares of Company common stock for cash pursuant to the Merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the Merger) who exchanges shares of Company common stock for cash pursuant to the Merger Agreement generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. You should read “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or foreign taxes.
Regulatory Approvals (Page 64)
The Merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act.” Under the terms of the Merger Agreement, the Merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law, injunction, restraining order or decree of any nature, whether preliminary, temporary or permanent, that in effect prohibits, restrains or makes illegal the consummation of the Merger and the other transactions contemplated hereby.
Litigation Relating to the Merger
On July 21, 2021, a complaint was filed against the Company and certain of its directors and a former director in the United States Southern District Court of New York, captioned Kaczmar v. SharpSpring, Inc. et al, Civil Action No. 1:21-CV-06227. The action generally alleges failure to adequately disclose material information in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, as well as an alleged breach of fiduciary duty. The plaintiff seeks, among other things, equitable relief to enjoin consummation of the Merger, rescission of the Merger and/or rescissory damages, a declaration that the defendants breached their fiduciary duty, and attorneys’ and experts’ fees. SharpSpring and the individual defendants all believe that the claims asserted against each of them are without merit and intend to vigorously defend against this lawsuit.
The Merger Agreement (Proposal One) (Page 65)
Per Share Merger Consideration (Page 66)
If the Merger is completed, each share of Company common stock, other than the Excluded Shares, will be converted into the right to receive $17.10 in cash, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom.
Treatment of Company Stock Awards (Page 66)
The Merger Agreement provides that no award will be continued, substituted or assumed in connection with the Closing. Each award that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be deemed cancelled at and as of the Closing.

As of the Effective Time, each option that is vested (including, as a result of the Merger), outstanding and unexercised immediately prior to the closing will be cancelled and the holder will be entitled to receive an amount, if any, for each vested share of common stock equal to the Per Share Merger Consideration, minus (y) the sum of (1) the exercise price per share of common stock of such vested option and (2) any applicable required withholding amounts minus the exercise price.
As of the Effective Time, each option that is unvested will be cancelled, terminated and extinguished by SharpSpring and no consideration will be provided therefor unless otherwise provided in writing between the holder of the unvested option and either Parent or the Company.
As of the Effective Time, each Restricted Stock Unit (“RSU”) that is vested (including as a result of the Merger) will be canceled and the holder will be entitled to receive an amount, if any, equal to (x) the product of (1) the Per Share Merger Consideration and (2) the total number of shares of common stock underlying such vested RSUs, minus (y) any applicable required withholding amounts with respect to the amount described in clause (x).
At the Effective Time, each RSU that is unvested will be cancelled, terminated and extinguished by SharpSpring and no consideration will be provided unless otherwise provided in writing between the holder of the unvested RSU and either Parent or the Company.
SharpSpring will pay the option holders and RSU holders who are or were Company employees the cash payments described in Merger Agreement through SharpSpring’s payroll system promptly after the Effective Time, but in any event not later than the second payroll period after the Effective Time.
Prior to the Closing, SharpSpring will take all action that may be necessary (under SharpSpring’s 2010 Stock Incentive Plan and 2019 Equity Incentive Plan or otherwise) to effectuate the relevant provisions of the Merger Agreement and to ensure that, from and after the Closing, each option and RSU holder will cease to have any rights with respect to such awards, except the right to receive the consideration specified above, if any, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom.
Restrictions on Solicitation of Other Offers (Page 73)
Under the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, the Company and its subsidiaries has agreed, and the Company will cause its and its subsidiaries’ directors, officers, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors and representatives, which we refer to as “representatives,” to, among other things:
•
immediately cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any acquisition proposal or any inquiry, offer, proposal or request that could reasonably be expected to lead to an acquisition proposal;

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immediately cease providing any further non-public information with respect to SharpSpring or any acquisition proposal to any such person or its representatives;

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as soon as reasonably practicable, but in no event later than five (5) days after the date hereof, request return or destruction of all such non-public information; and

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immediately terminate all access granted to any such person and its representatives to any physical or electronic data room.

The Company has also agreed that neither it nor its subsidiaries will, and the Company will cause its and its subsidiaries’ representatives, not to, directly or indirectly:
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solicit, initiate, propose, knowingly encourage, induce, facilitate or assist, any inquiry or any acquisition proposal or the making, submission or announcement of any inquiry or acquisition proposal;

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enter into, engage in, continue or otherwise participate in any external discussions or negotiations regarding, or otherwise knowingly cooperate with, any inquiry or acquisition proposal;

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provide any non-public information or data, or afford access to SharpSpring’s business, employees, properties, assets, books, or records to any person (other than to Parent, MergerSub or their designees) relating to, or that would reasonably be expected to lead to, any inquiry or acquisition proposal;

•
knowingly facilitate or assist any effort or attempt to make an inquiry or acquisition proposal or the making, submission or announcement thereof;

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approve, endorse or recommend any acquisition proposal or any inquiry;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition proposal (except for a comparable confidentiality agreement); or

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agree, propose or resolve to take, or take any of the actions prohibited in the preceding clauses.

Notwithstanding these restrictions or anything to the contrary set forth in the Merger Agreement, subject to compliance with the terms of the Merger Agreement, at any time prior to obtaining the approval of the Merger by the Company’s stockholders, the Company may provide information relating to SharpSpring and its subsidiaries to, engage in discussions or negotiations with, and afford access to its business and records to the person that submitted a written acquisition proposal. However, the Company may only furnish such non-public information and engage in such discussions or negotiations if: (x) the Company and its subsidiaries are not in material breach of their non-solicitation obligations pursuant to the terms of the Merger Agreement and (y) the Board of Directors has determined in good faith that the acquisition proposal could reasonably be expected to result in a superior offer (as defined in the Merger Agreement) and that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law. The Company must promptly make available to Parent any non-public information concerning the Company and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent.
The Company must promptly (and, in any event, within 24 hours) notify Parent of the receipt of any inquiry or acquisition proposal (as defined in the Merger Agreement). Any such notice must include:
•
any non-public information requested from SharpSpring in connection with or related to any inquiry or acquisition proposal and discussions or negotiations relating to or in connection with any inquiry or acquisition proposal; and

•
the identity of the person or group of persons making the offer or proposal, copies of any written materials, draft agreements or other materials relating to any such inquiry or acquisition material terms and conditions of any inquiry or acquisition proposal.

The Company will keep Parent reasonably informed on a current basis of any developments, discussions or negotiations regarding any and all inquiries and acquisition proposals, and promptly notify Parent of any scheduled meeting of SharpSpring’s Board where it is reasonably likely that the Board will consider any acquisition proposal or inquiry, and of any determination by the Board that an acquisition proposal constitutes a qualifying acquisition proposal or a superior offer. For more information, read “The Merger Agreement (Proposal One) — Restrictions on Solicitation of Other Offers” beginning on page 73.
The Board of Directors’ Recommendation; Change of Recommendation (Page 74)
The Board of Directors may not (with any action described in the following being referred to as a “Change of Recommendation”):
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withhold, withdraw or in a manner adverse to Parent or MergerSub, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the determination or the recommendation;

•
fail to include the determination or the recommendation in the proxy statement;

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make (or permit any representative to make) any recommendation or public statement in connection with a tender or exchange offer for any equity securities of SharpSpring, other than a recommendation against such offer or a “stop, look and listen” statement;

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fail to recommend against any tender offer or exchange offer for any equity securities of SharpSpring or any acquisition proposal by the earlier of (A) the 10th business day after the commencement of such tender or exchange offer or (B) the 3rd business day prior to SharpSpring’s stockholders meeting;

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make (or permit any representative to make) any public statements that are inconsistent with the determination or recommendation;

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approve, recommend or otherwise declare advisable or propose or resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any acquisition proposal;

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following the public disclosure of an acquisition proposal, fail to publicly reaffirm the determination or recommendation within five (5) business days after Parent so requests in writing (it being understood that SharpSpring will not be obligated to make such reaffirmation on more than one occasion);

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resolve or agree to do any of the foregoing; or

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cause SharpSpring or any of its subsidiaries to enter into an alternative acquisition agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the receipt of the requisite company vote at the Special Meeting, the Board may effect a Change of Recommendation in response to an acquisition proposal that constitutes a superior offer and/or terminate the Merger Agreement to enter into a definitive agreement to consummate a superior offer, provided that (i) the superior offer did not result from any material breach by SharpSpring of the non-solicitation provisions described above, (ii) the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, and (iii) prior to any Change of Recommendation or termination of the Merger Agreement in connection with a superior offer:
•
SharpSpring has provided prior written notice as specified in the Merger Agreement to Parent and MergerSub at least four (4) business days in advance of the intention of the Board to effect a Change of Recommendation or to terminate the Merger Agreement in connection with a superior offer;

•
if requested by Parent, SharpSpring has negotiated with, and caused its representatives to negotiate with, Parent in good faith during the four (4) business days following the date of the notice with respect to any changes to the Merger Agreement proposed by Parent so that such acquisition proposal would no longer constitute a superior offer, and permitted Parent to discuss the superior offer with the Board during the four (4) business day period; and

•
at the end of the period contemplated above (including any required extension), the Board determines in good faith (after consulting with its outside financial advisor and outside legal counsel), taking into account any changes to the Merger Agreement offered in writing by Parent, that such acquisition proposal continues to constitute a superior offer even if such changes offered by Parent were to be given effect and that failure to make such Change of Recommendation or terminate the Merger Agreement in response to such superior offer would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

The Board of Directors is permitted to make a Change of Recommendation in response to an intervening event if the Board of Directors or any committee thereof determines in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law, and it has:
•
provided prior written notice to Parent and MergerSub, at least four (4) business days in advance of the intention of the Board to effect a Change of Recommendation in response to an intervening event and specifying in reasonable detail the reasons for such Change of Recommendation;

•
prior to making such Change of Recommendation, if requested by Parent, SharpSpring has negotiated, and directed any applicable representatives to negotiate, in good faith with Parent during the four (4) business days following the date of such written notice with respect to any changes to the terms of the Merger Agreement proposed by Parent so that such Effect no longer constitutes an intervening event, and permitted Parent to discuss the intervening event with the Board; and

•
the Board or any committee thereof (after consulting with its outside financial advisors and outside legal counsel) has considered in good faith any changes to the Merger Agreement offered in writing by Parent, that such effect continues to constitute an intervening event even if such changes offered by Parent were to be given effect and that failure to make a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

For more information, see “The Merger Agreement (Proposal One) — The Board of Directors’ Recommendation; Change of Recommendation”.
Conditions to the Closing the Merger (Page 82)
The obligation of the parties to effect the Merger are subject to the satisfaction of a number of conditions, including:
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the Company’s stockholders have adopted the Merger Agreement at the Special Meeting;

•
the waiting period (and any extension thereof) under the HSR Act has expired or early termination thereof has been granted and all required filings have been made and all required approvals have been obtained (or waiting periods expired or terminated) under the applicable antitrust laws;

•
no law, injunction, restraining order or decree of any nature of any governmental entity, whether preliminary, temporary or permanent, in effect prohibits, restrains or makes illegal the consummation of the Merger and the other transactions contemplated hereby;

•
each party’s respective representations and warranties in the Merger Agreement are true and correct as of the closing date, subject to specified exceptions, including the Company’s representation regarding the absence of a Company Material Adverse Effect (as defined below under “The Merger Agreement (Proposal One) — Representations and Warranties”) since December 31, 2020;

•
each party has performed in all material respects its covenants and obligations required to be performed by it under the Merger Agreement on or prior to closing date;

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Parent has received a certificate signed by an executive officer of the Company certifying as to the satisfaction of the foregoing conditions relating to the other party’s respective representations and warranties in the Merger Agreement and performance of the other party’s covenants and obligations in the Merger Agreement; and

•
the Company has delivered a FIRPTA affidavit to Parent stating that it is not and has not been a U.S. real property holding company within the meaning of the applicable law, along with a duly completed and executed notification to the IRS regarding delivery of this affidavit.

Termination (Page 83)
The Merger Agreement may be terminated, and the Merger may be abandoned, as follows:
•
at any time prior to the Closing, by mutual written consent of Parent and the Company;

•
by written notice of Parent or the Company to the other party if the Merger has not be consummated by October 21, 2021 (the “Outside Date”); provided, however, if the Merger would fail to be consummated on or prior to the Outside Date because any approval of a governmental entity pursuant to the HSR Act or any other applicable antitrust law has not been obtained by this date, and if all other conditions of the Merger Agreement are satisfied, then, Parent or the Company may extend the Outside Date for a period of up to ninety (90) days with written notice at least two (2) days prior to the original Outside Date; provided, further, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement was the cause of, or resulted in, the failure of the Merger to be consummated on or prior to the Outside Date;

•
by written notice of Parent to SharpSpring if any of the representations or warranties of SharpSpring set forth in the Merger Agreement will be untrue or inaccurate on the date of the Merger Agreement or will become untrue or inaccurate, or the Company will have breached or failed to perform when required under any of its covenants or agreements set forth in the Merger Agreement; in either case, to the extent that any condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of thirty (30) days after written notice is given by Parent to SharpSpring or two (2) business days prior to the Outside Date; provided that Parent will not have the right to terminate the Merger Agreement if Parent or MergerSub is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that any condition would not be satisfied if it were to be measured as of the time of such breach;
•
by written notice of the Company to Parent if any of the representations or warranties of Parent set forth in the Merger Agreement will be untrue or inaccurate on the date of the Merger Agreement or will become untrue or inaccurate, or Parent or MergerSub will have breached or failed to perform when required under any of its covenants or agreements set forth in the Merger Agreement; in either case, to the extent that any condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of thirty (30) days after written notice is given by SharpSpring to Parent or two (2) business days prior to the Outside Date; provided that SharpSpring will not have the right to terminate the Merger Agreement if SharpSpring is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that any condition would not be satisfied if it were to be measured as of the time of such breach;

•
by written notice of SharpSpring to Parent if the applicable conditions of the Merger Agreement have been and continue to be satisfied or, to the extent permitted by law, irrevocably waived; if Parent and MergerSub have failed to close the Merger on the date on which the closing is required to have occurred and, thereafter, SharpSpring has irrevocably notified Parent in writing that SharpSpring is ready, willing and able to consummate the closing on the date of such notice and throughout the immediately subsequent three (3)-business day period; and Parent and MergerSub have failed to consummate the closing within three (3) business days following the receipt of such notice;

•
by written notice of Parent or SharpSpring to the other party if there will be a permanent injunction, restraining order, ruling or decree of any nature of any governmental entity that is in effect that restrains, enjoins or prohibits the consummation of the transactions contemplated, provided that the party so requesting termination will not have breached the Merger Agreement in a manner that resulted in the entry of such permanent injunction, restraining order, ruling or decree of any governmental entity;

•
at any time prior to the receipt of the Company requisite vote at the Special Meeting, by written notice of Parent to SharpSpring in the event the Board will have made a Change of Recommendation or SharpSpring will have materially breached its obligations under the relevant provisions of the Merger Agreement;

•
by written notice of SharpSpring to Parent, at any time prior to the receipt of the Company requisite vote at the Special Meeting, if (A) SharpSpring has received a superior offer, (B) the Board has authorized SharpSpring to enter into a definitive agreement to consummate the superior offer, (C) SharpSpring has complied in all respects with the applicable provisions of the Merger Agreement and such superior offer did not result from a breach of the Merger Agreement, (D) prior to or concurrently with such termination, SharpSpring pays the Company termination fee in accordance with the Merger Agreement, and (E) concurrently with such termination, SharpSpring enters into a definitive agreement to consummate the superior offer; or

•
at any time prior to the receipt of the Company requisite vote at the Special Meeting, by written notice of Parent or SharpSpring to the other if at the Special Meeting a vote is taken on the Merger Agreement and the Company requisite vote is not obtained.

Effect of Termination (Page 85)
Subject to certain limitations, the Company will pay Parent a termination fee equal to $7,046,778 in the event that the Merger Agreement is terminated:
•
by written notice of either party to other to terminate if at the Special Meeting a vote is taken and the required vote is not obtained and Parent had the right to terminate because the Board made a

Change of Recommendation or the Company materially breached its obligations regarding solicitation or the Company stockholders meeting;
•
by written notice of Parent to the Company because the Board made a Change of Recommendation or the Company materially breached its obligations regarding solicitation or the Company stockholders meeting;

•
by the Company in order to enter into a definitive agreement providing for a superior proposal; or

•
by the Company if the agreement is validly terminated pursuant to specific conditions and prior to the termination, an acquisition proposal has been publicly announced and within 12 months after the termination of this Merger Agreement, the Company enters into enters into a definitive agreement to consummate an acquisition proposal.

Subject to certain limitations, Parent will pay the Company a termination fee equal to $11,709,392 in the event that the Merger Agreement is terminated:
•
by the Company, prior to the Effective Time, if (i) any of the representations or warranties of Parent set forth in the Merger Agreement shall be untrue or inaccurate or shall become untrue or inaccurate or (ii) Parent or MergerSub will have breached or failed to perform when required any of its covenants or agreements set forth in the Merger Agreement, such that any applicable condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice is given by the Company to Parent or (B) two (2) business days prior to the Outside Date; or

•
by the Company if (i) the closing conditions applicable to Parent and MergerSub (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) have been and continue to be satisfied or irrevocably waived, (ii) Parent and MergerSub have failed to close the Merger as of the closing and the Company has confirmed by notice to Parent that the Company is ready, willing and able to consummate the closing on the date of such notice and throughout the immediately subsequent three (3)-business day period; and (iii) Parent and MergerSub have failed to consummate the Merger within three business days after delivery of such notice, provided that all the conditions to Parent’s obligation to close are satisfied and continue to be satisfied.

Voting Agreement (Page 88)
On June 21, 2021, concurrently with the execution of the Merger Agreement, Parent entered into a voting and support agreement, which we refer to as the “Voting Agreement,” with certain funds affiliated with Scott Miller, a director of the Company. Messrs. Carlson, Jackson, Costi, Huey, Sait, Singh and Whitton also executed a Voting Agreement. As of the close of business on the Record Date, these stockholders beneficially owned approximately 13.2% of the issued and outstanding shares of Company common stock entitled to vote. In connection with the execution and delivery of the voting agreement, Parent did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the Merger Agreement in respect of their shares. Notwithstanding anything to the contrary in the Voting Agreement, nothing in the Voting Agreement will prevent any stockholder who is a member of SharpSpring’s Board of Directors, in his capacity as such, from: (i) participating in or facilitating any action that the Board, or members thereof, are permitted to take under the Merger Agreement, or (ii) taking any action that a director of the Company determines in good faith he is required to take in satisfaction of his fiduciary duties or to comply with applicable law. A copy of the form of Voting Agreement is attached as Annex D to this proxy statement.
Market Price of Company Common Stock (Page 92)
On June 21, 2021, the day of the Merger Agreement and the last full trading day prior to the public announcement of the Merger, the Company’s closing share price of $14.11. On July 28, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price for Company common stock on the NASDAQ Capital Market was $16.84 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.
Appraisal Rights (Page 95)
If the Merger is effected, record holders of Company common stock as of the Record Date who submit a written demand for appraisal before the vote is taken on the adoption of the Merger Agreement, who do not vote in favor of the adoption of the Merger Agreement, who hold their shares of Company common stock continuously through the Effective Time of the Merger and who otherwise fully comply with the procedures set forth in Section 262 of the DGCL may elect to pursue their appraisal rights to receive, in lieu of the $17.10 Per Share Merger Consideration, an amount in cash equal to the judicially determined “fair value” of their shares. The amount determined to be fair value by the court will be determined as of the Effective Time of the Merger and could be more or less than, or the same as, the Per Share Merger Consideration for the Company common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares. For a summary of the procedures set forth in Section 262 of the DGCL, see “Appraisal Rights” beginning on page 95. An executed proxy that is not marked “AGAINST” or “ABSTAIN” with respect to the adoption of the Merger Agreement will be voted “FOR” the adoption of the Merger Agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.
A copy of Section 262 of the DGCL is reproduced in its entirety in Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We urge you to read these provisions carefully and in their entirety.
ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.
Delisting and Deregistration of Company Common Stock (Page 99)
If the Merger is consummated, the Company common stock will be delisted from, and no longer be traded on the NASDAQ Capital Market and deregistered under the Exchange Act. Accordingly, following the consummation of the Merger, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.”
Conduct of Our Business if the Merger is Not Completed (Page 99)
In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or MergerSub for their shares of Company common stock. Instead, we would remain a public company, our common stock would continue to be listed and traded on the NASDAQ Capital Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information”.
Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, MergerSub will merge with and into the Company, with the Company being the Surviving Corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any rights as a Company stockholder other than your right to receive the Per Share Merger Consideration. In addition, the Company common stock is expected to be delisted from and no longer be traded on the NASDAQ Capital Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. For additional information about the Merger, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We urge you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Merger.

Q.
What will I receive if the Merger is consummated?

A.
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $17.10 in cash, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom, for each share of Company common stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock immediately prior to the Effective Time, you will receive $17,100 in cash in exchange for your shares of Company common stock, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom. You will not receive any shares of the capital stock in the Surviving Corporation.

Q.
How does the Per Share Merger Consideration compare to the market price of Company common stock prior to announcement of the Merger?

A.
The Per Share Merger Consideration of $17.10 per share of Company common stock represents a 21% premium over the Company’s closing share price of $14.11 on June 21, 2021, the day of the Merger Agreement and the last full trading day prior to the public announcement of the Merger.

Q.
What will holders of Company stock awards receive if the Merger is consummated?

A.
Effective as of the Effective Time of the Merger, each option that is vested, outstanding and unexercised immediately prior to the closing will be deemed cancelled, and the holders will be entitled to receive the Per Share Merger Consideration, less (1) the exercise price per share and (2) any required withholding amounts minus the exercise price.

Effective as of the Effective Time of the Merger, each Company restricted stock unit that is vested will be canceled and the holder will be entitled to receive an amount, if any, equal to (x) the product of (1) the Per Share Merger Consideration and (2) the total number of shares of Common stock underlying the holder’s vested restricted stock units minus (y) any applicable tax required withholding amounts.
At the Effective Time, each option and RSU that is unvested will be cancelled, terminated and extinguished by the Company and no consideration thereof will be provided therefor unless otherwise provided in writing between the holder of such option or RSU and either Parent or the Company.

Q.
How does the Board of Directors recommend that I vote?

A.
The Board of Directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger and “FOR” approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Q.
Why is the Board of Directors recommending that I vote “FOR” approval of the proposal to adopt the Merger Agreement?

A.
After consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the Board of Directors, by a unanimous vote of all directors, (a) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to and in the best interests of the Company and its stockholders; (b) approved and declared advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (c) directed that the Merger Agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption as promptly as practical; and (d) recommended that the Company’s stockholders vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL.

Q.
When do you expect the Merger to be consummated?

A.
We are working towards completing the Merger as soon as possible. In order to complete the Merger, the Company must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the third fiscal quarter of 2021, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q.
What happens if the Merger is not consummated?

A.
If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on the NASDAQ Capital Market. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the Merger Agreement or Parent may be required to pay to the Company a fee with respect to the termination of the Merger Agreement, as described in the section entitled “The Merger Agreement (Proposal One) — Effect of Termination” beginning on page 85.

Q.
Is the Merger expected to be taxable to me?

A.
Yes. The exchange of shares of Company common stock for cash pursuant to the Merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the Merger) who exchanges shares of Company common stock for cash pursuant to the Merger Agreement generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. You should read “The Merger — U.S. Federal Income Tax Consequences of the Merger”

beginning on page 61 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. Because individual circumstances may differ, you should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or foreign taxes.
Q.
Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from or in addition to, the interests of our stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, during its deliberations on the merits of the merger, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders, in reaching its decision to approve and adopt the Merger Agreement, and in making their recommendation that our stockholders vote in favor of adoption of the Merger Agreement. For additional information regarding the interests of our directors and executive officers in the Merger, see “The Merger — Interests of the Company’s Directors and Named Executive Officers in the Merger” beginning on page 55.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of Company common stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.
When and where is the Special Meeting?

A.
The Special Meeting of stockholders of the Company will be held on August 25, 2021 at 10:00 a.m., Eastern time, at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on:

•
a proposal to adopt the Merger Agreement that provides for the acquisition of the Company by Parent, as it may be amended from time to time in accordance with its terms;

•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger as reported on the Golden Parachute Compensation table on page 59; and

•
a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Q.
What vote is required for the Company’s stockholders to approve the proposal to adopt the Merger Agreement?

A.
The adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of Company common stock that are issued and outstanding as of the Record Date. Pursuant to the voting and support agreement entered into on June 21, 2021 between Parent, the Company, and the executive officers and directors of the Company and certain funds affiliated such stockholders agreed, among other things, to vote shares of Company common stock aggregating to 13.2% of the outstanding shares of Company common stock as of June 21, 2021 in favor of the adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger.

As of the Record Date, these stockholders beneficially owned approximately 13.2% of the issued and outstanding shares of Company common stock entitled to vote.
Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Company common stock rather than on the number of votes actually cast, if you fail to submit a proxy or to vote while attending the Special Meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q.
What vote is required for the Company’s stockholders to approve the proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate?

A.
Approval of the proposals regarding “golden parachute” compensation, on a nonbinding advisory basis, and adjournment of the Special Meeting, if necessary or appropriate, require the affirmative vote of the majority of the shares represented at the Special Meeting and entitled to vote on the proposals.

Because the affirmative vote required to approve the proposal regarding “golden parachute” compensation or the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Company common stock rather than on the number of votes actually cast, if you fail to submit a proxy or to vote while attending the Special Meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the “golden parachute” compensation proposal or the proposal to adjourn the Special Meeting.
Q.
Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the Merger?

A.
The SEC’s rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to our named executive officers in connection with the Merger, or “golden parachute” compensation.

Q.
What will happen if stockholders do not approve the “golden parachute” compensation at the Special Meeting?

A.
Approval of “golden parachute” compensation payable under existing agreements (or in certain cases, potential agreements with Parent, or with the Company), that our named executive officers may receive in connection with the Merger is not a condition to completion of the Merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the Merger Agreement is adopted by the stockholders and the Merger is completed, the “golden parachute” compensation proposal will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

Q.
Who can vote at the Special Meeting?

A.
All of our holders of Company common stock of record as of the close of business on July 28, 2021, the Record Date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company common stock that such holder owned as of the close of business on the Record Date.

Q.
What is a “Broker Non-Vote”?

A.
Under the rules of the NASDAQ Capital Market, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “Broker Non-Votes.” Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any Broker Non-Votes at the Special Meeting.
Q.
What constitutes a quorum for the Special Meeting?

A.
A quorum is necessary to adopt the Merger Agreement and approve the proposal regarding “golden parachute” compensation at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock that are issued and outstanding at the close of business on the record date constitutes a quorum for the purposes of the Special Meeting. Abstentions and “Broker Non-Votes” (as described above), if any, will be counted as present for the purpose of determining whether a quorum is present. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any Broker Non-Votes at the Special Meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting. The Special Meeting may be adjourned regardless of whether a quorum is present.

Q.
How do I vote?

A.
Whether or not you plan to attend the Special Meeting, we urge you to submit a proxy to ensure your vote is counted. You may still attend and vote at the Special Meeting even if you have already submitted a proxy to vote your shares. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted. If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the Special Meeting in any of the following ways:

•
By attending the Special Meeting and voting in person by ballot.

•
By proxy — stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

•
over the Internet — the website for Internet proxy submission is on your proxy card;

•
by using a toll-free telephone number noted on your proxy card; or

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company common stock in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote in person while attending the Special Meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Q.
What is the difference between holding shares as a stockholder of record and in “street name”?

A.
If your shares of Company common stock are registered directly in your name with our transfer agent, Direct Transfer LLC FKA Interwest Transfer Company, Inc., you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.
Q.
If my shares of Company common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. Because the required vote for these proposals is based on the number of votes represented at the Special Meeting, if you fail to authorize a proxy with respect to these proposals, such failure will have the same effect as votes cast “AGAINST” the approval of the Merger Agreement proposal, the approval of the advisory proposal regarding “golden parachute” compensation, and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you fail to instruct your broker on how to vote for the approval of the advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, such failure will have no effect with respect to those proposals.

Q.
How can I change or revoke my proxy?

A.
If you are the record holder of Company common stock, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the final vote at the Special Meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than August 24, 2021, the day before the Special Meeting, or by voting at the Special Meeting. Your most current proxy card or telephone or Internet proxy is the one that is counted. If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” The Board of Directors has designated Richard Carlson and Aaron Jackson, and each of them singly, with full power of substitution, as proxies for the Special Meeting.

Q.
If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Q.
How are votes counted?

A.
With respect to all three proposals on the agenda for the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and Broker Non-Votes, if any, will have the same effect as votes “AGAINST” the proposal to adopt the Merger Agreement.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.
What happens if I sell my shares of Company common stock before the Special Meeting?

A.
The Record Date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Company common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged Morrow Sodali to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay Morrow Sodali a fee of approximately $17,500. The Company will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting in person, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to vote while attending the Special Meeting, your vote at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. A letter of transmittal will be mailed to you promptly, and in any event within two business days, after the Effective Time of the Merger, describing how you should surrender your shares of Company common stock for the Per Share Merger Consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the Per Share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
What should I do if I have lost my stock certificate?

A.
If you have lost your stock certificate, please contact our transfer agent, Direct Transfer LLC FKA Interwest Transfer Company, Inc., at (801) 272-9294 or Shareholder-Support@issuerdirect.com to obtain replacement certificates.

Q.
What rights do I have if I oppose the Merger?

A.
Stockholders are entitled to exercise appraisal rights under Delaware law in connection with the Merger but only if they follow the procedures and satisfy the requirements specified in Section 262 of the DGCL. A copy of Section 262 of the DGCL is reproduced in its entirety in Annex C to this proxy statement. We urge you to read these provisions carefully and in their entirety. See “Appraisal Rights” beginning on page 95.

Q.
Are there any other risks to me from the Merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the Merger. See “Forward-Looking Statements” beginning on page 22.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Morrow Sodali, the Company’s proxy solicitor, at (212) 300-2470.

FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, including all documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements,” including all statements relating directly or indirectly to the timing or likelihood of completing the Merger to which this proxy statement relates, litigation and other information with respect to our plans and strategies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “intends,” “anticipates,” “plans,” “estimates,” “expects” and similar expressions are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. Risks and uncertainties include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals; the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; and the outcome of any legal proceedings that may be instituted against the Company or the purchaser related to the Merger Agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that the Company’s business as described in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and other reports the Company files with the SEC. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contemplated in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://investors.sharpspring.com/. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

THE SPECIAL MEETING
Time, Place and Purpose of Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on August 25, 2021, starting at 10:00 a.m., Eastern time, at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, or at any adjournment or postponement thereof. At the Special Meeting, holders of Company common stock will be asked to consider and vote on (i) the proposal to adopt the Merger Agreement as it may be amended from time to time in accordance with its terms, (ii) the proposal, to approve the nonbinding advisory proposal regarding “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger and (iii) the proposal to approve one or more adjournments of the Special Meeting, to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting. Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.
Record Date and Quorum
We have fixed the close of business on July 28, 2021 as the Record Date for the Special Meeting, and only holders of record of Company common stock as of the close of business on the Record Date are entitled to receive notice of and vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Company common stock at the close of business on the Record Date. As of the close of business on the Record Date, there were 12,886,660 shares of Company common stock outstanding and entitled to vote. Each share of Company common stock owned as of the close of business on the Record Date entitles its holder to one vote on all matters properly coming before the Special Meeting.
A majority of the shares of Company common stock that are issued and outstanding at the close of business on the Record Date, present in person or represented by proxy, at the Special Meeting constitutes a quorum for the purposes of the Special Meeting. Shares of Company common stock represented at the Special Meeting but not voted, including shares of Company common stock for which a stockholder directs voting “ABSTAIN,” as well as Broker Non-Votes, if any, will be counted for purposes of establishing a quorum. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any Broker Non-Votes at the Special Meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the proposal regarding “golden parachute” compensation at the Special Meeting. Once a share of Company common stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any recess or adjournment of the Special Meeting. However, if a new Record Date is set for the adjourned Special Meeting, then a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or recessed.
Attendance
Only stockholders of record or their duly authorized proxies have the right to attend the Special Meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.

Vote Required
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock that are issued and outstanding as of the Record Date. For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the proposal to adopt the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the Special Meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If your shares of Company common stock are registered directly in your name with our transfer agent, Direct Transfer LLC FKA Interwest Transfer Company, Inc., you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.
If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares.
Under the rules of the NASDAQ Capital Market, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “Broker Non-Votes.” These Broker Non-Votes, if any, will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any Broker Non-Votes at the Special Meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.
Approval of the advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, require a majority of the votes cast on each of these proposals. For the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Because the required vote for these proposals is based on the number of votes represented at the Special Meeting, if you fail to authorize a proxy with respect to these proposals or to vote in person at the meeting (including by abstaining), such failure will have the same effect as votes cast “AGAINST” the approval of the advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you fail to instruct your broker on how to vote, such failure will have no effect with respect to those proposals.
If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the Special Meeting in any of the following ways:
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By attending the Special Meeting in person.

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By proxy — stockholders of record have a choice of voting by proxy:

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over the Internet — the website for Internet proxy submission is on your proxy card;

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by using a toll-free telephone number noted on your proxy card; or

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by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Company common stock held in “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company common stock held in “street name” and wish to vote at the Special Meeting, you must request and obtain a 16-Digit Control Number from your bank, brokerage firm or other nominee.
A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our tabulator, Broadridge Financial Solutions, Inc., not later than August 24, 2021 the day before the Special Meeting. Please do not send in your stock certificates with your proxy card. Following the consummation of the Merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the Per Share Merger Consideration.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, to approve the proposal to adopt the Merger Agreement.
If you have any questions or need assistance voting your shares, please call Morrow Sodali, our proxy solicitor, at (212) 300-2470.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS MAY REVOKE THEIR PROXIES BY VOTING IN PERSON AT THE SPECIAL MEETING.
Shares Owned by Our Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,699,352 shares of the Company common stock, representing approximately 13.2% of the shares of common stock outstanding on the Record Date. Our directors and executive officers have executed voting agreements obligating them to vote all of their shares of the Company common stock (1) “FOR” the approval and adoption of the Merger Agreement, (2) “FOR” the proposal to adjourn of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve and adopt the Merger Agreement at the time of the Special Meeting and have further informed us that they currently intend to vote and (3) “FOR” approval of the non-binding, advisory proposal regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the Special Meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by August 24, 2021 the day before the Special Meeting, in order for your shares to be voted at the Special Meeting. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised at the Special Meeting, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our tabulator, Broadridge Financial Solutions, Inc., not later than August 24, 2021 the day before the Special Meeting, or by voting in person at the Special Meeting (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote at the Special Meeting to revoke your proxy). If you hold your shares of Company common stock in “street name,” you should contact your bank, broker or other nominee for their instructions regarding how to change your vote.
Adjournments and Recesses
Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.
Anticipated Date of Completion of the Merger
We are working towards completing the Merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the third quarter of 2021, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Appraisal Rights
If the Merger is effected, record holders of our common stock as of the Record Date who submit a written demand for appraisal before the vote is taken on the adoption of the Merger Agreement, who do not vote in favor of the proposal to adopt the Merger Agreement, who hold their shares of Company common stock continuously through the Effective Time of the Merger and who otherwise fully comply with the procedures set forth in Section 262 of the DGCL may elect to exercise their appraisal rights to receive, in lieu of the $17.10 Per Share Merger Consideration, an amount in cash equal to the judicially determined “fair value” of their shares. The amount determined to be fair value by the court will be determined as of the Effective Time of the Merger and any appraisal amount determined by the court could be more or less than, or the same as, the Per Share Merger Consideration for the common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares. For a summary of the procedures set forth in Section 262 of the DGCL, see “Appraisal Rights” beginning on page 95. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the Merger Agreement and the stockholder submitting that proxy will lose the right to seek an appraisal of his, her or its shares of Company common stock.
A copy of Section 262 of the DGCL is reproduced in its entirety in Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.
ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has engaged Morrow Sodali to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay Morrow Sodali a fee of approximately $17,500. The Company will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Morrow Sodali, the Company’s proxy solicitor, at (212) 300-2470.

PARTIES TO THE MERGER
THE COMPANY
SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, Florida 32608
(888) 428-9605
SharpSpring, Inc., a Delaware corporation, is a cloud-based marketing technology company. The SharpSpring platform is designed to improve the way that businesses communicate with their prospects and customers to increase sales. The Company’s flagship Marketing Automation platform uses advanced features such as web tracking, lead scoring and automated workflow to help businesses deliver the right message to the right customer at the right time. The SharpSpring platform is designed and built as a Software as Service (or SaaS) offering. The Company provides its products on a subscription basis, with additional fees charged if specified volume limits are exceeded by our customers. Shares of SharpSpring common stock are traded on the NASDAQ Capital Market under the symbol “SHSP”. The principal executive offices of SharpSpring are located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, Florida 32608, and its telephone number is (888) 428-9605. For more information about the Company, see “Where You Can Find More Information” beginning on page 100.
PARENT
Constant Contact, Inc.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 852-3323
Constant Contact, Inc., a Delaware corporation, is an established leader in online marketing. It simplifies the complex task of marketing businesses, so that businesses can achieve real results and sell more online. The principal executive offices of Parent are located at 1601 Trapelo Road Waltham, Massachusetts 02451, and its telephone number is (781) 852-3323.
MERGERSUB
Groove Merger Sub, Inc.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 852-3323
Groove Merger Sub, Inc., a Delaware corporation, was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Merger and the other transactions contemplated thereby. MergerSub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the completion of the Merger, MergerSub will cease to exist and the Company will continue as the Surviving Corporation of the Merger, which we refer to as the “Surviving Corporation.” The principal executive offices of MergerSub are located at 1601 Trapelo Road Waltham, Massachusetts 02451, and its telephone number is (781) 852-3323.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
The Merger Agreement provides that MergerSub will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the Surviving Corporation.
Overview of the Merger
The Company, Parent and MergerSub entered into the Merger Agreement on June 21, 2021. Under the terms of the Merger Agreement, among other things, MergerSub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The following will occur in connection with the Merger:
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Each share of Company common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than the Excluded Shares) will be automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom. Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth.

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Effective as of the Effective Time of the Merger, each option that is vested, outstanding and unexercised immediately prior to the closing will be deemed cancelled, and the holders will be entitled to receive the Per Share Merger Consideration, less (1) the exercise price per share and (2) any required withholding amounts minus the exercise price.

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Effective as of the Effective Time of the Merger, each Company restricted stock unit that is vested will be canceled and the holder will be entitled to receive an amount, if any, equal to (x) the product of (1) the Per Share Merger Consideration and (2) the total number of shares of Common stock underlying the holder’s vested restricted stock units minus (y) any applicable tax required withholding amounts.

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At the Effective Time, each restricted stock unit that is unvested will be cancelled, terminated and extinguished by the Company and the holder of such unvested RSU shall receive no consideration therefor.

Following and as a result of the Merger:
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as of the Effective Time of the Merger, all shares of Company common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration (other than holders of Excluded Shares). Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

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shares of Company common stock are expected to be delisted from and will no longer be traded on the NASDAQ Capital Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

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the registration of shares of Company common stock under the Exchange Act is expected to be terminated.

Directors and Officers of the Surviving Corporation
The directors of MergerSub immediately prior to the Effective Time of the Merger will be the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time of the Merger will be the initial officers of the Surviving Corporation.

Background of the Merger
SharpSpring’s Board of Directors, together with members of the Company’s management, regularly reviews and assesses the Company’s operations, financial condition, competitive landscape and industry developments in the context of the Company’s strategic plans and, in connection with this review and assessment, periodically considers strategic acquisitions, strategic alliances, business combinations, capital raising opportunities and other strategic alternatives (including during the summer and fall of 2020).
In its quarterly report for the quarter ended June 30, 2020, SharpSpring reported that, in response to the ongoing COVID-19 pandemic, it had implemented a temporary 10% reduction to salaries across most of the Company. In addition to salary reduction, SharpSpring suspended bonuses and reduced various other non-employee related costs across the board in an effort to maintain future flexibility to respond to the effects of the pandemic, including an approximately 40% reduction in marketing, putting a greater reliance on internal lead generation, and delaying any non-essential capital expenditures.
On July 31, 2020, a potential investor (“Potential Investor A”) contacted Mr. Carlson to express Potential Investor A’s interest in exploring a minority investment in SharpSpring. Mr. Carlson had a telephonic meeting with Potential Investor A on August 24, 2020, to discuss Potential Investor A’s background and interest in SharpSpring. On August 28, 2020, Mr. Carlson and Scott Miller, a member of SharpSpring’s Board of Directors, had a telephonic meeting with Potential Investor A to further explore a potential transaction. Potential Investor A expressed interest to obtain a minority ownership position in the Company, at then current market prices. Mr. Carlson and Mr. Miller informed Potential Investor A they would discuss the opportunity with the complete Board of Directors at the next Board meeting.
As part of SharpSpring’s ordinary course business development efforts, during the summer of 2020, the Company contacted an industry participant (“Potential Acquiree A”) to explore a potential opportunity for SharpSpring to complement its current business line. On August 27, 2020, SharpSpring entered into a non-disclosure agreement and began conversations with Potential Acquiree A, pursuant to which the parties explored the opportunity for SharpSpring to acquire Potential Acquiree A, with the goal of expanding SharpSpring’s product offering. Preliminary exploratory due diligence discussions continued through October 14, 2020 when, as noted below, SharpSpring provided Potential Acquiree A with a non-binding term sheet with respect to a potential acquisition of Potential Acquiree A.
On August 21, 2020 and September 29, 2020, members of the Board and management had informal video conference calls with two different investment banks regarding the general mergers and acquisitions landscape for software companies, and discussed considerations regarding whether the Company should explore strategic alternatives, including a potential acquisition of SharpSpring.
On October 1, 2020, the Company’s Board of Directors held a special meeting via secure video conference. During the meeting, the Board discussed the Company’s recent results, the Company’s prospects and the strategic paths the Company could explore. Such potential paths included the acquisition of complementary product lines, a merger or other business combination with a third party, the acquisition of SharpSpring by a third party, and a capital raise to strengthen SharpSpring’s balance sheet. Mr. Miller and Mr. Carlson informed the Board of the recent inbound inquiry of Potential Investor A who expressed interest in acquiring a minority ownership position within the Company at then-market prices. Following discussion, the Board unanimously agreed that it was not in the best interests of the Company and its stockholders to continue conversations with Potential Investor A as it would provide no additional value to shareholders and provided no additional strategic value to the Company. The Board instructed management to inform Potential Investor A that the Company was not interested in exploring this opportunity at that time. In addition, the Board reviewed the potential opportunity to acquire Potential Acquiree A, and instructed management to proceed with further discussions. The Board unanimously concluded that it was in the best interests of the Company and its stockholders to explore a capital raise as a means of strengthening the balance sheet to provide flexibility going forward, and a process to potentially explore strategic alternatives for the Company. In this section we refer to the strategic alternatives process as “Project Groove.”
On October 14, 2020 members of SharpSpring’s Board of Directors and management held a video conference call with representatives of JMP Securities to discuss SharpSpring’s interest in engaging JMP Securities to explore strategic alternatives.

Also on October 14, 2020, SharpSpring provided Potential Acquiree A with a non-binding term sheet with respect to a potential acquisition of Potential Acquiree A, which included, among other terms, an indicative purchase price and proposals with respect to post-closing employment of certain employees. The Company and Potential Acquiree A continued conversations intermittently during the fourth quarter of 2020.
On October 21, 2020, Mr. Carlson received an inquiry from a representative of an industry participant (which we refer to as “Party A”) expressing interest in exploring potential strategic opportunities between the parties.
On October 23, 2020, the Company’s Board of Directors held a regular meeting, during which the Board discussed regular quarterly updates on the Company, including, among other topics, financial results, business priorities and corporate development matters. The Board discussed with management the Company’s sales achievement and net revenue retention and attrition, noting that (a) new sales were below the Company’s 2020 budget by approximately 10% for the first three quarters of 2020, and while year-over-year net revenue retention had increased in the first quarter of 2020, they began falling in the second quarter of 2020 as a result of the COVID-19 pandemic, with retention declines continuing into the third quarter and (b) monthly recurring revenue remained below the Company’s 2020 budget by approximately 10% for the first three quarters of 2020. The Board and management discussed the continuing impact of the COVID-19 pandemic on SharpSpring’s ability to market its products and convert sales opportunities. The Board was also presented with management’s preliminary 2021 budget, to be refined on an ongoing basis ahead of approval at the January 2021 Board meeting, based on evolving assumptions and feedback from the Board. Management assumed in the preliminary budget presented to the Board that a return of sales to pre-COVID levels was still likely as the effects of the pandemic continued to lessen.
On October 26, 2020, SharpSpring entered into a non-disclosure agreement with Party A to facilitate confidential discussions. The non-disclosure agreement did not include a standstill provision. Additionally, on October 26, 2020, Mr. Carlson held a conversation with representatives of Party A to understand Party A’s interest in reaching out to SharpSpring and how the two parties may work together. Mr. Carlson and the representative of Party A agreed that a further conversation with other members of both parties was warranted to further explore potential opportunities.
On October 28, 2020, representatives of JMP Securities presented to members of the Board and management. The presentation included, among other things, an overview of the mergers and acquisition market as it stood at that time, preliminary perspectives with respect to SharpSpring’s market valuation (based on then-current Wall Street research consensus estimates and other publicly available information), a potential timeline of conducting a formal process for exploring strategic alternatives together with a list of entities that JMP Securities believed could be potential counterparties.
During the month of November 2020, SharpSpring’s management met with members of Party A’s management team from time to time to discuss, among other things, each company’s business and the potential fit between the products of the two companies.
On November 18, 2020, management of the Company had a discussion with representatives of Party A to discuss SharpSpring’s financial results and the possibility of continuing conversations. The representatives of Party A discussed an informal proposal in which SharpSpring would purchase Party A’s product and Party A would acquire a minority stake in SharpSpring. The informal proposal did not include proposed economic terms of a potential transaction. Management informed the representatives from Party A that it would discuss the proposal with the Company’s Board of Directors.
On November 18, 2020, Mr. Carlson was contacted by an existing contact at an industry participant (which we refer to as “Party B”) regarding exploring a potential acquisition of the Company. Mr. Carlson requested that the parties enter into a non-disclosure agreement in order to facilitate confidential discussions. Mr. Carlson informed the Board of the contact by Party B at the Board meeting held on November 25, 2020, and later on that day SharpSpring entered into a non-disclosure agreement with Party B. The non-disclosure agreement did not include a standstill provision.
On November 25, 2020, the SharpSpring Board of Directors held a special meeting. All members of the Board were present as well as Aaron Jackson, SharpSpring’s Chief Financial Officer. The Board discussed the opportunity to acquire Party A’s product. The Board unanimously decided not to move forward with such a purchase at that time due to the similarities of each company’s product. Additionally, the Board discussed a potential capital raise and the evaluation of other strategic alternatives for the Company. The Board unanimously agreed to proceed with a capital raise during the fourth quarter of 2020 to fund ongoing operations and potential growth opportunities (with which JMP Securities did not assist SharpSpring) and, upon successful completion of the proposed capital raise, to move forward with an engagement with JMP Securities to be its financial advisor to provide certain investment banking and other services relating to Project Groove. The Board’s decision to engage with JMP Securities over other investment banks was based on JMP Securities’ experience in the small and midsize business technology sector and perceived ability to facilitate a strategic alternatives process that would increase shareholder value.
On November 30, 2020, Company management had an introduction call with members of Party B’s management to discuss the product and business plans for each company. Both parties agreed that the next step was to have a demonstration of the SharpSpring product.
Also on November 30, 2020, representatives of an industry participant (which we refer to as “Party C”) contacted Mr. Carlson on a preliminary basis regarding exploring a potential acquisition of SharpSpring. Mr. Carlson requested that a non-disclosure agreement be put in place in order to facilitate continued confidential conversations.
On November 30, 2020, SharpSpring engaged Godfrey & Kahn, S.C. (“Godfrey & Kahn”) as outside counsel in connection with the matters described in this section.
In December 2020, Potential Acquiree A, with which SharpSpring had maintained intermittent contact since October 2020, received an acquisition offer from a third party and informed SharpSpring that Potential Acquiree A’s investors were in favor of pursuing that offer. SharpSpring discontinued all due diligence efforts at this time as Potential Acquiree A pursued the third-party offer, which was ultimately signed.
During the month of December 2020, the Company and Party B provided each other with high-level due diligence information regarding their respective businesses and products.
On December 10, 2020, SharpSpring entered into a non-disclosure agreement with Party C. The non-disclosure agreement did not include a standstill provision. On December 11, 2020, Company management had a preliminary conversation with representatives of Party C discussing Party C’s interest in SharpSpring and objectives in reaching out to SharpSpring.
On December 16, 2020, SharpSpring announced the underwritten public offering of 1.0 million shares of its common stock at a price to the public of $15.00 per share, with Mr. Carlson granting to the underwriters a 30-day over-allotment option to purchase of to 150,000 additional shares of common stock at the public offering price. The transaction closed on December 18, 2020, and the underwriters exercised the over-allotment option in full. The intended use of the approximately $13.9 million of net proceeds from the transaction included general corporate purposes, the funding of ongoing operations and growth initiatives (including all or a portion of the cost of acquisitions) and for working capital purposes.
Also on December 16, 2020, at the request of Party C, SharpSpring entered into a non-disclosure agreement with Party C’s controlling private equity sponsor to better facilitate conversation. The non-disclosure agreement did not include a standstill provision.
On December 18, 2020, Party B and members of SharpSpring’s management engaged in a preliminary discussion regarding the potential for a business combination between the parties. Party B expressed a desire to provide a non-binding letter of intent in early January, which would include pro forma ownership considerations and proposals for the post-merger structure of the combined company.
Also on December 18, 2020, members of SharpSpring’s management and Board of Directors met with representatives of Party C as well as Party C’s private equity sponsor, to discuss the Company’s business and prospects. Potential economic terms of a potential transaction, including form of consideration, were not discussed at the meeting.
During the remainder of December, the Company and Party B exchanged diligence materials.

On December 22, 2020, SharpSpring entered into an engagement letter with JMP Securities whereby SharpSpring retained JMP Securities as its exclusive financial advisor to provide certain investment banking and other services in connection with the possible acquisition by SharpSpring of one or more target companies, or a third-party acquisition of SharpSpring.
On December 22, 2020, management met with representatives of JMP Securities to begin the process of evaluating strategic alternatives for SharpSpring.
On January 4, 2021, Mr. Carlson and Mr. Miller had additional conversations with representatives of Party B’s management to discuss product fit and the intent of both parties to continue. During this call, the representatives of Party B expressed the desire to structure a reverse merger transaction pursuant to which Party B would merge with SharpSpring and SharpSpring would continue as a publicly traded company and issue shares to Party B’s stockholders as consideration for the transaction.
On January 6, 2021, Mr. Miller communicated to Mr. Carlson concerns regarding the potential transaction with Party B based on preliminary discussions to date, including relating to Party B’s recent financial performance and potential value for SharpSpring’s stockholders.
On January 7, 2021, Mr. Carlson and Mr. Miller held a call with the CEO of Party B to relay SharpSpring’s concerns about the potential combination of the companies.
On January 19, 2021, management of the Company met with representatives of JMP Securities to discuss SharpSpring’s forecast and for calendar years 2021 and 2022 and the Company's prospects.
On January 21, 2021, Mr. Carlson and Mr. Jackson met with representatives of JMP Securities to review and analyze the updated financial model for calendar years 2021 and 2022 on which SharpSpring intended to base its final budget for 2021, which had been updated on an ongoing basis in accordance with SharpSpring’s regular practices.
During the course of January and through February of 2021, Party C engaged in business and product due diligence with respect to the Company.
On January 25, 2021, a representative from Party B communicated to Mr. Carlson that Party B had determined to discontinue conversations with SharpSpring, primarily due to the recent increase in the stock price of the Company and Party B’s desire to pursue other opportunities.
On January 29, 2021, the Board held a regular meeting. Management reviewed with the Board the Company’s results for 2020 and SharpSpring’s proposed 2021 budget and 2021 forecast. With respect to 2020 results, the Board and management discussed fourth quarter 2020 results and trends in early 2021. Management stated that the Company’s sales for the fourth quarter of 2020 were below 2020 plan by 41%, due primarily to the impact from COVID-19. Management also noted that the resulting sales levels would have a continuing impact on the Company’s growth rate into 2021, that customer acquisition costs had increased significantly above what was anticipated in the Company’s 2020 budget, and that the remote work environment had added upward pressure on salaries as the Company sought to continue to hire qualified candidates to fill open positions in a highly competitive market for a limited number of candidates. Management then reviewed with the Board the 2021 budget, including the assumptions included therein. Following discussion, the Board approved use of the 2021 budget, including the 2021 forecast, as presented by management (the “January 2021 Budget”), a summary of which is included in “The Merger —  Certain Financial Projections” beginning on page 50 of this proxy statement. Management does not as a matter of course prepare forecasts for a forecast period of more than one or two years, and the Board does not ordinarily review forecasts for a period of more than one year. Management provided the Board with updates regarding the Project Groove process, including with respect to the status of the communications from Party A, Party B and Party C. The Board reviewed the potential strategic transactions that the Company could explore. Following discussion, it was the consensus of the Board that a potential sale of the Company was likely to provide greater value to the Company’s stockholders than the other strategic transactions the Board had considered. The Board discussed the Company’s prospects as reflected in the January 2021 Budget and Projections and determined that in light of the ongoing challenges to SharpSpring’s business that had been discussed at this and previous meetings, the Company should continue with the Project Groove process, with heightened focus on a potential sale of SharpSpring (as opposed to other strategic transactions such as significant acquisition by SharpSpring or joint venture) as potentially the best alternative for SharpSpring and its stockholders relative to other third party strategic transactions.
Between February 3, 2021 and May 16, 2021 — primarily in February and March of 2021 —  representatives of JMP Securities contacted 80 potential acquirers to discuss the opportunity to acquire SharpSpring, as part of the Project Groove process. Representatives of JMP Securities did not reveal the identity of SharpSpring to any of the contacted parties until the party signed a non-disclosure agreement.
Of the 80 potential acquirers, two were financial sponsors and 78 were industry participants. Twenty-five of the 80 parties did not respond to the initial outreach from JMP Securities, eight did not respond after initial conversations with representatives of JMP Securities and 33 of the 80 parties that responded indicated that they were not interested in entering into a non-disclosure agreement or pursuing a transaction before learning the Company’s identity. Four of the 80 parties contacted signed a non-disclosure agreement but indicated they were not interested in proceeding sometime after learning the identity of the Company. Three of the 80 parties contacted signed a non-disclosure agreement but remained unresponsive on proceeding. An affiliate of Parent and Parties D through I, as described below, entered into non-disclosure agreements and indicated an interest in proceeding after learning the identity of the Company. Eleven of the 14 non-disclosure agreements included standstill provisions, all of which automatically terminated upon signing of the Merger Agreement. Of these potential acquirers, only Parent submitted an indication of interest or letter of intent containing a potential price range or other material terms of a proposed transaction.
On February 3, 2021, representatives of JMP Securities contacted representatives of a publicly-traded industry participant (which we refer to as “Party D”) to gauge Party D’s interest in exploring a potential transaction with SharpSpring. On February 12, 2021, the Company and Party D entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information.
Also on February 3, 2021, representatives of JMP Securities contacted representatives of an industry participant (which we refer to as “Party E”) and Party E’s controlling private equity sponsor to gauge Party E’s interest in exploring a potential transaction with SharpSpring.
On February 4, 2021, representatives of JMP Securities contacted representatives of an industry participant (which we refer to as “Party I”) to gauge Party I’s interest in exploring a potential transaction with SharpSpring. Thereafter, Party I indicated that it was interested in evaluating a potential transaction, but was otherwise occupied and would not be able to devote sufficient resources to the analysis until later.
Also on February 4, 2021, representatives of JMP Securities contacted representatives of an industry participant (which we refer to as “Party F”) to gauge Party F’s interest in exploring a potential transaction with the Company.
On February 23, 2021, members of SharpSpring’s management and representatives of JMP Securities met with representatives of Party D. On March 2, 2021, Party D informed JMP Securities that it was withdrawing from the process to pursue other opportunities.
On February 25, 2021, representatives of JMP Securities contacted representatives of an industry participant (which we refer to as “Party G”) to gauge Party G’s interest in exploring a potential transaction with the Company.
On March 4, 2021, the Company and Party E entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information.
On March 12, 2021, representatives of JMP Securities contacted representatives of an industry participant (which we refer to as “Party H”) to gauge Party H’s interest in exploring a potential transaction with the Company. On March 26, 2021, the Company and Party H entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information.
Also on March 12, 2021, representatives of JMP Securities initially contacted representatives of Parent to inquire whether it would be interested in exploring a potential acquisition or other strategic transaction with the Company. On March 24, 2021, the Company and an affiliate of Parent entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information.

On March 15, 2021, Mr. Carlson had a telephonic meeting with the CEO of Party C after Party C’s Board of Directors meeting. The CEO of Party C informed Mr. Carlson Party C would not be continuing forward with the process as Party C wanted to focus on a different strategic direction.
On March 17, 2021 representatives of JMP Securities met with representatives of Parent to gauge its interest in exploring a potential transaction with the Company.
On March 18, 2021, Mr. Carlson, Mr. Jackson and representatives of JMP Securities met with representatives of Party E and Party E’s controlling private equity sponsor. Party E indicated it was looking for a strategic alternative to meet the growing demand for a singular all-in-one sales and marketing platform solution. Mr. Carlson and Mr. Jackson discussed with the representatives of Party E the potential product fit between the two parties. Without conducting further diligence, representatives of Party E informed JMP Securities of Party E’s decision not to continue in the process on March 30, 2021 as their product line included too much overlap with SharpSpring, which, in their view, limited the upside of a potential acquisition.
On March 19, 2021, the Company and Party G entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information. On March 25, 2021, Mr. Carlson, Mr. Jackson and representatives of JMP Securities met with representatives of Party G and discussed Party G’s business model and how that would fit with SharpSpring’s business model and customer base. On April 6, 2021, representatives of Party G informed representatives of JMP Securities of Party G’s decision not to continue forward in the process as, in their view, the synergies between customer bases was limited and an acquisition would not provide value above a standalone business.
On March 20, 2021, the Company and Party F entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information. On March 23, 2021, Mr. Carlson, Mr. Jackson and representatives of JMP Securities met with representatives of Party F and discussed how SharpSpring’s product would fit into Party F’s current offerings. On April 6, 2021, representatives of Party F informed representatives of JMP Securities of Party F’s decision not to continue in the process due to SharpSpring not being at the scale that fits Party F’s business model.
On March 22, 2021, Mr. Jackson met with representatives of JMP Securities to review potential synergies that would be realized through an acquisition by another company.
On March 29, 2021, Mr. Carlson and Mr. Jackson met with representatives of Parent to discuss Parent’s presence in the business-to-business software space and how SharpSpring might be a fit with their other current holdings, including Parent.
On April 1, 2021, Mr. Carlson, Mr. Jackson and representatives of JMP Securities met with representatives of Party H.
On April 6, 2021, Mr. Carlson, Mr. Jackson and representatives of JMP Securities met with representatives of Parent to discuss the product set and go-to-market strategy of SharpSpring. Additionally, Mr. Carlson led a conversation on SharpSpring’s current sales levels and the potential synergies between SharpSpring and Parent.
On April 8, 2021, Mr. Carlson completed a demonstration of the SharpSpring platform for representatives of the Party H. Subsequently, Party H did not respond to inquiries from JMP Securities regarding any interest to proceed with the process.
On April 14, 2021, Mr. Carlson completed a demonstration of the SharpSpring platform for representatives Parent.
On April 15, 2021, SharpSpring’s Chief Technology Officer, Travis Whitton, and other members of SharpSpring’s development organization led a review of the SharpSpring platform’s technical infrastructure with representatives from Parent.
On April 19, 2021, representatives of JMP Securities requested from Parent the submission of an initial indication of intent by May 3, 2021. No other parties were actively engaged in discussions regarding a potential acquisition of SharpSpring at this point.

On April 22, 2021, Mr. Jackson and Mr. Carlson met with representatives of JMP Securities to review potential synergies and cost savings in the event of a successful transaction.
On April 26, 2021, Mr. Jackson and Mr. Carlson met with representatives of Parent to review the functional organization structure of the Company in detail.
On April 29, 2021, Mr. Jackson and Mr. Carlson met with Parent to review SharpSpring’s historical cohort performance, financial performance, and details of its income statement.
On April 30, 2021, Mr. Carlson and Frank Vella, CEO of Parent, had a one-on-one telephonic conversation to discuss Parent’s intentions to provide an indication of interest, but that it would not be able to deliver it prior to the May 3, 2021, deadline. Mr. Carlson verbally agreed to the additional time required to provide the indication of interest.
Also on April 30, 2021, the Company’s Board of Directors held a regular meeting, during which the Board discussed regular quarterly updates on the Company, including, among other topics, financial results, business priorities, human resources status and corporate development matters. Management reviewed the Company’s results to date and trends against the January 2021 Budget. As part of the review, management noted (a) continued low sales achievement and COVID-19-impacted attrition in previous quarters was negatively impacting SharpSpring’s monthly recurring revenue, which management stated it expected would have a long-term negative affect on the Company’s growth rate through at least the end 2021; (b) continued sales management issues, which had negatively impacted 2020 and first-quarter 2021 sales and were not directly related to the COVID-19 pandemic; and (c) various risks, including concerns about attracting and retaining new employees in light of the COVID-19 pandemic, the related remote working environment, and a limited pool of experienced talent within SharpSpring’s geographic location. Management noted that for the first quarter, the Company’s revenue was approximately 4% below the January 2021 Budget, and that new customers had decreased 41% compared to the January 2021 Budget, which was anticipated to have a continued impact through the remainder of 2021. The meeting also included an update on the status of Project Groove, noting that of the 80 parties contacted to date, the only party that in active discussions with the Company regarding a potential transaction was Parent.
On May 4, 2021, Parent provided representatives of JMP Securities with a preliminary, non-binding indication of interest with respect to the potential acquisition of SharpSpring. The indication of interest included Parent’s proposal to acquire all of the outstanding shares of SharpSpring at a price range of $17.00 to $19.00 per share, assuming fully diluted shares outstanding of 13.7 million shares at the top end of the range, which represented between a 7% and 19% premium to the 30-day volume-weighted average share price of $15.96 as of April 20, 2021.
On the evening of May 4, 2021, the Board of Directors held a special meeting to discuss the indication of interest received from Parent. All members of the Board were present, as well as Mr. Jackson, a representative of Godfrey & Kahn and representatives of JMP Securities. The Board discussed the details of the indication of interest and strategies for setting a counteroffer price and moving forward with the dialogue with Parent. The Board agreed that SharpSpring would also require additional detail about the incremental information and other requirements that Parent would need fulfilled in order to move toward a transaction. At the conclusion of the discussion, the Board instructed Mr. Carlson to continue working with representatives of JMP Securities to move the process forward and attempt to obtain a higher and more specific price, with guidance and input from the Board as necessary. The Board discussed the strategic alternatives that the Company could explore, including the alternative of remaining independent. The Board agreed that the Project Groove process should continue on course during these further discussions with Parent, continuing to focus on a potential sale of the Company, since efforts to explore other strategic alternatives (to remaining independent) did not appear likely to result in superior value for the Company and its stockholders relative to the sale of the Company at the value outlined in Parent's indication of interest.
On May 5, 2021, Mr. Carlson and Mr. Jackson met with representatives of JMP Securities to discuss the results of the prior day’s Board meeting and the process to continue forward with a potential transaction with Parent and review the status of previous discussions with potential acquirers to date.
On May 6, 2021, Mr. Carlson and Mr. Vella had a one-on-one conversation affirming each party’s continued interest following the May 4, 2021 non-binding indication of interest, and further discussing the price range proposed by Parent and the required next steps to potentially sign a letter of intent.

On May 6, 2021, the Board of Directors held a special meeting to further discuss the May 4, 2021, non-binding indication of interest from Parent. All members of the Board were present as well as Mr. Jackson and a representative of Godfrey & Kahn, who addressed process-related matters, including the Board’s fiduciary duties in connection with the process, and responded to questions from the Board of Directors. At the request of the Board, representatives of JMP Securities were also present. Representatives of JMP Securities presented to the Board an update on the Project Groove process, including, among other things: an overview of the digital marketing industry; JMP Securities’ perspectives on the market’s perception of the Company; the general state of mergers and acquisitions activity; and the specific terms of the May 4, 2021 indication of interest from Parent. The presentation also included a discussion of SharpSpring’s market position and JMP Securities deal team’s preliminary financial analysis based on then-current Wall Street research consensus estimates and other publicly available information. Based on these discussions, the good faith nature of the indication of interest and the ongoing challenges facing SharpSpring, the Board unanimously decided to continue on course with discussions with Parent, including a potential counteroffer, as discussed in the May 4, 2021 Board meeting.
On May 10, 2021, the SharpSpring Audit Committee of the Board met to review the Company’s earnings release for the first quarter ended March 31, 2021. Management noted that, while the Company was performing below the January 2021 Budget, based on recurring revenue from the Company’s current customer base and performance results tracked through April 2021, management continued to believe the Company could achieve the $34 to $36 million of total revenue for the year ending December 31, 2021 guidance that it provided in connection with its 2020 earnings report in March of 2021.
On May 11, 2021, representatives of JMP Securities relayed to Mr. Carlson that representatives of Parent had informed representatives of JMP Securities that, while Parent had indicated an interest in continuing to pursue a transaction with SharpSpring, it would not be willing to do so at a price exceeding the range indicated in its May 4, 2021, proposal. Additionally, Parent indicated its intent to provide a letter of intent by June 1, 2021, at a price within the range provide in the May 4, 2021 indication of interest letter.
On May 12, 2021, representatives of Godfrey & Kahn reviewed with SharpSpring with a preliminary draft of a form of agreement and plan of merger to be presented to potential bidders for review in connection with Project Groove, which now focused on a sale of the Company.
On May 13, 2021, SharpSpring issued a press release reporting its financial results for the quarter ended March 31, 2021. The press release included a “2021 Financial Outlook” disclosure stating that SharpSpring expected total revenue for the year ending December 31, 2021 to range between $34 million and $36 million, based on recurring revenue from its current customer base and performance results tracked through April 2021.
In response to follow-up outreach from representatives of JMP Securities, on May 17, 2021, the Company and Party I entered into a confidentiality agreement to facilitate confidential discussions and the exchange of information. On May 18, 2021, Mr. Carlson presented a demonstration of the SharpSpring platform to representatives from Party I which was coordinated by representatives of JMP Securities in the days preceding.
Throughout the month of May, the Company provided Parent information regarding its business, products and prospects.
During the week of May 23, 2021, Mr. Carlson had several discussions with representatives of JMP Securities regarding the terms of a potential transaction with Parent and related matters. The discussions included the proposed response to Parent’s recent inquiry as to estimated transaction-related costs to be incurred by SharpSpring in connection with the proposed transaction, including legal and investment banking fees, directors’ and officers’ tail insurance, and transaction-related bonuses and similar compensation. As a result of these discussions, Mr. Carlson and representatives of JMP Securities agreed to schedule a meeting with Mr. Huey and Mr. Miller (and without Mr. Carlson) to discuss, on a preliminary basis, the potential for a transaction-related bonus pool (which we refer to as the “transaction bonus pool”) that could be implemented to induce certain employees of SharpSpring, including Mr. Carlson and other executive officers and employees, to remain with SharpSpring through the completion of the transaction process and continue to work toward a successful closing.

On May 25, 2021, representatives of JMP Securities provided to Parent an instruction letter for submitting a bid on June 1, 2021.
On May 26, 2021, Party I communicated to JMP Securities its decision not to proceed in the process, due to differences in their respective target customer audiences.
On May 30, 2021, Mr. Huey and Mr. Miller, along with a representative of Godfrey & Kahn, participated in a conference call with representatives of JMP Securities regarding the need to retain key employees during the pendency of any potential transaction and the potential for a transaction bonus pool intended to incentivize participants to remain with SharpSpring through the completion of the transaction and continue to work toward a successful closing. After discussing with representatives of JMP Securities the potential merits of a transaction bonus pool and various considerations relating to the proposed aggregate amount of the pool, including the potential inclusion of Mr. Carlson and other SharpSpring executive officers in the pool. In subsequent discussions, Mr. Huey and Mr. Miller expressed support in concept for a transaction bonus pool in the aggregate amount of $1.5 million, $1.0 million of which would be payable to Mr. Carlson, to be further discussed with representatives of JMP Securities and with members of the full Board of Directors of SharpSpring.
On May 31, 2021, representatives of JMP Securities provided Parent with an estimate of transaction-related expenses to be incurred by SharpSpring in connection with a potential transaction. Also on May 31, 2021, representatives of each of Godfrey & Kahn, Sidley Austin LLP (“Sidley”), outside counsel to Parent, and JMP Securities participated in an initial conference call to discuss the proposed structure and timing of a potential transaction between SharpSpring and Parent.
On the morning of June 2, 2021, SharpSpring received a non-binding letter of intent from Parent. The letter of intent contained a proposal to acquire all of the outstanding capital stock of SharpSpring for $17.00 per share, assuming approximately 13.7 million shares issued and outstanding on a fully diluted basis. The proposed price represented a 25% premium to the SharpSpring closing price of $13.65 per share on May 28, 2021. The proposal assumed that transaction-related expenses incurred by the Company, including legal and investment banking fees, directors’ and officers’ tail insurance, and all transaction-related management bonuses and other similar compensation, would not exceed $10.0 million. The proposal also included an outline of customary contract terms including, but not limited to: non-solicitation provisions with a “fiduciary out” enabling the Board to terminate the transaction prior to obtaining stockholder approval to accept a qualifying superior proposal (subject to compliance with customary deal protection terms); termination fees payable by the Company and Parent equal to 3.0% and 5.0%, respectively of the equity value of the transaction if the potential merger agreement were terminated under certain circumstances; customary voting and support agreements from certain officers, directors and large stockholders; and customary closing conditions. Parent’s proposal also contemplated that the Company would agree to exclusive discussions with Parent to induce Parent to expend additional time and resources evaluating the potential acquisition.
Later on June 2, 2021, the Board of Directors held a special meeting. All members of the Board were present as well as Mr. Jackson and representatives of Godfrey & Kahn. Management informed the Board that Party I had declined to continue to evaluate a potential transaction with the Company, that parties other than Parent were engaged in continuing discussions with the Company regarding a potential transaction and that there were no other parties identified by JMP Securities or management as likely to be interested in pursuing a transaction with the Company. Management and representatives of Godfrey & Kahn reviewed with the Board the terms of the letter of intent. The Board and management discussed estimates of the Company’s performance in May of 2021 and the impact that those results had on management’s views of the remainder of 2021 and beyond. Management noted that the sales recovery management previously expected to occur in May did not happen and it now appeared that June customer and revenue pipeline was not going to be as strong as management previously believed. The Board and management also discussed other trends adversely affecting the business. After discussion, the consensus of the Board was that the proposed price and the proposed exclusivity period were within a range the Board deemed acceptable to enter into exclusivity, and that in light of the challenges relating to recurring revenue, sales growth, human resources and increasing competition that had been discussed at previous meetings, and the uncertain duration of such challenges, the relatively high degree of certainty of completion of a transaction with Parent if signed and the certainty of value presented from Parent’s proposal, SharpSpring should continue to pursue a transaction with Parent, including agreeing to a short period of exclusive discussions.
The independent members of the Board continued the discussion at the June 2, 2021 meeting in executive session without Mr. Carlson or other members of management, and discussed seeking to have Parent increase the proposed merger consideration to $17.25 per share. As part of the discussion, the independent members of the Board noted the prior conversation in which Parent indicated that it was unwilling to increase their purchase price above $17.00 per share and concern that insisting on a higher purchase price could result in Parent and its representatives terminating negotiations. Separately, the independent members of the Board in executive session noted additional capacity for transaction-related assumed in the letter of intent, and considered the need to retain key employees during the pendency of the potential transaction and the possibility of increasing the transaction bonus pool from the aggregate amount of $1.5 million, which had been previously discussed by Mr. Huey and Mr. Miller, to $3.0 million in order to increase the number of SharpSpring employees who could be induced to remain with SharpSpring through the completion of the transaction and continue to work toward a successful closing (with no increase to the previously contemplated payment to Mr. Carlson or other executives in connection with the transaction bonus pool). After additional discussion about their desire to move forward expeditiously and the relatively modest potential risk that the additional requests to Parent could imperil the proposed transaction, the consensus of the directors present at the conclusion of the executive session was that Mr. Huey would instruct Mr. Carlson to obtain JMP Securities’ viewpoint on the magnitude of the potential risk associated with the additional requests and, assuming the risk was modest, to proceed, with the assistance of representatives of JMP Securities, with a request to Parent to increase the proposed merger consideration to $17.25 per share and to inform Parent of the revised estimate of transaction expenses, while reaffirming that aggregate transaction-related expenses incurred by SharpSpring would remain within Parent’s assumed $10.0 million of transaction-related expenses to be incurred by the Company. After the executive session concluded, Mr. Huey communicated the instructions to Mr. Carlson by telephone.
On the evening of June 2, 2021, and the morning of June 3, 2021, communications ensued among Mr. Carlson, the Board of Directors and representatives of JMP Securities regarding the Board’s proposed requests to Parent with respect to the terms set forth in the June 2, 2021 letter of intent. Representatives of JMP Securities expressed their belief to Mr. Carlson, who in turn relayed it to the full Board, that the proposed message to Parent as instructed by the independent members of the Board would not present a material risk of Parent terminating negotiations. Representatives of JMP Securities communicated a request to representatives of Parent to increase the per share merger consideration. Separately, representatives of JMP Securities informed Parent of the Company’s intentions with respect to the aggregate amount of the transaction bonus pool. Following additional communications among Mr. Carlson, representatives of JMP Securities, Mr. Vella and other representatives of Parent, on the evening of June 3, 2021, Parent agreed to increase the proposed price per share to $17.10. Representatives of JMP Securities subsequently requested from representatives of Parent an additional increase in the price per share to $17.25, but representatives of Parent declined to further increase the price.
On June 3, 2021, representatives of Sidley delivered to Godfrey & Kahn a draft exclusivity agreement providing for a 14-day exclusivity period with an automatic extension of seven days if Parent was continuing its evaluation in good faith.
On June 4, 2021, the Board of Directors held a special meeting to continue the discussion of the June 2, 2021 non-binding letter of intent from Parent, and specifically to receive input from representatives of JMP Securities regarding the proposed terms of the letter of intent. All members of the Board were present, as well as Mr. Jackson and representatives of each of JMP Securities and Godfrey & Kahn. Mr. Carlson provided an update regarding the discussions with Parent. The representatives of JMP Securities presented to the Board an update on the process to date, the next steps in the process, an overview of the bid received, and an update of its preliminary financial analysis based on then-current Wall Street research consensus estimates and other publicly available information. The Board and management again discussed the Company’s results for the year to date, the fact that the results were below the January 2021 Budget, and the continued negative trends in the Company’s business. The Board concluded that, based on the factors discussed at previous meetings, the January 2021 Budget did not accurately reflect the likely performance of the Company in the future and accordingly instructed management to update the 2021 projections to be consistent with management’s and the Board’s expected performance of the business. Representatives of Godfrey & Kahn reviewed with the Board the draft exclusivity agreement, including its proposed term. Following this discussion, the Board authorized Mr. Carlson to move forward with an exclusivity agreement between the Company and Parent based on the updated proposal from Parent.
Following the Board meeting, on June 4, 2021, representatives of Godfrey & Kahn delivered a revised draft of the exclusivity agreement to Sidley limiting the exclusivity period to 14 days.
Following negotiations, on the evening of June 4, 2021, SharpSpring and Parent entered into an exclusivity agreement whereby SharpSpring agreed that it and its affiliates would, and would cause their respective affiliates to, cease any solicitations, discussions, requests or negotiations with any persons that may be ongoing with respect to any inquiry, proposal, discussions, submission or offer that constitutes or could reasonably be expected to lead to an acquisition proposal (other than Parent and its representatives acting in such capacity) during the period commencing on the June 4, 2021 and ending at 11:59 p.m. New York City time on June 21, 2021, unless extended by mutual written agreement of the parties.
Later on the evening of June 4, 2021, representatives of Godfrey & Kahn provided Sidley with an initial draft agreement and plan of merger.
On the evening of June 9, 2021, Godfrey & Kahn received a revised draft of the agreement and plan of merger from representatives Sidley.
Throughout the period of June 9 and June 18, 2021, Parent engaged in due diligence activities, including business and financial due diligence. On several occasions throughout that period, members of management discussed with Parent as part of such due diligence various operational and financial aspects of the Company.
On June 13, 2021, representatives of Godfrey & Kahn submitted a revised draft of the agreement and plan of merger to Sidley. From June 9, 2021 to signing, the Company, Parent and their respective advisors negotiated the terms of the merger agreement and ancillary agreements, including the Voting and Support Agreements.
On June 15, 2021, Mr. Carlson and Mr. Jackson met with representatives of JMP Securities to review April and May financial results including a review of the updated financial forecast to be presented to the Board of Directors.
On the afternoon of June 15, 2021, Mr. Carlson provided the Board of Directors with an update regarding the status of transaction issues and negotiations, along with the most recent draft of the agreement and plan of merger.
On June 17, 2021, Company management provided the Board of Directors with an updated version of management’s financial projections for its review, which were proposed to be used in connection with the financial analysis of JMP Securities.
On June 18, 2021, the Board of Directors held a special meeting to receive an update on the status of the proposed transaction with Parent and related information from representatives of JMP Securities. All members of the Board were present, as well as Mr. Jackson and representatives of each of JMP Securities and Godfrey & Kahn. Representatives of Godfrey & Kahn provided an update on open issues under the draft agreement and plan of merger and ancillary documents. The Board and management discussed the updated financial projections for 2021 as well as the forecasts the Company prepared for years 2022 through 2026 (which are summarized under “— Certain Financial Projections — Summary of Projected Financial Information” beginning on page 52 of this proxy statement), including the assumptions underlying such projections, the risks and upside opportunities not included in the projections. Management noted that the updated projections reflected the downward trend in sales activity recently observed by management. Representatives of JMP Securities reviewed with the Board the financial analysis underlying JMP Securities’ contemplated fairness opinion in connection with the proposed transaction. After a discussion among the Board members and representatives of each of JMP Securities and Godfrey & Kahn, during which such representatives responded to questions from the Board, the Board authorized the use of the updated projections in connection with the financial analysis of JMP Securities and instructed management to continue negotiations with Parent along the lines discussed during the meeting.
During the period from June 18, 2021 through June 21, 2021, the parties continued to provide and review due diligence materials, to prepare and negotiate disclosure schedules and to work toward resolution of open issues in connection with the proposed agreement and plan of merger.
On the evening of June 20, 2021, Mr. Carlson provided the Board with a brief update on the progress of the proposed transaction.
On June 21, 2021, the Board of Directors held a special meeting. All members of the Board were present, as well as Mr. Jackson and representatives of each of JMP Securities and Godfrey & Kahn. Representatives of Godfrey & Kahn reviewed the terms and conditions of the substantially final form of the agreement and plan of merger, Voting and Support Agreements and Restrictive Covenant, and described the terms and status of the proposed Retention Bonus Agreements to be entered into between Parent and certain executive officers and employees of SharpSpring. Representatives of Godfrey & Kahn reviewed with the Board the terms of the merger agreement and their fiduciary duties in considering the potential transaction. Representatives of JMP Securities then rendered an oral opinion, which was confirmed by delivery of a written opinion dated the same date, addressed to the Board of Directors, to the effect that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in JMP Securities’ written opinion, the Per Share Merger Consideration to be received by the holders of SharpSpring common stock in the Merger was fair, from a financial point of view, to such holders. Following additional discussion, the Board of Directors unanimously approved the Merger Agreement, the Voting and Support Agreements and the transactions contemplated thereby, as well as the recommendation to SharpSpring’s stockholders to vote in favor of the Merger Agreement, and other matters relating to the proposed transactions.
Following the Board meeting, the parties finalized the transaction agreements. Thereafter, SharpSpring, Parent and MergerSub executed the Merger Agreement, and the relevant parties entered into the Voting and Support Agreements and other ancillary documents.
On the morning of June 22, 2021, SharpSpring and Parent issued a press release announcing the execution of the Merger Agreement.
Reasons for the Merger; Recommendation of the Board of Directors
Recommendation of the Board of Directors
The Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable to, fair to and in the best interests of the Company and its stockholders; and (2) approved and deemed advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the approval and adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve and adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.
Reasons for the Merger
At a meeting held on June 21, 2021 the Board of Directors, by a unanimous vote of all directors, (a) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein, are fair to and in the best interests of the Company and its stockholders; (b) approved and declared advisable the Merger Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (c) directed that the Merger Agreement be submitted to the Company’s stockholders at a special meeting of the Company’s stockholders for their adoption as promptly as practical;

and (d) recommended that the Company’s stockholders vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL.
Before reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders, reaching its decision to approve and adopt the Merger Agreement, and making its recommendation, the Board of Directors consulted with its outside legal and financial advisors and with the Company’s senior management team. In reaching its recommendation, the Board of Directors considered a number of factors including, but not limited to, the following material factors that the Board believes support its decision to enter into the Merger Agreement and consummate the Merger (which factors are not necessarily presented in order of relative importance):
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Best Alternative for Maximizing Stockholder Value.   The Board of Directors believed that receipt of the Per Share Merger Consideration of $17.10 per share in cash was more favorable to the Company stockholders than the likely value that would result from other potential strategic alternatives, including remaining independent. This decision was based on, among other things, the Board of Directors’ assessment of:

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the Company’s historical operating and financial performance;

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the Company’s competitive position, and the competitive risks to the Company’s business from existing and new entrants to the Company’s industry;

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the advantages of entering into the Merger Agreement in comparison with the risks and uncertainties of remaining independent, including risks related to the Company’s future prospects, including the downward trend in sales activity observed by management in May 2021, and management’s uncertainty as to the potential duration of this downward trend; risks related to executing the Company’s business plan as a standalone company; the risks inherent in the Company’s industry; risks in the economy and capital markets as a whole; and the various additional risks and uncertainties that are described in the Company’s most recent annual report on Form 10-K filed with the SEC;

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the possible alternatives to the Merger and the feasibility, risks, and uncertainty associated with each alternative; and

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the Board of Directors’ belief that the process conducted by the Company had resulted in the highest price reasonably available to the stockholders of the Company.

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Attractive Value.   The Board of Directors concluded that the consideration of $17.10 per share represented the highest valuation reasonably attainable by the Company, and an opportunity for the Company’s stockholders to receive a significant premium over the market price of the Company common stock. The Board of Directors reviewed the historical market prices, volatility and trading information with respect to the Company common stock, and the active sale process undertaken by the Company, including:

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the fact that the $17.10 per share price to be paid in cash in respect of each share of Company common stock represents an approximately 21% premium over its closing share price on June 21, 2021, the day of the Merger Agreement and the last full trading day prior to the public announcement of the Merger;

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the fact that JMP Securities at the Board of Directors’ instruction, contacted eighty (80) prospective buyers regarding a potential acquisition and that of these prospective buyers, only fourteen (14) parties signed non-disclosure agreements to review due diligence information and only Parent submitted a proposal to acquire the Company;

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the fact that the Company actively solicited increases in the offer made by Parent;

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the fact that the Board of Directors believed that, based on the negotiations with Parent and its affiliates and advisors, the Per Share Merger Consideration represented the highest price per share of Company common stock that Parent and its affiliates were willing to pay; and

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the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with Parent and distracted senior management from implementing the Company’s business plan.

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Greater Certainty of Value.   The proposed consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders. The receipt of cash consideration also eliminates for our stockholders the risk attendant to the continued execution of our business on a stand-alone basis and the risk related to exposure to volatile financial markets generally.

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Likelihood of Completion.   The likelihood that the Merger will be consummated, particularly in view of the terms of the Merger Agreement, including the closing conditions therein, based on, among other things:

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the fact that the Merger will be financed with Parent’s existing balance sheet cash and existing credit facility, and Parent has agreed, in the event that such funds become unavailable, it will use its reasonable best efforts to obtain other debt financing on terms not materially less favorable, in the aggregate, to Parent than those under its existing facility, which in the reasonable judgment of the Board of Directors, increases the likelihood of the Merger being completed;

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that the Merger is not subject to any financing-related closing condition;

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the limited number of conditions to the Merger;

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the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $11,709,392 reverse termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation pursuant to and subject to the terms of the limited guarantee; and

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the relative likelihood of obtaining antitrust clearance and Parent’s obligation to effect remedies to obtain antitrust clearance.

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Receipt of Opinion from JMP Securities LLC.   The financial analyses presented to the Board of Directors by JMP Securities, as well as the opinion of JMP Securities to the effect that, as of June 21, 2021 and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the Per Share Merger Consideration to be received by the holders of SharpSpring common stock in the Merger was fair, from a financial point of view, to such holders. See “The Merger — Opinion of JMP Securities LLC” beginning on page 45 and the full text of such opinion is attached to this proxy statement as Annex B.

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Terms of Merger Agreement.   The terms and conditions of the Merger Agreement, including the Company’s ability to consider and respond to, under certain circumstances specified in the Merger Agreement, unsolicited acquisition proposals from third parties (as more fully described under the heading “The Merger Agreement (Proposal One) — Restrictions on Solicitation of Other Offers”), and the Board of Directors’ right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal (as more fully described under the heading “The Merger Agreement (Proposal One) — Termination”), subject to certain match rights in favor of Parent and upon payment of a termination fee to Parent of $7,046,778, as described under “The Merger Agreement (Proposal One) — Effect of Termination” beginning on page 85.

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Required Stockholder Approval.   The Merger Agreement is subject to adoption by the Company’s stockholders, who are free to reject the Merger Agreement.

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Voting Agreement.   The Board of Directors considered that certain stockholders of the Company entered into a voting and support agreement obligating them to vote shares of Company common stock aggregating to 13.2% of the outstanding shares of Company common stock as of June 21, 2021 in favor of, among other things, the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and that the voting agreement terminates upon, among other things, a Company Board recommendation change.

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Appraisal Rights.   The Board of Directors considered the fact that stockholders who properly exercise and perfect their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

The Board of Directors also weighed the factors described above against the following factors and risks that generally weighed against entering into the Merger Agreement (which factors and risks are not necessarily presented in order of relative importance):
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No Stockholder Participation in Future Growth or Earnings.   The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

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Effect of Failure to Complete Transactions.   While the Company expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and thus it is possible that the Merger may not be completed in a timely manner or at all. If the Merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer and supplier relationships, (ii) the trading price of shares of Company common stock would likely be adversely affected and (iii) the market’s perceptions of the Company’s prospects could be adversely affected.

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Closing Conditions.   The fact that completion of the Merger is subject to antitrust clearance in the United States and the satisfaction of certain other closing conditions, which conditions are not entirely within the Company’s control.

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Risk Associated with Financing.   The risk that the Merger might not be consummated in a timely manner or at all, including the risk that the Merger will not occur if the financing, as described under the caption “The Merger — Financing of the Merger,” is not obtained.

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Interim Restrictions on Business.   The focus and resources of the Company’s management may become diverted from other important business opportunities and operational matters while working to implement the Merger, and the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the Effective Time of the Merger, which could adversely affect the Company’s business.

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Risk of Litigation.   There is a risk of litigation arising in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement.

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Taxable Consideration.   The Merger will be a taxable transaction to the Company’s stockholders that are U.S. holders (as defined under the heading “The Merger — U.S. Federal Income Tax Consequences of the Merger” below) for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the Merger.

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No Solicitation.   The terms of the Merger Agreement prohibit the Company and its representatives from soliciting third party bids and Parent has the right to match an unsolicited third party bid if made, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

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Termination Fee and Expenses.   The possibility that if the Merger is not consummated, subject to certain limited exceptions, we will be required to pay our own expenses associated with the Merger Agreement and the transactions contemplated thereby and, under certain circumstances, to pay Parent a termination fee of $7,046,778 in connection with the termination of the Merger Agreement.

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in their recommendations with respect to the Merger Agreement. See the section entitled “The Merger — Interests of the Company’s Directors and Named Executive Officers in the Merger” beginning on page 55.
The foregoing discussion of the information and factors considered by the Board of Directors in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.
Opinion of JMP Securities LLC
General
SharpSpring retained JMP Securities to serve as its financial advisor in connection with the Merger. The Board of Directors selected JMP Securities to provide an opinion based on JMP Securities’ qualifications, experience and reputation and its knowledge of the business and affairs of SharpSpring. At the meeting of the Board of Directors held on June 21, 2021, JMP Securities rendered an oral opinion, which was confirmed by delivery of a written opinion dated June 21, 2021, addressed to the Board of Directors to the effect that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the Per Share Merger Consideration to be received by the holders of SharpSpring common stock in the Merger was fair, from a financial point of view, to such holders.
The full text of JMP Securities’ written opinion, dated June 21, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JMP Securities in rendering its opinion is attached as Annex B to this proxy statement, and JMP Securities has consented to the inclusion of such opinion herein. You are urged to read JMP Securities’ opinion carefully and in its entirety. JMP Securities’ opinion is directed to the Board of Directors, addresses only the fairness, from a financial point of view, to the holders of SharpSpring common stock of the Per Share Merger Consideration in the Merger and does not address any other aspect of the Merger.
In connection with rendering its opinion, JMP Securities, among other things:
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reviewed certain publicly available financial statements and certain other business and financial information relating to SharpSpring furnished to JMP Securities;

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reviewed certain internal financial statements and other financial and operating data concerning SharpSpring, prepared by SharpSpring’s management;

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reviewed certain financial forecasts of SharpSpring prepared by SharpSpring’s management (for the purposes of this section, the “Financial Projections”), which are summarized under “The Merger — Certain Financial Projections” beginning on page 50 of the proxy statement;

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compared the financial performance of SharpSpring with that of certain other publicly-traded companies that JMP Securities believes are generally comparable to SharpSpring;

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reviewed the financial terms, to the extent publicly available, of certain acquisition transactions involving companies in lines of business that JMP Securities believes are generally comparable to SharpSpring;

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participated in discussions with members of the senior management of SharpSpring with respect to the business prospects and financial outlook of SharpSpring;

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reviewed the Merger Agreement draft dated as of June 20, 2021 and certain related documents; and

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performed such other analysis and considered such other factors as JMP Securities deemed appropriate.

In arriving at its opinion, JMP Securities, among other things, assumed and relied upon, without independent verification, the accuracy and completeness of all information and data that was publicly available or furnished to, or otherwise reviewed by or discussed with, JMP Securities. JMP Securities further relied upon the assurance of SharpSpring’s management that it was not aware of any facts or circumstances that would make any of such information inaccurate or misleading. With respect to the financial forecasts of SharpSpring, SharpSpring’s management advised JMP Securities, and JMP Securities assumed, that the forecasts had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of SharpSpring’s management as to the future financial performance of SharpSpring and other matters covered thereby. JMP Securities was not engaged to assess the reasonableness or achievability of the forecasts of SharpSpring or the assumptions on which they were based and expressed no view as to such forecasts or assumptions.
For purposes of rendering its opinion, JMP Securities assumed that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. JMP Securities assumed that the final form of the Merger Agreement will not vary materially from the last draft of the Merger Agreement reviewed by it and that the Merger will be consummated substantially on the terms described in such draft, without any amendment or waiver of material terms or conditions. JMP Securities also assumed that all necessary governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining those consents and approvals no costs or restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.
JMP Securities is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of SharpSpring and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. JMP Securities is not in the business of appraising tangible assets and did not make any independent valuation or appraisal of any or all of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of SharpSpring, nor had it been furnished with any such valuations or appraisals. In addition, JMP Securities did not evaluate the solvency of any party to the Merger Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. JMP Securities’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to JMP Securities, as of the date of the opinion. As the Board was aware, the credit, financial and stock markets, and the industries in which SharpSpring and other companies that JMP Securities utilized in its analyses operated, had experienced, and continued to experience volatility, and JMP Securities expressed no opinion or view as to any potential effects of such volatility on SharpSpring or other companies that JMP Securities utilized in its analyses (or their respective businesses) or the Merger (including the contemplated benefits thereof). Additionally, events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it, and JMP Securities did not assume any obligation to update, revise or reaffirm the opinion.
JMP Securities was not requested to consider, and its opinion does not address, SharpSpring’s underlying business decision to enter into the Merger Agreement and pursue the Merger, or the relative merits of the Merger as compared to any alternative business strategies that might have existed for SharpSpring or the effect of any other transaction in which SharpSpring might have engaged. JMP Securities was not requested to consider, and its opinion does not address, the non-financial terms of the Merger Agreement or the Merger, nor did it address the terms of any of the related agreements to be entered into by the parties. JMP Securities’ opinion addresses only the Per Share Merger Consideration to be received by the holders of SharpSpring common stock in the Merger. Furthermore, JMP Securities expressed no opinion with respect to the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Per Share Merger Consideration to be paid to the holders of SharpSpring common stock in the Merger or otherwise, or with respect to the fairness of any such compensation.
The following is a summary of the material financial analyses performed by JMP Securities in connection with its opinion as presented to the Board. Although each analysis was provided to the Board, in connection with arriving at its opinion, JMP Securities considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by JMP Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.
For purposes of its analyses, JMP Securities reviewed a number of financial metrics, including, “enterprise value,” or “EV,” calculated as the value of the relevant company’s outstanding equity securities

(taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness and preferred stock, less the amount of unrestricted cash on its balance sheet), as of a specified date.
Unless the context indicates otherwise: (a) the closing prices for the common equity of the selected publicly traded marketing technology companies and SharpSpring common stock were based on the market values of such companies’ common equity using closing prices on June 17, 2021; (b) net debt for (i) SharpSpring was based on such amount as of March 31, 2021, which amount excluded (A) operating lease liabilities of approximately $8 million and (B) SharpSpring’s Paycheck Protection Program loan (“PPP Loan”) of approximately $3.2 million, which was forgiven on June 15, 2021 and (ii) the selected companies were based on the most recent net debt amounts publicly available as of June 17, 2021; (c) the enterprise values for the target companies included in the selected precedent transactions were based on the implied value of the applicable target company’s common equity using the implied purchase price paid for such target company’s common equity in the applicable transaction and the net debt amounts for such companies were as of (i) such target company’s most recently reported quarter end immediately prior to the announcement of the applicable transaction (in the case of transactions involving the acquisition of public companies), or otherwise (ii) the publicly announced enterprise value for the target company at the time of announcement of the applicable transaction; and (d) per share amounts for SharpSpring common stock were based on diluted shares outstanding as of May 25, 2021 calculated using the treasury stock method. Unless the context indicates otherwise: (a) estimates of revenue for calendar years 2021 (“CY2021E”) and 2022 (“CY2022E”) for the selected companies were based on mean consensus Wall Street analyst estimates available as of June 17, 2021; and (b) estimates for SharpSpring were based on the Financial Projections.
Discounted Cash Flow Analysis
JMP Securities performed a discounted cash flow (“DCF”) analysis of SharpSpring by calculating the estimated net present value of the after-tax free cash flows of SharpSpring as of March 31, 2021, based on the Financial Projections. Such projections assumed that SharpSpring would incur zero taxes during the length of the projections period due to accumulation of deferred tax assets.
JMP Securities performed the DCF analysis using (i) discount rates ranging from 11.5% to 13.5% based on an estimated weighted average cost of capital of SharpSpring, using the capital asset pricing model, as well as applying a size premium, and (ii) a terminal value at the end of the forecast period, using terminal revenue multiples ranging from 3.5x to 5.0x, based on the aggregate median enterprise value / LTM (as defined below) revenue multiple from the Selected Transactions Analysis below, and adjusted the resulting range of enterprise values for net debt and diluted shares, as described above, to reach a range of implied per share equity values. Such range of implied per share values of SharpSpring common stock was $11.33 to $17.33, as compared to the Per Share Merger Consideration in the Merger of $17.10.
Public Company Analysis
JMP Securities reviewed certain financial and operating information and implied trading multiples for selected publicly traded marketing technology software as a service (“SaaS”) companies (i) with a customer base consisting of primarily small and midsize businesses and (ii) with enterprise values of less than $750 million, as compared to the corresponding information and implied trading multiples for SharpSpring based on the Per Share Merger Consideration.
In this analysis, JMP Securities calculated, among other things, multiples of enterprise value to CY2021E revenue and CY2022E revenue for each of the selected publicly traded companies. The results of this analysis are summarized in the following table:
Public Company	EV / Revenue
	CY2021E	CY2022E
ChannelAdvisor Corporation	4.4x	4.0x
Veritone, Inc.	9.1x	7.2x
Brightcove Inc.	2.7x	2.4x

Public Company	EV / Revenue
	CY2021E	CY2022E
Ooma, Inc.	2.9x	2.7x
eGain Corporation	3.8x	3.3x
Verb Technology Company, Inc.	5.1x	3.1x
The Merger	6.3x	5.1x
The analysis indicated the following range of multiples:
EV / Revenue
	CY2021E	CY2022E
Minimum	2.7x	2.4x
25th Percentile	3.1x	2.8x
Mean	4.6x	3.8x
Median	4.1x	3.2x
75th Percentile	4.9x	3.9x
Maximum	9.1x	7.2x
The Merger	6.3x	5.1x
JMP Securities then applied the twenty-fifth percentile and seventy-fifth percentile enterprise value / revenue multiples to SharpSpring’s CY2021E and CY2022E revenue, based on the Financial Projections, in order to calculate a range of implied enterprise values for SharpSpring, adjusted for the net debt and diluted share information referred to above, which resulted in a range of implied values per share of SharpSpring common stock of $9.63 to $13.84 for CY2021E and $10.37 to $13.61 for CY2022E, in each case, as compared to the Per Share Merger Consideration in the Merger of $17.10.
Selected Transactions Analysis
JMP Securities reviewed financial and operating information and implied transaction multiples for target companies in ten precedent mergers and acquisitions transactions since 2014 involving marketing technology SaaS companies with enterprise values of less than $750 million as targets, as compared to the corresponding information and implied transaction multiple for SharpSpring based on the Per Share Merger Consideration.
In this analysis, JMP Securities calculated, among other things, a multiple of implied enterprise value of the target in each such transaction to revenue of each such target for the latest twelve month period for which financial information had been announced prior to the announcement of the applicable transaction (“LTM”) . The results of this analysis are summarized in the following table:
Announcement Date	Target	Acquiror	EV/ LTM Revenue
May 5, 2020	SAP SE (Digital Interconnect business)	Sinch AB	0.7x
March 26, 2020	Wavy Global	Sinch AB	1.3x
January 3, 2019	Falcon.io ApS	Cision Ltd.	4.6x
May 16, 2018	Simpleview, Inc.	The Jordan Company, L.P.	4.9x
July 18, 2017	PlusServer GmbH	BC Partners Limited	4.0x
December 15, 2016	Strato AG	United Internet AG	4.7x
February 11, 2016	Yodle, Inc.	Web.com Group, Inc.	2.0x
July 10, 2015	Selligent SA	HGGC, LLC	9.3x
April 23, 2015	Bronto Software, Inc.	NetSuite Inc.	5.0x
October 24, 2014	Digital River Inc.	Siris Capital Group, LLC	1.4x
The Merger			6.9x

The analysis indicated the following range of multiples:
EV / LTM Revenue
Minimum	0.7x
25th Percentile	1.5x
Mean	3.8x
Median	4.3x
75th Percentile	4.9x
Maximum	9.3x
The Merger	6.9x
JMP Securities then applied the twenty-fifth percentile and seventy-fifth percentile enterprise value / LTM revenue multiples to SharpSpring’s LTM revenue as of March 31, 2021 of approximately $3,200,000, in order to calculate a range of implied enterprise values for SharpSpring, adjusted for the net debt and diluted share information referred to above, which resulted in a range of implied values per share of SharpSpring common stock of $5.46 to $12.69, as compared to the Per Share Merger Consideration in the Merger of $17.10.
Other Matters Relating to JMP Securities’ Opinion
In connection with the review of the Merger by the Board, JMP Securities performed a variety of financial and comparative analysis for purposes of rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, JMP Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. JMP Securities believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, JMP Securities may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be JMP Securities’ view of the actual value of SharpSpring.
In performing its analyses, JMP Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SharpSpring. JMP Securities believes that mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using comparable transaction data. No company utilized in the selected transactions analyses described above is identical to SharpSpring, and none of the transactions considered in such analyses is identical to the Merger. Any estimates contained in JMP Securities’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of the analyses of JMP Securities of the fairness, from a financial point of view, to the holders of SharpSpring common stock of the Per Share Merger Consideration in the Merger and were conducted in connection with the delivery by JMP Securities of its opinion to the Board. In addition, JMP Securities’ opinion and its presentations to the Board were one of many factors taken into consideration by the Board in deciding to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the Per Share Merger Consideration, or of whether the Board would have been willing to agree to a different Per Share Merger Consideration.
JMP Securities is a nationally recognized investment banking and advisory firm. JMP Securities has advised SharpSpring that, as part of its investment banking and financial advisory business, JMP Securities is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of JMP Securities’ trading, brokerage, investment management and financing activities, JMP Securities or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of other companies or any currency that may be involved in the Merger. In the future, JMP Securities may maintain other relationships with, and provide advisory and other services to, SharpSpring, Parent and their respective affiliates, and may receive fees for providing such services. In addition, JMP Securities and its affiliates, in the ordinary course of business in the future may provide investment banking services to SharpSpring. JMP Securities has not had a material relationship with, nor received fees from, SharpSpring, Parent and their respective affiliates, or any other party to the Merger during the two years preceding the date of its opinion.
In connection with JMP Securities’ opinion provided to the Board in connection with the Merger, SharpSpring agreed to pay JMP Securities a fee of $750,000, regardless of the conclusion reached therein. In addition, upon consummation of the Merger, JMP Securities will receive a sale transaction fee of approximately $5,600,000, against which the fee JMP Securities received for delivery of its opinion will be credited. SharpSpring has also agreed to reimburse JMP Securities for its reasonable expenses incurred in performing its services and to indemnify JMP Securities and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling JMP Securities and any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of JMP Securities’ engagement and any related transactions.
Certain Financial Projections
The Company does not as a matter of course prepare forecasts for a forecast period of more than one or two years and the Board does not ordinarily review forecasts for a period of more than one year. Moreover, other than annual or quarterly earnings forecasts, the Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results for extended periods due to, among other reasons, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.
As part of the Company’s annual budget review and approval process, which takes place in January, management prepared a 2021 budget forecast for presentation to the Board of Directors which was reviewed with the Board in January of 2021 as described under “— Background of the Merger” beginning on page 30 of this proxy statement (we refer to this budget as the “January 2021 Budget”). Management also prepared and presented to the Board a sensitivity analysis for the January 2021 Budget, describing Plan, Downside and Stretch scenarios based on alternative assumptions by management, as well as a “COVID-19” scenario based on certain assumptions related specifically to the potential negative effects of the ongoing COVID-19 pandemic (we refer to these scenarios as the “January 2021 Budget Alternative Scenarios” and, together with the January 2021 Budget as the “January 2021 Forecast Materials”). The 2021 Forecast Materials were not prepared for the benefit of our financial advisor, Parent, or any other third party, and were not provided to or used by JMP Securities in connection with its opinion to the Board of Directors described above under the caption “— Opinion of JMP Securities LLC,” or with a view toward public disclosure. As described in under “— Background of the Merger,” in response to the decline in the Company’s business and results subsequent to the preparation of the January 2021 Forecast Materials, management of the Company prepared and reviewed with the Board updated forecasts for 2021 as a longer-term forecast for years 2022 through 2026 (which we refer to as the “Final Projections” and, together with the “January 2021 Forecast Materials,” are referred to as the “financial forecasts”). The Final Projections were provided certain to Parent in connection with its due diligence review of the Company, as well as to our financial advisor for its use in its analyses in connection with its opinion to the Board of Directors described above under the captions “— Opinion of JMP Securities LLC.”
Summaries of the financial forecasts have been included below. These summaries are not being included in this document to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but are being included because these financial forecasts were made available to our directors, in the case of the January 2021 Forecast Materials, and to our directors, Parent, and our financial advisor, in the case of the Final Projections. The inclusion of this information should not be regarded as an indication that our directors or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. Our management’s internal financial forecasts, upon which the summary projections included below were based, are subjective in many respects. The January 2021 Forecast Materials were superseded by the Final Projections and there can be no assurance that any of the financial forecasts will be realized or that actual results will not be significantly different than forecasted.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. We believe the assumptions that our management used as a basis for financial forecasts were reasonable at the time made, and that the bases on which the financial forecasts were prepared reflected the best then-currently available estimates and judgments of management of the future financial performance of SharpSpring, given the information our management had at the time. The January 2021 Forecasts Materials were superseded by the Final Projections. Important factors that may affect actual results and cause the Final Projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions and other factors described in or referenced under “Forward-Looking Statements” beginning on page 22 and “Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 41, and those risks and uncertainties detailed in the Company’s public periodic filings with the SEC. In addition, the forecasts reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that our future financial results will not materially vary from these financial forecasts.
No one has made or makes any representation to any of the Company’s stockholders regarding the information included in the financial forecasts set forth below. We have made no representation to Parent or MergerSub in the Merger Agreement concerning these financial forecasts.
We have not updated and do not intend to update or otherwise revise the Final Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such forecasts were based are shown to be in error. In light of the foregoing factors and the uncertainties inherent in these projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on these projections.
In preparing the Final Projections, our management made the following material assumptions:
•
An increase to 125 new sales (equal to approximately $71,000 of new monthly recurring revenue) from the 40 to 50 new sales (equal to approximately $26,000 of new monthly recurring revenue) by the end of 2021, and increasing by three new sales per month thereafter.

•
Long term customer attrition of approximately 2.84%.

•
Maintaining a long-term year-over-year net revenue retention rate of approximately 90%, which would be consistent with recent trends with respect to SharpSpring’s current customer base.

The estimates of EBITDA and free cash flows were calculated using GAAP and other measures which are derived from GAAP, but such estimates constitute non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the financial projections, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore such projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a

GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections to the relevant GAAP financial measures.
The following is a summary of the financial forecasts for the Company prepared by our management and provided to our directors and our financial advisors, as well as to Parent:
Summary of Projected Financial Information
In millions
	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E
Net Revenue	$33.4	$41.4	$51.2	$61.8	$73.2	$86.9
Growth %	14.1%	24.0%	23.6%	20.7%	18.4%	18.8%
Less: Cost of Sales	$7.8	$9.0	$10.4	$12.1	$14.1	$16.4
Gross Profit	$25.6	$32.4	$40.8	$49.6	$59.1	$70.6
% Margin	76.7%	78.3%	79.6%	80.3%	80.7%	81.2%
Less: Operating Expenses	$38.7	$46.1	$50.3	$55.3	$61.5	$68.5
Operating Income	($13.0)	($13.6)	($9.5)	($5.6)	($2.5)	$2.0
% Margin	(39.0%)	(32.9%)	(18.5%)	(9.1%)	(3.4%)	2.4%
Plus: Depreciation and Amortization plus Equity Compensation	$3.6	$3.6	$3.8	$4.0	$4.2	$4.2
Adjusted EBITDA	($9.4)	($10.0)	($5.7)	($1.6)	$1.8	$6.3
% Margin	(28.2%)	(24.2%)	(11.1%)	(2.6%)	2.4%	7.2%
Less: Taxes	—	—	—	—	—	—
Less: Capital Expenditures	(0.4)	(0.5)	(0.6)	(0.8)	(0.9)	(1.1)
(Increase) / Decrease in Net Working Capital	0.2	(0.2)	(0.2)	(0.2)	(0.2)	(0.3)
Free Cash Flow	($9.6)	($10.7)	($6.5)	($2.6)	$0.7	$5.0
% Margin	(28.8%)	(25.8%)	(12.7%)	(4.2%)	0.9%	5.7%
In addition to the material assumptions described above, the financial forecasts set forth above were prepared based on projected Cash and Cash Equivalents of $24.3 million and total debt of $1.9 million as of June 30, 2021, for Net Cash as of June 30, 2021 of $22.4 million.
The following is a summary of the January 2021 Forecast Materials:
2021 Budget Forecast(1)
In millions
	COVID-19	Downside	Plan	Stretch
Net Revenue	$33.3	$34.9	$37.4	$38.5
Gross Profit	24.9	26.5	28.8	29.9
Operating Income	(11.4)	(11.0)	(10.7)	(9.8)
Adjusted EBITDA	(8.2)	(7.8)	(7.4)	(6.6)

(1)
In connection with the preparation of the January 2021 Budget, our management also prepared, on a preliminary basis, forecasted financial information for 2022. The forecast for 2022 was prepared based on preliminary assumptions, and, as a result, the forecasted information is highly uncertain and is likely to change significantly based on updated assumptions and information. Under the preliminary 2022 budget, management forecasted, at Plan scenario, Net revenue of $45.8 million, Gross profit of $35.6 million, Operating income of $(10.5) million, and Adjusted EBITDA of $(7.2) million.

In preparing the 2021 COVID-19 forecast scenario, management assumed that (1) the market would remain under pressure resulting from the COVID-19 pandemic; (2) new sales and monthly recurring revenue would remain at 2020 levels despite increased marketing spend; (3) customer attrition and revenue attrition would continue to follow the last six months of 2020; (4) revenues from certain existing clients would contract; (5) continued challenges to the digital advertising market; and (6) minimal adoption of our SharpSpring Ads product.
Management’s material assumptions in connection with the 2021 Downside forecast scenario included (1) a slower, mid-year recovery from the effects of the COVID-19 pandemic; (2) a small improvement in new customer sales, monthly recurring revenue and attrition in 2021; (3) improvements in attrition to between 2.6 to 3.0%; (4) revenue retention of 93%; (5) revenues from certain existing clients would contract; and (6) the beginning of a digital marketing recovery, an increase in advertising spending and new sales channel allowing for integration and adoption of our SharpSpring Ads product resulting in an additional $800,000 of revenue compared to 2020.
Management’s material assumptions in connection with the Plan forecast included (1) steady market recovery in early 2021; (2) improvement in new customer sales and monthly recurring revenue compared to 2020; (3) improvements in attrition to between 2.25% and 3.0%; (4) revenue retention of 96%; (5) annual client licenses and price increase assumptions operating as planned; and (6) a full recovery of the digital advertising market, with increased advertising spending and new sales channel allowing for integration and adoption of our SharpSpring Ads product resulting in an additional $2.4 million of revenue compared to 2020.
In preparing the Stretch forecast, management assumed (1) steady market recovery in early 2021; (2) significant improvement in new customer sales and monthly recurring revenue compared to 2020; (3) improvements in attrition to between 2.25% and 3.0%; (4) revenue retention of 96%; (5) annual customer licenses and price increases operating as planned; and (6) a full recovery of the digital marketing market, with increased advertising spending and new sales channel allowing for integration and adoption of our SharpSpring Ads product resulting in an additional $2.9 million of revenue compared to 2020.
Financing of the Merger
Parent will use its reasonable best efforts to obtain the required closing amount under its existing debt facility, together with cash on hand, and Parent will not agree to any amendment to its existing parent facility that would be reasonably expected to prevent or materially delay or impair the closing or reduce the amount of funds available under the existing parent facility to an amount that, together with the cash on hand of Parent, is less than the required closing amount. The estimated closing amount is approximately $235,000,000 plus any transaction expenses required to be paid by Parent or the Company.
If the existing parent facility becomes unavailable, then Parent will use its reasonable best efforts to obtain alternative debt financing on terms not materially less favorable, in the aggregate, to Parent than those under Parent’s existing debt facility.
The Company and its subsidiaries will use commercially reasonable efforts to provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any financing obtained in connection with the transactions contemplated by the Merger Agreement, provided that cooperation is not required if it would (i) unreasonably disrupt the conduct of the business or operations of the Company or (ii) require the Company to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time.
The Company anticipates the total funds needed to complete the merger, including to pay the Company’s stockholders and applicable equity awards, will be approximately $235 million.
The receipt of financing is not a condition to the Merger and Parent has adequate cash on hand and access to debt financing to consummate the Merger, including to pay the Company’s stockholders and applicable equity awards. As of the date of this proxy statement, in addition to cash on hand of approximately $35 million, Parent has access to $305 million of debt financing in the form of a $180 million delayed draw term loan facility (the “Delayed Draw”) and a $125 million revolver (the “Revolver”) under its existing first lien credit agreement (the “Credit Agreement), dated as of February 10, 2021, between, among others,

Parent and Deutsche Bank AG New York Branch, as administrative agent for a syndicate of lenders. The only conditions to accessing the Delayed Draw are submission of a customary notice of borrowing, the accuracy of the applicable representations and warranties under the Credit Agreement as of the date of the Merger Agreement and no default or event of default existing as of the date of the Merger Agreement. The only conditions to accessing the Revolver are submission of a customary notice of borrowing, the accuracy of the applicable representations and warranties under the Credit Agreement as of the date the Revolver is drawn and no default or event of default existing as of the date the Revolver is drawn.
Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at Parent’s option, either (a) a base rate or (b) a LIBOR rate, subject to interest rate floors. Borrowings under the Delayed Draw will amortize in equal quarterly installments at 1% per annum and mature on February 10, 2028. Borrowings under the Revolver do not amortize and mature on February 10, 2026. Parent may voluntarily repay outstanding term loans under the Credit Agreement at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans and other than, solely with respect to the terms loans under the Credit Agreement (including the Delayed Draw), a 1% premium in connection with certain repricing transactions consummated prior to August 10, 2021.
All obligations of Parent are guaranteed by the direct parent of Parent and each of Parent’s existing and subsequently acquired or organized direct or indirect wholly owned domestic restricted subsidiaries, with customary exceptions. All obligations under the Credit Agreement are secured, subject to permitted liens and other exceptions, by: (i) a perfected first priority pledge of all the equity interests of the Company and each direct, material restricted subsidiary of Parent and the subsidiary guarantors (limited to 65% of voting stock in the case of foreign subsidiaries) and (ii) perfected first priority security interests in and mortgages on substantially all tangible and intangible personal property and material fee-owned real property of Parent and the subsidiary guarantors (subject to certain exclusions). The Credit Agreement also contains usual and customary representations and warranties, affirmative and negative covenants and events of default.
Closing and Effective Time of the Merger
The closing of the Merger will occur on the fifth business day following the satisfaction or waiver of all of the closing conditions set forth in the Merger Agreement (described in the section entitled “The Merger Agreement (Proposal One) — Conditions to the Closing of the Merger” beginning on page 82) or such other time as Parent and the Company agree in writing.
Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the Merger will be consummated during the third quarter of 2021, although we cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time. The Merger will become effective upon the filing of a Certificate of Merger with the Delaware Secretary of State or at such subsequent time or date as Parent and the Company may agree and specify in the Certificate of Merger, which we refer to as the “Effective Time.”
Payment of Per Share Merger Consideration and Surrender of Stock Certificates
As soon as reasonably practicable after the Effective Time of the Merger, a letter of transmittal will be mailed to each record holder of shares of Company common stock (other than the Excluded Shares) describing how such holder should surrender its shares of Company common stock for the Per Share Merger Consideration.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section entitled “The Merger Agreement (Proposal One) — Merger Fund and Payment Procedures” beginning on page 67) without a letter of transmittal.
If your shares of Company common stock are certificated, you will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and you must also surrender your stock certificate or certificates to the paying agent. If your shares of Company common stock are held in book entry, which we refer to as “uncertificated shares,” surrender of any uncertificated shares will be effected in accordance with the paying agent’s customary procedures with respect to securities that are uncertificated or represented by book entry and no holder of uncertificated shares will be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the Per Share Merger Consideration to which such holder is otherwise entitled under the Merger Agreement. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction, and Parent or the paying agent may, in its reasonable determination and as a condition to receiving the Per Share Merger Consideration, require you to deliver a bond, in such reasonable and customary amount as Parent or the paying agent may direct, as indemnity against any claim that may be made against Parent or the paying agent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.
Interests of the Company’s Directors and Named Executive Officers in the Merger
In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in their recommendation with respect to the Merger Agreement.
Treatment of Equity-Based Awards
The Merger Agreement provides that no award will be continued, substituted or assumed in connection with the Closing. Each award that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be deemed cancelled at and as of the Closing.
Treatment of Stock Options in the Merger
As of July 1, 2021, there were 1,475,333 outstanding options to acquire SharpSpring common stock of which 98.54% were “in-the-money,” that is with an exercise price less than $17.10 per share. SharpSpring’s directors and named executive officers held 824,360 “in-the-money” options. As of the Effective Time, each in-the-money outstanding stock option that is vested and unexercised shall be cancelled and converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such outstanding option as of the Effective Time; and (2) the amount, if any, by which $17.10 exceeds the exercise price per share applicable to such outstanding option. Any unvested and unexerciseable options shall be cancelled upon the Merger and holders of such options shall not receive any consideration for such options except for options held by non-employee directors or as otherwise provided in an agreement in effect on June 21, 2021, or if the holder enters into a “Retention Bonus Agreement” with Parent, whereby his or her unvested options shall be converted upon the Merger into a right to receive a future payment as described below. See “— Retention Bonus Agreements.”
Treatment of Restricted Stock Units in the Merger
As of July 1, 2021, there were 185,719 outstanding restricted stock units (rights to receive SharpSpring shares or “RSUs”), which were all held by our named executive officers. As of the Effective Time, each outstanding RSU that becomes vested in accordance with an award agreement or any other agreement in effect on June 21, 2021, will be converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the total number of shares of common stock subject to such award of RSUs as of the Effective Time; and (2) $17.10. Any unvested RSU shall be cancelled upon the Merger and holders of such RSUs shall not receive any consideration for such RSUs except as otherwise provided in an agreement in effect on June 21, 2021, or if the holder enters into a “Retention Bonus Agreement” with Parent, whereby his or her unvested RSUs shall be converted upon the Merger into a right to receive a future payment as described below. See “— Retention Bonus Agreements.”

Treatment of Restricted Shares in the Merger
As of July 1, 2021, there were 4,341 outstanding restricted shares held by our named executive officers. As of the Effective Time, restricted shares will participate in the Merger on the same terms as SharpSpring common stock.
Director Equity
Non-employee members of the Board of Directors receive equity awards in consideration of their service on the Board of Directors in the form of stock options and shares of SharpSpring common stock. As of July 1, 2021, directors held 80,000 “in-the-money” options and 1,411,878 shares of SharpSpring common stock. Shares of SharpSpring common stock that non-employee directors have received for their service or which has been purchased by such directors will participate in the Merger on the same terms as SharpSpring common stock. Any outstanding stock options held by non-employee directors will vest as of the Effective Time and will be cancelled and paid out as described above. The non-employee members of the Board of Directors will be entitled to receive $615,520 in respect of their option awards (based on the $17.10 merger consideration and the awards outstanding as of August 15, 2021).
Other Provisions
SharpSpring will pay the option holders and RSU holders who are or were Company employees the cash payments described in Merger Agreement through SharpSpring’s payroll system promptly after the Effective Time, but in any event not later than the second payroll period after the Effective Time; provided, however, the payment for certain RSUs and options held by Mr. Sait and RSUs held by Mr. Jackson will be delayed until the time described below. See “— Employment Agreements and Change of Control Benefits.” Parent and Surviving Corporation (as applicable) will be entitled and required to deduct and withhold from the consideration otherwise payable the applicable required withholding amounts.
Prior to the Closing, SharpSpring will take all action that may be necessary (under SharpSpring’s 2010 Stock Incentive Plan and 2019 Equity Incentive Plan or otherwise) to effectuate the relevant provisions of the Merger Agreement and to ensure that, from and after the Closing, each option and RSU holder will cease to have any rights with respect to such awards, except the right to receive the consideration specified above, if any, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom.
Equity Interests of the Company’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards (whether currently vested or unvested) that are in-the-money (at the $17.10 Per Share Merger Consideration in the case of options) and will be held by each of SharpSpring’s named executive officers and non-employee directors as of an assumed Effective Time of August 15, 2021. The table also sets forth the values of these shares and equity awards based on the $17.10 Per Share Merger Consideration (minus the applicable exercise price for the in-the-money options).
Name	Shares Held (#)	Shares Held ($)	Options Held (#)(1)	Options Held ($)	Restricted Shares Held (#)(2)	Restricted Shares Held ($)	Restricted Stock Units Held (#)(3)	Restricted Stock Units Held ($)	Total ($)
Steven Huey	17,761	$303,713	16,000	$200,800	—	—	—	—	$504,513
Scott Miller(4)	1,365,674	$23,353,025	16,000	$106,880	—	—	—	—	$23,459,905
Savneet Singh	2,082	$35,602	16,000	$119,040	—	—	—	—	$154,642
Jason Costi	469	$8,020	16,000	$35,200	—	—	—	—	$43,220
David Buckel	28,237	$482,853	16,000	$153,600	—	—	—	—	$636,453
Richard Carlson	300,798	$5,143,646	547,478	$6,355,046	3,000	$51,300	14,206	$242,923	$11,792,915
Aaron Jackson	—	—	27,187	$173,293	—	—	37,900	$648,090	$821,383

Name	Shares Held (#)	Shares Held ($)	Options Held (#)(1)	Options Held ($)	Restricted Shares Held (#)(2)	Restricted Shares Held ($)	Restricted Stock Units Held (#)(3)	Restricted Stock Units Held ($)	Total ($)
Travis Whitton	8,227	$140,682	44,695	$370,255	1,341	$22,931	8,613	$147,282	$681,150
Suadd Sait	—	—	125,000	$75,000	—	—	125,000	$2,137,500	$2,212,500

(1)
The directors and named executive officers will hold in-the-money options to purchase an aggregate of 824,360 shares of common stock set forth in this column. The vested “in-the-money” options (i.e., options to purchase 598,784 shares) will be cancelled and cashed out in connection with the Merger. The unvested in-the-money options held by the named executive officers (i.e., options to purchase 225,576 shares) will be cancelled in exchange for a “Retention Bonus” for Messrs. Carlson, Jackson, and Whitton as described in the section titled “— Retention Bonus Agreements” and in exchange for a cash payment for Mr. Sait as described below in the section titled “— Employment Agreements and Change of Control Benefits.”

(2)
This amount includes 4,341 outstanding restricted shares that will be held by the named executive officers as of an Effective Time of August 15, 2021.

(3)
The named executive officers will hold an aggregate amount of 185,719 RSUs as of an Effective Time of August 15, 2021. These RSUs will be cancelled in exchange a “Retention Bonus” for Messrs. Carlson and Whitton as described in the section titled “— Retention Bonus Agreements” and in exchange for a cash payment for Mr. Jackson and Mr. Sait as described below in the section titled “— Employment Agreements and Change of Control Benefits.”

(4)
The shares held by Mr. Miller include (i) 674,458 shares of common stock held directly by Greenhaven Road Capital Fund 1, L.P.; and (ii) 691,216 shares of common stock held directly by Greenhaven Road Capital Fund 2, L.P.. Mr. Miller serves as the Managing Member of the General Partner (for itself and on behalf of Greenhaven Fund 1, Greenhaven Fund 2 and the Investment Manager).

Employment Agreements and Severance
For Messrs. Carlson and Whitton, if the named executive officer’s employment is terminated by SharpSpring other than due to “cause,” or if he terminates for “good reason,” SharpSpring will pay the terminated named executive officer (i) his base salary for six (6) months following his date of termination and (ii) the full COBRA premiums for continued insurance coverage for six (6) months. Additionally, if Messrs. Carlson’s or Whitton’s employment is terminated for any reason, SharpSpring will pay the terminated named executive officer any quarterly bonus earned but unpaid for the calendar quarter ended prior to the Effective Time. Also, the terminated named executive officer is entitled to a pro-rated quarterly bonus for the calendar quarter including the date his employment is terminated by SharpSpring or mutual agreement.
For Mr. Jackson, if his employment is terminated by SharpSpring other than due to “cause,” or if he terminates for “good reason,” SharpSpring will pay Mr. Jackson his base salary for six (6) months following his date of termination. For Mr. Sait, if his employment is terminated by SharpSpring other than due to “cause,” or if he terminates for “good reason,” SharpSpring will pay (i) his base salary for six (6) months following his date of termination, (ii) the full COBRA premiums for continued insurance coverage for six (6) months (or if a lesser period, until Mr. Sait is eligible for coverage from another employer), and (iii) six (6) months of bonus payments in amounts commensurate with bonuses paid to other executives (or, if a lesser period, the period until Mr. Sait becomes gainfully employed).
“Cause” and “good reason” have the meaning set forth in each named executive officer’s individual employment agreement.
Severance payments under these agreements are subject to the named executive officers’ compliance with non-competition and non-solicitation obligations in favor of SharpSpring for a period of time following a termination of employment (between one and three years). The severance benefits that may become payable to Messrs. Jackson and Sait are also contingent on Messrs. Jackson’s and Sait’s execution of a general release in favor of SharpSpring.

The estimated value of any severance benefits that could be paid upon certain terminations of employment to the named executive officers if their employment was terminated as of the Effective Time is illustrated in the section titled “— Golden Parachute Compensation.”
Employment Agreements and Change of Control Benefits
The employment agreements with Mr. Jackson and Mr. Sait provide for certain benefits upon a “change in control” (as defined in each employment agreement) of SharpSpring, and the Merger will constitute a change in control.
Pursuant to Mr. Jackson’s employment agreement, 37,900 unvested RSUs granted to him in conjunction with his promotion to chief financial officer are scheduled to vest upon the Merger, subject to a lock-up period. The lock-up period will apply if Parent notifies him in writing that his services in the same role, title and total compensation is required for up to six (6) months following the announced Merger, where the lockup period is no longer than six (6) months from the date of notice from Parent.
Pursuant to Mr. Sait’s employment agreement, 125,000 RSUs and an option to purchase 125,000 shares of common stock of the Company will all vest on the nine-month anniversary of the Merger if Mr. Sait is employed at such time; provided, however, the foregoing RSUs and option shall vest upon Mr. Sait’s termination of employment by the Company (or any acquirer or successor) without cause or by Mr. Sait for good reason as of the Effective Time or within the nine-month period following the Effective Time. In accordance with the Merger Agreement and the cancellation of outstanding equity upon the Merger, Mr. Sait’s 125,000 RSUs and option to purchase 125,000 shares will both be cancelled at the time of the Merger and replaced with an opportunity to receive cash in the amount of $2,212,500. This cash amount will be subject to the foregoing nine-month employment condition and will be paid to Mr. Sait upon the earlier of the nine-month anniversary of the Merger or his termination of employment by the Company (or any acquirer or successor) without cause or by Mr. Sait for good reason as of the Effective Time or within the nine-month period following the Effective Time. “Cause” and “good reason” have the meaning set forth in Mr. Sait’s employment agreement.
Transaction Bonus Pool
In connection with the Merger, the Company intends to pay three million dollars ($3,000,000) in the aggregate (the “Transaction Bonus Pool”) to employees (including Messrs. Carlson, Jackson, and Whitton) as discretionary transaction bonuses contingent in some cases on compliance with non-compete and non-solicit agreements. Of the Transaction Bonus Pool, Messrs. Carlson, Jackson, and Whitton will receive $1,000,000, $150,000 and $250,000, respectively.
Retention Bonus Agreements
Pursuant to the Merger Agreement, any unvested options and RSUs would generally be cancelled for no consideration upon the Merger unless otherwise provided in an agreement in effect on June 21, 2021. However, Parent has entered into a “Retention Bonus Agreement” with certain individuals including Mr. Carlson, Mr. Jackson, and Mr. Whitton whereby their unvested options and RSUs (except for Mr. Jackson’s 37,900 RSUs scheduled to vest upon the Merger, as described above in the section titled “—Employment Agreements and Change of Control Benefits”),will be cancelled upon the Merger in exchange for a right to receive a future payment equal to the sum of (A) the product of (1) the total number of share units of common stock subject to such outstanding, unvested options as of the Effective Time; and (2) the amount, if any, by which $17.10 exceeds the exercise price per share applicable to such outstanding, unvested option, plus (B) the product of (1) the total number of shares of common stock subject to such award of RSUs as of the Effective Time; and (2) $17.10. The total amount of the payment is referred to as a “Retention Bonus” and becomes payable upon a “change of control” (as defined in the Retention Bonus Agreement) of Parent following the Merger if the individual entering into the Retention Bonus Agreement is employed as of the date of such change of control (the “Earn Date”); provided, however, the Retention Bonus will be paid upon an individual’s termination of employment without “cause” or for “good reason” prior to the Earn Date. Messrs. Carlson, Jackson, and Whitton will become entitled to receive the following Retention Bonuses, respectively, upon the Merger: $479,661.60, $70,876, and $272,789.19.

“Cause” and “good reason” have the meaning set forth in the retention bonus agreement.
The retention bonus agreements do not change the terms of any agreements with the named executive officers with respect to non-competition and non-solicitation obligations contained in predecessor agreements. Accordingly, the non-competition and non-solicitation obligations in favor of SharpSpring that were contained in the named executive officers’ RSU and stock option award agreements are preserved and a breach of such obligations will trigger the forfeiture of any unvested retention bonuses.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation. The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger was consummated on August 15, 2021, and that the employment of each of the named executive officers was immediately terminated other than for cause on that date. SharpSpring’s executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other similar benefits in connection with the Merger. Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
Golden Parachute Compensation Table
Name	Cash Severance ($)(1)	Equity ($)(2)(3)(4)(5)	Perquisites/ Benefits ($)(6)	Retention Bonus ($)(7)	Transaction Bonus ($)	Total ($)
Richard Carlson	$211,963	$6,169,607	$9,957	$479,662	$1,000,000	$7,871,189
Aaron Jackson	$87,500	$750,507	—	$70,876	$150,000	$1,058,883
Travis Whitton	$119,363	$267,679	$5,960	$272,789	$250,000	$915,791
Suadd Sait	$208,000	$2,212,500	$9,957	—	—	$2,430,457

(1)
This amount represents cash severance payments to which Messrs. Carlson, Jackson, Whitton, and Sait may become entitled under their employment agreements if their employment is terminated without cause or for good reason. For all of the named executive officers, this amount includes six months of base salary. Additionally, this amount includes the amount of Messrs. Carlson’s and Whitton’s target quarterly bonus ($31,583 and $13,263, respectively) that would be payable for the quarter including the Effective Time.

(2)
This amount includes the product of (a) $17.10 per share multiplied by (b) the number of shares subject to each named executive officer’s outstanding restricted shares as of August 15, 2021. The total amount for each named executive officer is as follows: Mr. Carlson $51,300, and Mr. Whitton $22,931.

(3)
This amount includes the cancellation and cashout of the named executive officers’ vested in-the-money options as of August 15, 2021 to purchase SharpSpring common stock in connection with the Merger. Each named executive officer upon the options being cancelled and cashed out will receive the following amounts: Mr. Carlson $6,118,307, Mr. Jackson $102,417, and Mr. Whitton $244,748.

(4)
This amount includes the product of (a) $17.10 per share multiplied by (b) 37,900 RSUs held by Mr. Jackson as of August 15, 2021 that will vest upon the Merger, subject to a lock-up period, as described above in the section titled “— Employment Agreements and Change of Control Benefits.”

(5)
This amount includes the value of 125,000 unvested RSUs and an unvested option to purchase 125,000 shares of common stock of the Company that Mr. Sait will hold as of August 15, 2021. As described above in the section titled “— Employment Agreements and Change of Control Benefits,” Mr. Sait’s RSUs

and option will be cancelled in exchange for a cash payment equal to $2,212,500, which is subject to the continued employment conditions in his employment agreement for the nine-month period following the Merger.
(6)
This amount equals the estimated value of the COBRA benefits to which Messrs. Carlson, Whitton and Sait may become entitled under their employment agreements. These COBRA benefits are payable for the 6-month period following the applicable named executive officer’s termination in the same circumstances described in footnote 1.

(7)
This amount includes the Retention Bonus amount that the executive officers may receive with respect to their unvested options and RSUs that are being vested and then cancelled and exchanged for a Retention Bonus.

Executive Officers Following the Merger
As of the date of this proxy statement, none of our executive officers has entered into any new agreement or arrangement with SharpSpring, Parent or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, however, certain of our executive officers have had and may continue to have discussions, or may enter into agreements with, Parent or MergerSub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Indemnification of Directors and Officers
After the Effective Time, Parent will cause all rights to exculpation, indemnification and reimbursement and advancement of expenses from liabilities, and all limitations of liability, existing in favor of any current and former directors or officers or member of the Board of Directors or board of managers (or comparable governing body) of the Company or any of its subsidiaries (collectively, the “Covered Persons”) as provided in their respective governing or organizational documents and any indemnification or other similar agreements of the Company or any of its subsidiaries in effect as of immediately prior to the Effective Time will survive the consummation of the transactions contemplated under the Merger Agreement and will continue in full force and effect. Parent shall cause the Surviving Corporation and each of its subsidiaries to, honor all such rights and limitations after the Effective Time, to the extent such provisions are permitted by applicable law. For a period of six (6) years from the Effective Time, all such rights of exculpation, indemnification and reimbursement and advancement of expenses, and all such limitations on liability, shall not be terminated or modified in such a manner as to adversely affect any covered persons without the consent of such affected covered person.
For six years following the Effective Time of the Merger, Parent and the Surviving Corporation have agreed that the certificate of incorporation and bylaws or other organizational documents of the Surviving Corporation and its subsidiaries will contain (and Parent will cause the certificate of incorporation and bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to so contain) provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of indemnified persons as contained in the Company’s (or such subsidiaries’) certificate of incorporation and bylaws in effect on the date of the Merger Agreement. Parent has also agreed to cause the Surviving Corporation to obtain, maintain and fully pay for an irrevocable “tail” officers’ and directors’ liability insurance policy naming the Company’s officers, employees, member of the Board, as beneficiaries with a claims period of at least six (6) years after the Effective Time in respect of acts or omissions occurring on or prior to the closing date, such insurance policy to contain terms with respect to coverage and to be in an amount not less favorable than the officers’ and directors’ liability insurance policy maintained by the Company as in effect on the date on June 21, 2021. However, in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 325% of the last annual premium paid by the Company for such insurance prior to the date of the Merger Agreement. For a more detailed description of these provisions of the Merger Agreement, please see the section of this proxy statement entitled “The Merger Agreement (Proposal One) — Director and Officer Liability; Indemnification” on page 78.

Intent to Vote in Favor of the Merger
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,699,352 shares of Company common stock, representing 13.2% of the outstanding shares of Company common stock on the Record Date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. The shares described above include shares beneficially owned by investment funds affiliated with Scott Miller, a director of the Company. Messrs. Carlson, Jackson, Costi, Huey, Miller, Sait, Singh and Whitton and investment funds affiliated with one of our directors are obligated, pursuant to voting and support agreement entered into on June 21, 2021 among Parent, the Company and each of such stockholders, to vote shares of Company common stock aggregating to 13.2% of the outstanding shares of Company common stock in favor of the adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the U.S. federal income tax consequences of the merger to “U.S. holders” and certain “non-U.S. holders” (both terms defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This summary is for information purposes only and is not tax advice. It does not purport to consider all aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the applicable U.S. Treasury regulations promulgated under the Code, published rulings by the Internal Revenue Service, which we refer to as the “IRS,” and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address the consequences of any proposed changes in applicable laws. Any change or differing interpretation could alter the tax consequences to the holders described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.
For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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an estate the income of which is subject to U.S. federal income tax regardless of its source.

As used herein, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.
This summary applies only to holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our common stock in light of their particular circumstances. For instance, this summary does not address the alternative minimum tax or the tax consequences to stockholders who validly exercise appraisal rights under the DGCL. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers or broker-dealers; mutual funds; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as partnerships or other flow-through entities under the Code; U.S. expatriates; holders who hold their shares of our common stock as part of a hedge, straddle, conversion transaction, or other integrated investment or constructive sale transaction; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our common stock through the exercise of Company stock options or otherwise as compensation; holders who own (directly, indirectly or constructively) an equity interest in Parent; and, except to the extent described below, holders who actually or constructively own 5% or more of the outstanding shares of our common stock. In addition, this summary does not address the impact of the Net Investment Income tax, any aspects of foreign, state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax) that may be applicable to a particular holder in connection with the merger.
Further, this summary does not address any tax consequences of the merger to holders of options or restricted stock units whose options or restricted stock units are cancelled in exchange for cash pursuant to the merger. Such holders of options and restricted stock units should consult their tax advisors regarding the tax consequences of the merger to them. Moreover, this summary does not discuss any other matters relating to equity compensation or benefit plans (including our 401(k) plan).
U.S. Holders
A U.S. holder’s receipt of the per share merger consideration in exchange for shares of our common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in shares of our common stock will generally equal the price the U.S. holder paid for such shares. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than 12 months at the effective time of the merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder’s ability to deduct capital losses may be limited.
Non-U.S. Holders
Cash received in the merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax or FATCA withholding, as discussed below) and will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;

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the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any; or

•
the Company was a “United States real property holding corporation,” which we refer to as a “USRPHC,” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes within the five years preceding the merger and the non-U.S. holder owned, actually or constructively, more than 5% of the Company common stock at any time during the five-year period preceding the merger. Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company does not believe it is, or has been during the five years preceding the merger, a USRPHC for U.S. federal income tax purposes.

Non-U.S. holders should consult their own tax advisors regarding the tax consequences to them of the merger.
Backup Withholding and Information Reporting
A U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.
Certain non-U.S. holders may also be subject to backup withholding unless they establish an exemption from backup withholding in a manner satisfactory to the paying agent (such as by completing and signing an appropriate IRS Form W-8) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.
Payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA,” may impose a 30% withholding tax on gross proceeds received in the merger if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign financial institution agrees to verify, monitor, and report to the IRS the identity of certain of its account holders, among other items (or unless such entity is otherwise deemed compliant under the terms of an intergovernmental agreement between the United States and the entity’s country of residence), or (ii) if the foreign entity is a “non-financial foreign entity,” such foreign entity certifies that it does not have any substantial U.S. owners or provides the name, address, and taxpayer identification number of each substantial U.S. owner, among other items. Under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their receipt of cash in the merger.

This summary is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances and the application of state, local, foreign, estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).
Regulatory Approvals
Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until the Company and Parent file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically, a 30-day period) or the early termination of the waiting period, which is not currently available. The Company and Parent submitted the notification forms with the FTC and the DOJ, and the parties expect that the waiting period will expire on August 9, 2021 at 11:59 p.m. Eastern time.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Under the terms of the Merger Agreement, the Merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law, injunction, restraining order or decree of any nature, whether preliminary, temporary or permanent, that in effect prohibits, restrains or makes illegal the consummation of the Merger and the other transactions contemplated hereby.
Litigation Relating to the Merger
On July 21, 2021, a complaint was filed against the Company and certain of its directors and a former director in the United States Southern District Court of New York, captioned Kaczmar v. SharpSpring, Inc. et al, Civil Action No. 1:21-CV-06227. The action generally alleges failure to adequately disclose material information in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, as well as an alleged breach of fiduciary duty. The plaintiff seeks, among other things, equitable relief to enjoin consummation of the Merger, rescission of the Merger and/or rescissory damages, a declaration that the defendants breached their fiduciary duty, and attorneys’ and experts’ fees. SharpSpring and the individual defendants all believe that the claims asserted against each of them are without merit and intend to vigorously defend against this lawsuit.

THE MERGER AGREEMENT (PROPOSAL ONE)
The following is a summary of certain material terms and conditions of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We urge you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms are included in this proxy statement to provide you with information regarding certain material terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and MergerSub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and MergerSub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure schedule that the Company delivered to Parent in connection with the Merger Agreement, which we refer to as the “Company Disclosure Schedule,” which disclosures are not made in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, MergerSub or any of their respective subsidiaries or affiliates. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, under the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) MergerSub will be merged with and into SharpSpring, and (2) the separate existence of MergerSub will cease, and (3) SharpSpring will continue to exist as the Surviving Corporation and as a wholly-owned subsidiary of Parent.
At the Effective Time, the certificate of incorporation of the Surviving Corporation will be the same as the certificate of incorporation of MergerSub immediately prior to the Effective Time, except that such certificate of incorporation will reflect “SharpSpring, Inc.” as the name of the Surviving Corporation as of the Effective Time, and the bylaws of the Surviving Corporation will be the bylaws of MergerSub in effect immediately prior to the Effective Time (with the name of the Surviving Corporation changed, as appropriate). The directors of MergerSub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of SharpSpring immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Closing and Effective Time
The closing of the Merger (the “Closing”) will take place at the offices of Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067 on the fifth (5th) business day following the satisfaction and/or waiver of all conditions to closing of the transactions contemplated by the Merger Agreement (described below under the caption “— Conditions to the Closing of the Merger”) (other than those conditions which are to be satisfied only on the closing date), or at such other time as SharpSpring and Parent mutually agree in writing. Concurrently with the closing of the transactions contemplated by the Merger Agreement, the parties will duly file or cause to be duly filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties agree and specify in the certificate of merger (the “Effective Time”). Although we currently expect to complete the Merger during the third quarter of 2021, SharpSpring cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time
Per Share Merger Consideration
The aggregate consideration to be paid by Parent and MergerSub to stockholders in connection with the Merger will be an amount equal to the product of (x) the Per Share Merger Consideration and (y) the total number of shares of common stock issued and outstanding immediately prior to the Effective Time (other than the cancelled shares held by the Company as treasury stock, any cancelled shares owned directly or indirectly by Parent or MergerSub, and any Dissenting Shares).
Common Stock
At the Effective Time, each share of common stock issued and outstanding immediately prior to the Effective Time (other than any cancelled shares held by the Company as treasury stock, any cancelled shares owned directly or indirectly by Parent or MergerSub, and any Dissenting Shares) will be cancelled and converted automatically into the right to receive the Per Share Merger Consideration (which is an amount in cash equal to $17.10 per share without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom). All shares converted into the right to receive the Per Share Merger Consideration will no longer be outstanding and will automatically be cancelled at the Effective Time.
Company Treasury Stock; Shares Held by Parent and MergerSub
At the Effective Time, any shares of common stock that are held in the treasury of SharpSpring and any shares of common stock owned directly or indirectly by Parent or MergerSub will automatically be cancelled and retired and will cease to exist and no consideration will be paid for such shares.
MergerSub Stock
At the Effective Time, any shares of capital stock of MergerSub issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.
Treatment of Company Stock Awards
The Merger Agreement provides that no award will be continued, substituted or assumed in connection with the Closing. Each award that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be deemed cancelled at and as of the Closing.
As of the Effective Time, each option that is vested (including as a result of the Merger) (each a “Vested Option”), outstanding and unexercised immediately prior to the Closing will be cancelled and the option holder thereof will be entitled to receive an amount, if any, for each share of common stock subject to such option holder’s Vested Option, equal to (x) the Per Share Merger Consideration, minus (y) the sum of

(1) the exercise price per share of common stock of such Vested Option and (2) any applicable required withholding amounts.
As of the Effective Time, each option that is unvested will be cancelled, terminated and extinguished by SharpSpring. The holder of such unvested option will receive no consideration thereof, in each case, except as (A) otherwise provided in an agreement in effect as of the date hereof between SharpSpring and the holder of such unvested option and disclosed on the Company Disclosure Schedule or (B) otherwise agreed in writing between Parent and the holder of such unvested option.
As of the Effective Time, each RSU that is vested (including as a result of the Merger) (each, a “Vested RSU”) will be canceled and the RSU holder will be entitled to receive an amount, if any, equal to (x) the product of (1) the Per Share Merger Consideration and (2) the total number of shares of common stock underlying such RSU holder’s Vested RSUs, minus (y) any applicable required withholding amounts. At the Effective Time, each RSU that is unvested will be cancelled, terminated and extinguished by SharpSpring and the holder of such unvested RSU will receive no consideration thereof, in each case, except as (A) otherwise provided in an agreement in effect as of the date hereof between SharpSpring and the holder of such unvested RSU and disclosed on the Company Disclosure Schedule or (B) otherwise agreed in writing between Parent and the holder of such unvested RSU.
Prior to the Closing, SharpSpring will take all action that may be necessary (under SharpSpring’s 2010 Stock Incentive Plan and 2019 Equity Incentive Plan or otherwise) to effectuate the provisions of the Merger Agreement and to ensure that, from and after the Closing, each option holder or RSU holder will cease to have any rights with respect to such awards, except the right to receive the consideration specified above and in the Merger Agreement, if any, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom.
Merger Fund and Payment Procedures
At the closing of the Merger, Parent will deposit in trust with a bank or trust company designated by Parent and reasonably acceptable to SharpSpring, which we refer to as the “Paying Agent,” cash in the aggregate amount (which we refer to as the “Merger Fund”) equal to the Per Share Merger Consideration. The Merger Fund will be applied to pay the consideration in respect of shares of common stock outstanding immediately prior to the Effective Time.
As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of SharpSpring common stock immediately prior to Effective Time a letter of transmittal to be completed by such holder to receive such holder’s portion of the Merger Fund, along with instructions for effecting the surrender of stock certificates in exchange for the Per Share Merger Consideration. Upon proper completion, execution and delivery by a holder of record of shares of common stock to the Paying Agent of a letter of transmittal and all other documentation required by the letter of transmittal (including surrender of a stock certificate(s) for cancellation or an affidavit of lost stock certificate as required by the letter of transmittal), such holder will be entitled to receive, in exchange for each share of common stock, the Per Share Merger Consideration, and the surrendered stock certificates will be cancelled.
If payment is to be made to a person other than a registered holder of shares of common stock represented by the stock certificate or stock certificates in exchange therefor, it will be a condition to such payment that the stock certificate or stock certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will pay to the Paying Agent any transfer or other taxes required as a result of such payment being made to a person other than the registered holder of such shares of common stock or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.
After the Effective Time, there will be no further transfers on the stock transfer books of the Surviving Corporation of shares of common stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, stock certificates are presented to the Surviving Corporation, such stock certificates will be cancelled, retired and exchanged for the consideration provided for, and in accordance with the procedures set forth, in Article I of the Merger Agreement.

If any cash deposited with the Paying Agent for purposes of payment of the consideration in exchange for shares of common stock remains unclaimed one (1) year after the Effective Time, the remaining cash will be returned to Parent, or its designee, automatically, and any holder of shares of common stock who has not converted such holder’s shares of common stock into the Per Share Merger Consideration prior to that time will thereafter look only to the Surviving Corporation for payment of such amount, without any interest thereon. Any amounts remaining unclaimed by holders of shares of common stock five (5) years after the Effective Time will become the property of the Surviving Corporation free and clear of any claims or interest.
No dividends or other distributions with respect to capital stock of the Surviving Corporation with a Record Date after the Effective Time will be paid with respect to the Shares.
Dissenting Shares
Notwithstanding any contrary provision of the Merger Agreement, any shares of common stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (“Dissenting Shares”), will not be converted into or represent a right to receive any portion of the Per Share Merger Consideration, but the holder thereof will be entitled only to such rights as are granted by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, each such share of common stock will thereupon be treated as if it had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Per Share Merger Consideration, in accordance with the Merger Agreement, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom, and will not thereafter be deemed to be Dissenting Shares.
SharpSpring must give Parent and MergerSub (a) prompt written notice of any written notices to demand appraisal (and in any event within twenty-four (24) hours), withdrawals or forfeitures of notices to demand appraisal and any other instruments relating to appraisal rights served pursuant to the DGCL and received by SharpSpring in respect of the Dissenting Shares, and (b) the opportunity to direct and control all negotiations and actions with respect to demands for appraisal pursuant to Section 262 of the DGCL in respect of Dissenting Shares. Except with the prior written consent of Parent, SharpSpring will not make any payment with respect to, or settle or offer to settle, any such demands.
Representations and Warranties
The Merger Agreement contains representations and warranties of SharpSpring, Parent and MergerSub.
SharpSpring
Certain of the representations and warranties in the Merger Agreement made by SharpSpring are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse Effect” means any state of facts, condition, change, development, event or effect (each, an “Effect”) that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, rights, assets, operations or condition (financial or otherwise) of SharpSpring and its subsidiaries taken as a whole or (ii) prevent, impair or materially delay the ability of SharpSpring and its subsidiaries from entering into or performing its obligations under the Merger Agreement and the transaction documents to which it is a party or consummate the transactions contemplated by the Merger Agreement and the transaction documents. However, Effects relating to or arising out of the following are excluded from the definition of Material Adverse Effect:
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business or economic conditions in the world or the industries in which SharpSpring or any of its subsidiaries operates, solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

•
the economy, credit or financial or capital markets anywhere in the world (including, without limitation, changes in interest or exchange rates), solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;
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national or international political or social conditions, solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

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any conditions resulting from natural disasters, solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

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pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, without limitation, any COVID-19 responses), solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

•
changes in GAAP or any accounting standards or policies, solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

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changes in applicable law or other government directives, solely to the extent SharpSpring and its subsidiaries are not disproportionately affected thereby in a material adverse manner relative to the other participants in the industries in which the SharpSpring and its subsidiaries conduct the business;

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the failure of the financial or operating performance of SharpSpring or any of its subsidiaries to meet projections, forecasts or budgets for any period (provided that Parent will be permitted to take into account the underlying cause of any such failures in determining whether a Material Adverse Effect has or would reasonably be expected to occur); and

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actions taken by any person in connection with the Merger Agreement or any of the other transaction documents or any of the transactions contemplated by such documents, or which are attributable to the announcement of the Merger Agreement and the transactions contemplated thereby or the identity of Parent or any of its affiliates; provided, that such action will not be excluded with respect to (A) the representations and warranties (in whole or in relevant part) made by SharpSpring in the Merger Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of the Merger Agreement, the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) the closing condition to the extent related to such representations or warranties or (C) the performance by SharpSpring of its obligations to conduct the business in accordance with the Merger Agreement.

In the Merger Agreement, SharpSpring and its subsidiaries made customary representations and warranties to Parent and MergerSub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and qualification and authority to conduct business with respect to SharpSpring and its subsidiaries;

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SharpSpring’s corporate power and authority (including approval of the Board of Directors and direction to submit the Merger Agreement to a stockholder vote and recommendation of stockholder approval) to execute, deliver and perform its covenants and obligations under the Merger Agreement, and the enforceability of the Merger Agreement;

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the capitalization of SharpSpring and SharpSpring’s ownership of its subsidiaries;

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the accuracy and compliance with applicable requirements of SharpSpring’s SEC filings and financial statements, the absence of certain specified undisclosed liabilities, and the effectiveness of SharpSpring’s internal control over financial reporting and disclosure controls and procedures;

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the absence of conflicts with laws, SharpSpring’s or its subsidiaries’ contracts or permits and SharpSpring’s or its subsidiaries’ organizational documents, in each case as a result of the Company’s execution of the merger agreement or consummation of the Merger and the absence of certain governmental consents in connection with the merger;
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the absence of material legal proceedings against SharpSpring or any of its subsidiaries;

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SharpSpring’s and its subsidiaries’ valid title to and ownership of its tangible personal property;

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SharpSpring’s and its subsidiaries’ real and leased property;

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SharpSpring’s filing of tax returns, payment of taxes and other tax matters;

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the absence of any Material Adverse Effect from December 31, 2020 until the date of the Merger Agreement, the operation of SharpSpring in the ordinary course of business and the absence of certain changes to SharpSpring since December 31, 2020 through the date of the Merger Agreement;

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the existence, status and enforceability of specified categories of SharpSpring’s material contracts;

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the existence of specified labor issues and, employment, management, change of control and severance agreements;

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environmental matters with respect to SharpSpring’s operation;

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SharpSpring’s and its subsidiaries’ compliance with applicable laws;

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retention and payment of brokers or finders in connection with the Merger Agreement or the related transaction documents;

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SharpSpring’s and its subsidiaries’ employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

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SharpSpring’s and its subsidiaries’ intellectual property;

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the nonexistence of certain related party transactions;

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the absence of untrue or misleading statements in the Company proxy statement;

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the receipt by the Board of Directors of the fairness opinion from JMP Securities;

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the inapplicability of anti-takeover statutes to the transaction contemplated by the Merger Agreement;

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SharpSpring’s insurance policies;

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SharpSpring’s IT systems;

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privacy and data security compliance of SharpSpring and its subsidiaries; and

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SharpSpring’s compliance with the terms of the PPP Loan and the Coronavirus Aid, Relief, and Economic Security Act (i.e., the CARES Act).

Parent and MergerSub
In the Merger Agreement, Parent and MergerSub have made customary representations and warranties to SharpSpring which, in some cases, are qualified by materiality or subject to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority to conduct business with respect to Parent and MergerSub;

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the capitalization of MergerSub;

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Parent’s and MergerSub’s power and authority to execute, deliver and perform its covenants and obligations under the Merger Agreement, and the enforceability of the Merger Agreement;

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approval of the board of directors of Parent and MergerSub and recommendation of stockholder approval;

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non-retention and payment of brokers or finders in connection with the Merger Agreement or the related transaction documents;

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the absence of material legal proceedings against Parent or MergerSub;

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the absence of conflicts with laws, Parent’s or MergerSub’s material contracts and Parent’s or MergerSub’s organizational documents;

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certain investigations undertaken by Parent in connection with the Merger Agreement and the transactions contemplated thereby;

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matters with respect to Parent’s financing (as more fully described below under “— Financing Efforts”) and sufficiency of funds in connection with consummation of the transactions contemplated the Merger Agreement;

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the solvency of the Surviving Corporation and its subsidiaries as of the closing, after giving effect to all of the transactions contemplated by the Merger Agreement and the other transaction documents;

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the accuracy of the information supplied by or on behalf of Parent or MergerSub for inclusion in this proxy statement;

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Parent’s, MergerSub’s and certain of its affiliates’ lack of any ownership interest in SharpSpring; and

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the absence of certain other agreements relating to the Merger.

Conduct of Business Pending the Merger
SharpSpring has agreed under the Merger Agreement that, except as (1) required by Merger Agreement or any of the other transaction documents; (2) set forth the Company Disclosure Schedule ; (3) consented to by Parent in writing (which such consent will not be unreasonably withheld, delayed or conditioned); or (4) required by applicable law, during the period of time between the signing of the Merger Agreement and the Effective Time (or the termination of the Merger Agreement), SharpSpring will, and will cause each of its subsidiaries to:
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conduct the business in the ordinary course of business in all material respects and in compliance in all material respects with applicable laws; and

•
use commercially reasonable best efforts to preserve the business, permits, business organizations and existing relationships of the business with governmental entities, employees, vendors, distributors and other persons having business dealings with the business.

SharpSpring has also agreed that, except as (1) required by the Merger Agreement or any of the other transaction documents; (2) set forth in the Company Disclosure Schedule; (3) consented to by Parent in writing (which such consent will not be unreasonably withheld, delayed or conditioned); or (4) required by applicable law, during the period of time between the signing of the Merger Agreement and the Effective Time, SharpSpring will not, and will permit any of its subsidiaries to, subject in each case to certain specified exceptions, among other things:
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authorize or effect any amendment or change in its organizational documents;

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grant any options, warrants, convertible securities or other rights to purchase or obtain any of its capital stock, limited liability company interest or equity interests, or issue, sell or otherwise dispose of any of its capital stock, limited liability company interests or equity interests, or reclassify, combine, change, exchange, split or subdivide any of its capital stock, limited liability company interests or equity interests

•
declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or equity interests, other than dividends paid by any subsidiary of SharpSpring to SharpSpring or any wholly-owned subsidiary of SharpSpring, or redeem, repurchase or otherwise reacquire any shares of its capital stock or equity interests except upon the exercise or vesting of awards;

•
enter into any contract, or amend or modify any existing contract, with any employee of SharpSpring or any of its subsidiaries, in each case outside of the ordinary course of business;

•
sell, lease, transfer, license or otherwise dispose of, any of their respective material properties or material assets that relate to and are used in the business, or grant or otherwise create or consent to the creation of an Encumbrance (other than permitted encumbrances) affecting any material assets, other than in the ordinary course of business;
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make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than those as have been approved in the capital budget of SharpSpring for the fiscal year ending December 31, 2021;

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enter into any labor or collective bargaining agreement relating to the employees of SharpSpring or any of its subsidiaries;

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establish, terminate or amend any employee benefit plan, grant or agree to grant any increase in the wages, salary, bonus or other compensation or benefits of any employee of SharpSpring or any of its subsidiaries, or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or restricted stock units, or other stock-based compensation, except as required under any of the existing employee benefit plans or done in the ordinary course of business;

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hire any employee other than in replacement for a departing employee with substantially similar compensation or terminate any employee other than for cause as determined by SharpSpring or one of its subsidiaries in its reasonable discretion in accordance with applicable law, other than new hires that are contemplated in the approved capital budget of SharpSpring for the fiscal year ending December 31, 2021 and provided that no such new hire will receive total annual compensation in excess of $150,000;

•
modify the terms of, cancel, waive, create, assume or default under, forgive, release or compromise any Indebtedness or other material debt owed to, or material claim or material right of, SharpSpring or its subsidiaries that relates to the business, except in the ordinary course of business;

•
assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except with respect to obligations of any subsidiaries of the Company; change its accounting methods or accounting practices and policies, except as required by GAAP;

•
make any capital investment in or loan to any person, except for extensions of credit to customers and vendors in the Ordinary Course of business, and advances to current or former employees of SharpSpring or any of its subsidiaries for travel and business expenses in the ordinary course of business;

•
merge, consolidate, form a joint venture or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity, other than as contemplated by the Merger Agreement and the other transaction documents;

•
settle any action pending or threatened against SharpSpring or any of its subsidiaries that would require SharpSpring or any of its subsidiaries to pay an amount in excess of $100,000 for any individual action or $250,000 in the aggregate for all actions;

•
cancel or terminate any material insurance policy;

•
create or otherwise incur any lien on any material asset of the business, other than Permitted Liens;

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other than in the ordinary course of business or as is not material to SharpSpring or any of its subsidiaries, sell, pledge, assign, mortgage, transfer, lease, license, otherwise encumber or dispose of any property of SharpSpring or any Company subsidiary;

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(i) materially amend, modify or terminate (except for terminations pursuant to the expiration of the existing term of any Company contract) any Company contract or waive, release or assign any material rights under any Company contracts or (ii) enter into any contract or agreement that, if in effect on the date of the Merger Agreement, would constitute a Company contract other than in the case of this clause (ii), in the ordinary course of business with respect to customer or vendor contracts that would be Company contracts solely because of the applicable provisions of the Merger Agreement;

•
enter into, amend in any material respect, renew (other than in accordance with its terms), modify in any material respect or terminate any Company lease or contract that would be a Company lease if in effect on the date hereof;

•
fail to maintain, cancel, terminate or allow to lapse, without a commercially reasonable substitute therefor, any permit;

•
convene any special meeting of SharpSpring’s stockholders other than SharpSpring stockholders meeting or any other meeting of SharpSpring’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the consummation of the transactions contemplated in the Merger Agreement;

•
fail to pay or satisfy when due any material liability (other than any such liability that is being contested in good faith);

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of SharpSpring or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•
commence any material action;

•
grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

•
(i) change any method of tax accounting, (ii) make, change or rescind any material tax election other than in the ordinary course of business and consistent with past practice; (iii) settle or compromise any tax liability or consent to any claim or assessment relating to a material amount of taxes; (iv) file any material amended tax return; (v) take any material position on a tax return inconsistent with a position taken on a tax return previously filed; (vi) file any claim for, or surrender any right to claim, a refund, offset or reduction of a material amount of taxes; (vii) initiate or enter into any voluntary disclosure, closing agreement or other contract with a Taxing Authority relating to taxes; or (viii) waive or extend the statute of limitations in respect of taxes;

•
acquire or make an offer to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit;

•
enter into any gross up or similar arrangements with any current or former employees; or

•
commit in writing to take any of the foregoing actions.

Restrictions on Solicitation of Other Offers
Under the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, SharpSpring has agreed that it and its subsidiaries will, and will cause its subsidiaries’ representatives, to among other things:
•
immediately cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any acquisition proposal or any inquiry, offer, proposal or request that could reasonably be expected to lead to an acquisition proposal;

•
immediately cease providing any further non-public information with respect to SharpSpring or any acquisition proposal to any such person or its representatives; and

•
immediately terminate all access granted to any such person and its representatives to any physical or electronic data room.

The Company has also agreed that neither it nor its subsidiaries will, and the Company will cause its and its subsidiaries’ representatives, not to, directly or indirectly:
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solicit, initiate, propose, knowingly encourage, induce, facilitate or assist, any inquiry or any acquisition proposal or the making, submission or announcement of any inquiry or acquisition proposal;

•
enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or otherwise knowingly cooperate with, any inquiry or acquisition proposal;

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provide any non-public information or data, or afford access to SharpSpring’s business, employees, properties, assets, books, or records to any person (other than to Parent, MergerSub or their designees) relating to any inquiry or acquisition proposal;

•
knowingly facilitate or assist any effort or attempt to make an inquiry or acquisition proposal or the making, submission or announcement thereof;

•
approve, endorse or recommend any acquisition proposal or any inquiry;

•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition proposal (except for a comparable confidentiality agreement); or

•
agree, propose or resolve to take, or take any of the actions prohibited in the preceding clauses.

Notwithstanding these restrictions, at any time prior to obtaining the approval of the Merger by SharpSpring’s stockholders, SharpSpring, in response to any written acquisition proposal delivered to after the date of the Merger Agreement that did not result from or arise in connection with a breach by SharpSpring of the restrictions set forth above, may provide, subject to an executed comparable confidentiality agreement, information relating to SharpSpring and its subsidiaries to, and engage in discussions or negotiations with, and afford access to the business, employees, properties, assets, books and records of SharpSpring to, the person that submitted such written acquisition proposal and its representatives, provided that SharpSpring’s Board (or a committee thereof) determines in good faith (after consultation with its financial and legal advisors) that (i) such acquisition proposal constitutes or could reasonably be expected to result in a superior offer and (ii) failure to engage in such discussions or negotiations would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. SharpSpring has agreed to (A) provide Parent notice promptly prior to any meeting of the Board (or any duly authorized committee thereof) at which the Board is to determine whether an acquisition proposal constitutes a qualifying acquisition proposal (B) cease any negotiations or discussions (or the provision of any information to any person and its representatives) who made a qualifying acquisition proposal immediately after it ceases to be a qualifying acquisition proposal and (C) promptly (and in any event within 24 hours) make available to Parent any non-public information concerning SharpSpring and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Parent.
SharpSpring will promptly (and, in any event, within 24 hours) notify Parent of the receipt of any inquiry or acquisition proposal. Any such notice must include any non-public information requested from SharpSpring in connection with or related to any inquiry or acquisition proposal and discussions or negotiations relating to or in connection with any inquiry or acquisition proposal. Notice must also include the identity of the person or group of persons making the offer or proposal, copies of any written materials, draft agreements or other materials relating to any such inquiry or acquisition material terms and conditions of any inquiry or acquisition proposal. SharpSpring will keep Parent reasonably informed on a current basis of any developments, discussions or negotiations regarding any and all inquiries and acquisition proposals, and promptly notify Parent of any scheduled meeting of SharpSpring’s Board or committee thereof at which it is reasonably likely that the Board will consider any acquisition proposal or inquiry, and of any determination by the Board or any committee thereof that an acquisition proposal constitutes a qualifying acquisition proposal or a superior offer.
The Board of Directors’ Recommendation; Change of Recommendation
As described above, and subject to the provisions described below, SharpSpring’s Board of Directors must recommend that the holders of the Company’s common stock vote “FOR” the proposal to approve and adopt the Merger Agreement and the Merger. The Merger Agreement provides that the Board of Directors may not effect a Change of Recommendation except as described below.
The Board of Directors may not (with any action described in the following being referred to as a “Change of Recommendation”):

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withhold, withdraw or in a manner adverse to Parent or MergerSub, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the determination or the recommendation;

•
fail to include the determination or the recommendation in the proxy statement;

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make (or permit any representative to make) any recommendation or public statement in connection with a tender or exchange offer for any equity securities of SharpSpring, other than a recommendation against such offer or a “stop, look and listen” statement;

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fail to recommend against any tender offer or exchange offer for any equity securities of SharpSpring or any acquisition proposal by the earlier of (A) the 10th business day after the commencement of such tender or exchange offer or (B) the 3rd business day prior to SharpSpring’s stockholders meeting;

•
make (or permit any representative to make) any public statements that are inconsistent with the determination or recommendation;

•
approve, recommend or otherwise declare advisable or propose or resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any acquisition proposal;

•
following the public disclosure of an acquisition proposal, fail to publicly reaffirm the determination or recommendation within five (5) business days after Parent so requests in writing (it being understood that SharpSpring will not be obligated to make such reaffirmation on more than one occasion);

•
resolve or agree to do any of the foregoing; or

•
cause SharpSpring or any of its subsidiaries to enter into an alternative acquisition agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to, but not after, the receipt of the adoption of the Merger Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of common stock, which we refer to as the “Requisite Company Vote” at the Company stockholders meeting, the Board may effect a Change of Recommendation in response to an acquisition proposal that constitutes a superior offer (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into a definitive agreement to consummate a superior offer, which did not result from any material breach by SharpSpring of the non-solicitation provisions described above, if the Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, if and only if prior to any Change of Recommendation or termination of the Merger Agreement in connection with a superior offer:
•
SharpSpring has provided prior written notice to Parent and MergerSub, at least four (4) business days in advance (which period we refer to as the “Notice of Superior Offer Change of Recommendation”), of the intention of the Board (or any committee thereof) to effect a Change of Recommendation or to terminate the Merger Agreement in connection with a superior offer, which notice, if concerning an intended Change of Recommendation in response to a superior offer or concerning an intended termination of the Merger Agreement in connection with a superior offer, must (A) state that the Board has received a written acquisition proposal that constitutes a superior offer and that the Board has determined, consistent with its fiduciary duties under applicable law and in accordance with the terms of the Merger Agreement, to make a Change of Recommendation or to terminate the Merger Agreement, (B) specify the identity of the person (or group of persons) making such superior offer and the material terms and conditions of the superior offer (or of any material modification thereto) and (C) include an unredacted copy of the superior offer and an unredacted copy of the then-current proposed draft alternative acquisition agreements and any agreements entered into in connection with such superior offer;

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if requested by Parent, SharpSpring has negotiated with, and caused its representatives to negotiate with, Parent in good faith during the four (4) business days following the date of the Notice of Superior Offer Change of Recommendation with respect to any changes to the Merger Agreement proposed by Parent so that such acquisition proposal would no longer constitute a superior offer, and permitted Parent to discuss the superior offer with the Board during the four (4) business day period; and

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at the end of the period contemplated above (including any required extension), the Board determines in good faith (after consulting with its outside financial advisor and outside legal counsel), taking into account any changes to the Merger Agreement offered in writing by Parent, that such acquisition proposal continues to constitute a superior offer even if such changes offered by Parent were to be given effect and that failure to make such Change of Recommendation or terminate the Merger Agreement in response to such superior offer would be reasonably likely to be inconsistent with the directors’ fiduciary duties; provided that any amendment to the financial terms or any other material term or condition of such superior offer (whether or not in response to any changes proposed by Parent) will require a new Notice of Superior Offer Change of Recommendation and an additional two (2) business day-notice period from the date of such notice during which the terms of the clause above and this clause will apply with changes (other than the number of business days), provided that if the SharpSpring stockholders meeting is scheduled to be held on a date that is within five (5) business days of the date of such amendment to the superior offer, then the period with respect to each such subsequent amendment that is within five (5) business days of the scheduled date of the SharpSpring stockholders meeting will be one (1) business day instead of two (2) business days.

The Board of Directors is permitted to make a Change of Recommendation in response to an Intervening Event (as defined below) if the Board of Directors or any committee thereof determines in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law, and it has:
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provided prior written notice to Parent and MergerSub, at least four (4) business days in advance of the intention of the Board (or any committee thereof) to effect a Change of Recommendation in response to an Intervening Event and specifying in reasonable detail the reasons for such Change of Recommendation;

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prior to making such Change of Recommendation, if requested by Parent, SharpSpring has negotiated, and directed any applicable representatives to negotiate, in good faith with Parent during the four (4) business days following the date of such written notice with respect to any changes to the terms of the Merger Agreement proposed by Parent so that such effect no longer constitutes an Intervening Event, and permitted Parent to discuss the Intervening Event with the Board; and

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the Board or any committee thereof (after consulting with its outside financial advisors and outside legal counsel) has considered in good faith any changes to the Merger Agreement offered in writing by Parent, that such Effect continues to constitute an Intervening Event even if such changes offered by Parent were to be given effect and that failure to make a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

An “Intervening Event” refers to a material event, material occurrence, material change, material effect or material development (an “Intervening Event Effect”) arising after June 21, 2021 that was neither known to, nor reasonably foreseeable by, the Board prior to June 21, 2021; provided, however, that that an “Intervening Event” does not include (1) any acquisition proposal, inquiry or any business combination or acquisition opportunity, (2) an Intervening Event Effect resulting from a breach of the Merger Agreement by the Company or any of the Company’s subsidiaries, (3) changes in the price of the shares of Company common stock, in and of itself provided that the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition) or (4) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying reasons for such events may constitute an Intervening Event unless excluded by any other exclusion in this definition).
The Merger Agreement does not prohibit SharpSpring or the Board of Directors or any committee thereof from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with its obligations under Rules 14d-9 and 14e-2 under the Exchange Act in response to an acquisition proposal, or making any disclosure to its stockholders required (after consultation with outside legal advisors) under applicable law, provided, however, that neither SharpSpring nor the Board (or any committee thereof) may effect a Change of Recommendation except in compliance with the Merger Agreement.

Employee Benefits
During the one (1) year period immediately following the Closing, Parent will, or will cause the Surviving Corporation to, provide to each Company Employee, for so long as the Company Employee remains so employed by the Surviving Corporation or any other affiliate of Parent, (i) substantially similar base salary and substantially similar target annual bonus opportunity provided to such Company Employee immediately prior to the Closing and (ii) other employee benefits (excluding cash and equity-based long-term incentive opportunities) that, with respect to each employee, are substantially similar in the aggregate to the employee benefits provided to similarly situated employees of Parent. “Company Employee” means any employee of SharpSpring or any of its subsidiaries immediately prior to the Closing.
Parent will provide each Company Employee who incurs a termination of employment during the one (1) year period immediately following the Closing with severance benefits that are no less favorable than the severance benefits which such employee would have received with respect to such termination following the severance practices of SharpSpring and its subsidiaries and employment agreements covering Company Employees as in effect immediately prior to the Closing.
No provision of the Merger Agreement will (i) create any right in any employee of SharpSpring to continued employment by Parent, SharpSpring or the Surviving Corporation, or preclude the ability of Parent, SharpSpring or the Surviving Corporation to terminate the employment of any employee for any reason; (ii) require Parent, SharpSpring or the Surviving Corporation to continue any employee benefit plans or prevent the amendment, modification or termination thereof after the Closing; (iii) confer upon any Company Employee any rights or remedies under or by reason of the Merger Agreement; or (iv) be treated as an amendment to any particular employee benefit plan of Parent or SharpSpring.
Financing Efforts
SharpSpring will, and will cause its subsidiaries to, and will use its commercially reasonable efforts to cause its representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any financing obtained in connection with the transactions contemplated by the Merger Agreement (it being understood that the receipt of such financing is not a condition to the Merger); provided, however, that nothing in the Merger Agreement will require such cooperation or other action on the part of SharpSpring, its subsidiaries or their respective representatives to the extent it would (i) unreasonably disrupt the conduct of the business or operations of SharpSpring or its subsidiaries or (ii) require SharpSpring, any of its subsidiaries or any of their respective representatives to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability (other than out-of-pocket expenses that will be subject to reimbursement by MergerSub as set forth below) or give any indemnities prior to the Effective Time. Such cooperation will include:
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preparing and furnishing all financial and other pertinent information regarding SharpSpring and its subsidiaries reasonably requested by Parent;

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reasonably facilitating the pledging of collateral, provided that no such documents or agreements will be effective prior to the Effective Time;

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taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of such financing; and

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furnishing Parent and any lenders involved with such financing, with all documentation and other information required by any governmental entity with respect to such financing under applicable “know your customer” and anti-money laundering rules and regulations.

MergerSub will, and Parent will cause MergerSub to, promptly, upon request by SharpSpring, reimburse SharpSpring for all reasonable costs and expenses incurred by SharpSpring or any of its subsidiaries or their respective representatives in connection with such financing, and will indemnify and hold harmless SharpSpring, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of such financing and any information used in connection therewith.

Parent will use its reasonable best efforts to obtain as of the Closing funds under the Existing Parent Facility that, together with cash on hand of Parent, are sufficient to make the payments contemplated by Article I of the Merger Agreement and pay any transaction expenses required to be paid by Parent or SharpSpring (the “Required Closing Amount”), including using reasonable best efforts to (i) maintain in effect and comply with the Existing Parent Facility and (ii) enforce its rights under the existing parent facility. Parent will not agree to any amendment to the existing parent facility that would be reasonably expected to prevent or materially delay or impair the Closing or reduce the amount of funds available under the existing parent facility to an amount that, together with the cash on hand of Parent, is less than the Required Closing Amount. In the event that the existing parent facility becomes unavailable then Parent will use its reasonable best efforts to obtain other debt financing on terms not materially less favorable, in the aggregate, to Parent than those under the existing parent facility.
Director and Officer Liability; Indemnification
After the Effective Time, all rights to exculpation, indemnification and reimbursement and advancement of expenses, and all limitations on liability, existing in favor of any current or former officer, employee or member of the Board of Directors or Board of managers of SharpSpring and/or any of its subsidiaries (collectively, the “Covered Persons”), as provided in the articles or certificate of incorporation or formation, limited liability company agreement, bylaws or other organizational documents of SharpSpring or any of its subsidiaries, and/or in any agreements or arrangements of SharpSpring or any of its subsidiaries providing for similar rights and limitations in favor of any of the Covered Persons, in any such case as in effect as of immediately prior to the Effective Time will survive the consummation of the transactions contemplated under the Merger Agreement and will continue in full force and effect, and Parent will, and Parent will cause the Surviving Corporation and each of its subsidiaries to, honor all such rights and limitations after the Effective Time, to the extent such provisions are permitted by applicable law. For a period of six (6) years from the Effective Time, all such rights of exculpation, indemnification and reimbursement and advancement of expenses, and all such limitations on liability, will not be terminated or modified in such a manner as to adversely affect any Covered Person without the consent of such affected Covered Person unless required by applicable law.
At the Effective Time, Parent will or will cause the Surviving Corporation and its subsidiaries to obtain, maintain and fully pay for an irrevocable “tail” officers’ and directors’ liability insurance policy naming the Covered Persons as direct beneficiaries with a claims period of at least six (6) years after the Effective Time with respect to acts or omissions occurring on or prior to the Closing. The insurance policy will contain coverage terms and be in an amount not less favorable than the officers’ and directors’ liability insurance policy maintained by SharpSpring and its subsidiaries as in effect on the date of Merger Agreement and will be reviewed and approved in advance by SharpSpring. In satisfying these obligations, the Surviving Corporation is not obligated to pay annual premiums in excess of 325% of the amount paid by SharpSpring or any of its subsidiaries for such insurance prior to the Merger Agreement.
The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than those set forth in the SharpSpring certificate of incorporation and bylaws under the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, unless required by applicable law.
In the event Parent, the Surviving Corporation or any subsidiary of the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other person and will not be the continuing or Surviving Corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then in each such case, proper provision will be made so that the successors and assigns of Parent, the Surviving Corporation or its applicable subsidiary (or their respective successors and assigns) will assume in writing the obligations set forth in the Merger Agreement regarding the director and officer liability and indemnification.
If any claim, action, suit, proceeding or investigation with respect to which a Covered Person would have been entitled to indemnification prior to the Effective Time (whether arising before, at or after the Effective Time) is made against any Covered Person on or prior to the sixth anniversary of the Effective Time, the provisions and benefits related to indemnification of the Covered Person will continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.
The indemnification provided for will not be deemed exclusive of any other rights to which a Covered Person is entitled, whether pursuant to law, contract or otherwise. The provisions related to indemnification will survive the consummation of the Merger and expressly are intended to benefit, and will be enforceable by, each of the Covered Persons and their respective heirs and legal representatives.
Additional Agreements
Publicity
Except as may be required by law or stock market regulations, Parent and SharpSpring will consult with the other party before Parent, MergerSub or SharpSpring or any of their respective affiliates issue any press release or otherwise making any public statement with respect to the Merger or the Merger Agreement. However, these restrictions will not apply to any Change of Recommendation or announcement made with respect to any acquisition proposal or any dispute between the parties regarding the Merger Agreement or the transactions contemplated therein.
Confidentiality of Parent and MergerSub
Parent and MergerSub will, and will cause their subsidiaries and representatives to, treat all nonpublic information obtained in connection with the Merger Agreement and the transactions contemplated therein as confidential in accordance with the terms of the confidentiality agreement between the Company and an affiliate of Parent dated March 24, 2021 (the “Confidentiality Agreement”). The terms of the Confidentiality Agreement are incorporated herein by reference and will continue in full force and effect until the Closing.
Access to Information
During the pre-closing period, SharpSpring will, and will cause each of its subsidiaries to, at Parent’s expense, afford the advisors, representatives, officers, directors, employees, auditors and other agents of Parent (provided, that Parent will cause such advisors, representatives, officers, directors, employees, auditors and other agents to treat any information gained thereby as confidential) reasonable access, during normal business hours and upon reasonable advance written notice, and subject to reasonable rules and regulations of SharpSpring, to (a) to officers, employees and personnel of SharpSpring and its subsidiaries provided that such access to employees (other than specified company executives) will be arranged by SharpSpring, (b) the properties, offices and other facilities of SharpSpring and its subsidiaries and (c) to the extent not prohibited by applicable law, all books and records, and all financial, operating and other data and information, with respect to the business, in each case, as Parent may reasonably request; provided, however, (i) if SharpSpring so requires, Parent’s representatives conducting any physical inspection of the properties, offices or other facilities of SharpSpring or one of its subsidiaries will be accompanied by one or more representatives of SharpSpring and (ii) SharpSpring will not be required to provide any such access to the extent that, after consultation with its outside legal counsel, (v) it would require SharpSpring or any of its subsidiaries to disclose information subject to attorney-client privilege as advised by the Company’s outside counsel, (w) it would require SharpSpring or any of its subsidiaries to disclose information that would cause significant competitive harm to SharpSpring or its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated, (x) SharpSpring determines in good faith, in light of any COVID-19 Measures, that such access would reasonably be expected to jeopardize the health and safety of any employee of SharpSpring, (y) it would require SharpSpring or any of its subsidiaries to violate applicable law, or (z) it would require SharpSpring or any of its subsidiaries to violate any confidentiality obligations to which SharpSpring or any of its subsidiaries is bound, provided that, with respect to clauses (v) through (z) above, SharpSpring will use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in any such violation, harm or jeopardy, as applicable. Prior to the Closing, without the express prior written consent of SharpSpring, which consent will not be unreasonably withheld, conditioned or delayed for any reason, neither Parent nor MergerSub, nor any of their advisors, representatives, officers, directors, employees, auditors or other agents will contact any customers, vendors or suppliers of SharpSpring. The advisors, representatives, officers, directors, employees, auditors and other agents to Parent will conduct themselves so as not to unreasonably interfere in the conduct of the business of SharpSpring and its subsidiaries prior to the Closing.
Efforts
Subject to certain terms of the Merger Agreement, Parent and SharpSpring must each use its reasonable best efforts to:
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as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the Merger required under (i) the Exchange Act, and any other applicable federal or state securities law, (ii) the HSR Act and (iii) any other applicable law; and

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contest and resist any administrative or judicial action or proceeding instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction contemplated by the Merger Agreement and to have vacated, lifted, reversed or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Merger Agreement.

None of Parent, MergerSub, or any of their respective affiliates will be required to, and SharpSpring may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to
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sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective affiliates;

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conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective affiliates in any manner; or

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impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective affiliates;

provided, that if requested by Parent, SharpSpring will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on SharpSpring in the event the Closing occurs.
Stockholders Meeting; Preparation of Proxy Materials
SharpSpring will take all action necessary to call, give notice of, convene and hold the Company stockholder meeting for the purpose of obtaining the requisite stockholder approvals, and hold the Company stockholder meeting as soon as reasonably practicable after the date of the Merger Agreement and in no event later than thirty (30) calendar days after commencement of mailing the proxy statement to SharpSpring stockholders. SharpSpring will keep Parent and MergerSub updated with respect to proxy solicitation results as requested Parent or MergerSub. SharpSpring will have the right, after good faith consultation with Parent, to, and will at the request of Parent, postpone or adjourn the Company stockholders meeting for no longer than twenty (20) business days in the aggregate: (A) for the absence of a quorum, or (B) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the Company Stockholder Meeting, SharpSpring has not received a number of proxies that would reasonably be believed to be sufficient to obtain the Requisite Company Vote at the Company Stockholder Meeting; provided, however, that in no event shall the Company stockholder meeting be held later than five (5) business days prior to the Outside Date.
The Merger Agreement provides that as soon as reasonably practicable following the date of the Merger Agreement (and no later than twenty (20) days after the date thereof), SharpSpring will prepare and file the Company proxy statement with the SEC. Notwithstanding the foregoing, Parent and MergerSub consented to the extension of the filing of this Company proxy statement to July 14, 2021. Parent, MergerSub, and SharpSpring will cooperate and consult with each other in the preparation of the Company proxy statement. Parent and MergerSub will furnish SharpSpring the information relating to it required by the Exchange Act to be set forth in the Company proxy statement. SharpSpring will use its reasonable best efforts to cause the Company proxy statement at the date that it is first published, sent, or given to the stockholders and at the time of the company stockholders meeting, to comply as to form in all material respects with the requirements of the Exchange Act. SharpSpring will, as promptly as reasonably practicable (but no later than the fifth (5th) business day thereafter, unless the parties agree in writing otherwise) after the Company proxy statement is cleared by the SEC for mailing to the stockholders, (i) file the proxy statement in its definitive form with the SEC; and (ii) cause the definitive Proxy Statement to be mailed as promptly as possible after the date of such clearance (but no later than the fifth (5th) business day thereafter, unless the parties agree in writing otherwise) or such date that the SEC advises that SharpSpring may commence mailing the Company proxy statement. Each party agrees to consult and cooperate with the other parties in resolving all SEC comments with respect to the Company proxy statement as promptly as practicable after receipt thereof. Each party agrees to correct any information provided by it for use in the Company proxy statement which has become false or misleading and SharpSpring will promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. SharpSpring will, as soon as reasonably practicable, (i) notify Parent of the receipt of any comment from the SEC with respect to the Company proxy statement and any request for any amendment to the Company proxy statement or for additional information; and (ii) provide Parent with copies of all written correspondence between SharpSpring and its representatives, on the one hand, and the SEC, on the other hand, with respect to the Company proxy statement.
Immediately following the execution and delivery of the Merger Agreement, Parent, as sole stockholder of MergerSub, will adopt the Merger Agreement and approve the Merger, in accordance with the DGCL.
No Control of Business
Nothing contained in the Merger Agreement is intended to give Parent or MergerSub, directly or indirectly, the right to control or direct any aspect of SharpSpring’s or its subsidiaries’ operations prior to the Closing. Prior to the Closing, SharpSpring will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.
Stock Exchange Delisting; Deregistration
Prior to the Effective Time, SharpSpring will cooperate with Parent and use its reasonable best efforts to take all actions and to do all things reasonably necessary under applicable laws and the rules and policies of NASDAQ Capital Market to enable the delisting by the Surviving Corporation of the shares of Company common stock from NASDAQ Capital Market and the deregistration of the shares of Company common stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time.
Section 16
Prior to the Effective Time, SharpSpring may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of SharpSpring (including any derivative securities) pursuant to the transactions contemplated by the Merger Agreement by any officer or director of SharpSpring who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.
Stockholder Litigation
SharpSpring will provide Parent with prompt notice of all stockholder litigation (including threatened litigation) and keep Parent reasonably informed with respect to the status thereof. SharpSpring will keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and SharpSpring will give Parent the opportunity to participate in, but not control, the defense and settlement of any SharpSpring stockholder litigation against SharpSpring or its directors relating to the transactions contemplated under the Merger Agreement and any ancillary documents, and that settlement will not be agreed to without Parent’s prior written consent.
Payoff Letters
On or prior to the Closing, SharpSpring will obtain and deliver to Parent customary payoff letters in connection with the repayment of the indebtedness and any related definitive agreements, which will include language (a) stating that, upon receipt of the applicable payoff amount, such indebtedness and all related loan documents will be terminated, (b) providing that all encumbrances and all guarantees in connection therewith relating to the assets and properties of SharpSpring or any of its subsidiary securing such obligations will be released and terminated upon the payment of the applicable payoff amount and (c) effecting the return of all possessory collateral in connection with such Indebtedness (to the extent practicable, on the closing date).
Notice
SharpSpring will give prompt notice to Parent, and Parent will give prompt notice to SharpSpring, of any event which a party becomes aware of between the date of the Merger Agreement and the Closing, the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article III of the Merger Agreement to fail.
Conditions to the Closing of the Merger
The respective obligations of Parent, MergerSub and SharpSpring to effect the Merger are subject to the satisfaction of the following conditions on or prior to the Closing, except to the extent waived in writing by Parent, MergerSub and SharpSpring:
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Company Stockholder Approval. The Merger Agreement will have been duly adopted by the Requisite Company Vote;

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Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) will have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable antitrust laws;

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No Injunction. There will be no law, injunction, restraining order or decree of any nature of any Governmental Entity, whether preliminary, temporary or permanent, that is in effect that prohibits, restrains or makes illegal the consummation of the Merger and the other transactions contemplated hereby.

In addition, the obligations of Parent and MergerSub to effect the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Parent and MergerSub on or prior to the Closing of each of the following additional conditions:
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Representations and Warranties. (i) Certain of the Company’s representations and warranties in the Merger Agreement regarding its organization and good standing, its subsidiaries, the absence of conflicts with laws and its material contracts, Company products, Company IT systems, and its privacy and data security will be true and correct in all respects as of the Closing as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date); (ii) except for the certain representations and warranties regarding the Company’s organization and good standing, capitalization, its subsidiaries, authority, the absence of conflicts with laws and its material contracts, brokers’ fees, intellectual property, JMP Securities’ opinion, the absence of certain changes such as a Material Adverse Effect since December 31, 2020, Company IT systems, and its privacy and data security, the representations and warranties as set forth in the Merger Agreement will be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Closing, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iii) certain of the representations and warranties of the Company set forth in the Merger Agreement regarding the authorization of the transaction, the capital structure (other than de minimis inaccuracies), the absence certain changes such as a Material Adverse Effect since December 31, 2020, brokers’ fees, and JMP Securities’ opinion will be true and correct in all respects as of the Closing, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date).
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Performance of Covenants. SharpSpring will have performed or and complied with, in all material respects, the agreements and covenants in the Merger Agreement required to be performed by or complied with by it at or prior to the Closing.

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Material Adverse Effect. Since the date of the Merger Agreement, there will not have been any Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of SharpSpring, certifying as to satisfaction or waiver of the Company’s representation and warranties described above, the Company’s performance of the covenants, and absence of a Material Adverse Effect.

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FIRPTA. SharpSpring will have delivered (i) an affidavit, under penalties of perjury, stating that SharpSpring is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, dated as of the Closing and in form and substance as required under Treasury Regulation Section 1.897-2(h), along with (ii) a duly completed and executed notification to the IRS described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of such affidavit. SharpSpring acknowledges that Parent may cause the Surviving Corporation to file such notification with the IRS on or after the Closing.

In addition, the obligation of SharpSpring to effect the Merger is subject to the satisfaction or waiver by SharpSpring on or prior to the Closing of each of the following additional conditions:
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Representations and Warranties. The representations and warranties of Parent and MergerSub set forth in Article II of the Merger Agreement will be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Closing, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and MergerSub’s ability to consummate the transactions contemplated by the Merger Agreement.

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Performance of Covenants. Parent and MergerSub will have performed or and complied with, in all material respects, the agreements and covenants of the Merger Agreement required to be performed by or complied with by them at or prior to the Closing.

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Officers Certificate. SharpSpring will have received a certificate, signed by an officer of Parent, certifying as to satisfaction or waiver of Parent’s representation and warranties described above and Parent’s and MergerSub’s performance of their covenants.

Termination
The Merger Agreement may be terminated, and the Merger may be abandoned, as follows:
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at any time prior to the Closing, by mutual written consent of Parent and SharpSpring;

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by written notice of Parent or SharpSpring to the other party if the Merger has not be consummated by October 21, 2021 (the “Outside Date”); provided, however, if the Merger would fail to be consummated on or prior to the Outside Date because any approval of a governmental entity pursuant to the HSR Act or any other applicable antitrust law has not been obtained by the Outside Date, and if all other conditions of the Merger Agreement are satisfied as of the Outside Date, then, Parent or SharpSpring may extend the Outside Date for a period of up to ninety (90) days with written notice at least two (2) days prior to the original Outside Date; provided, further, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement was the cause of, or resulted in, the failure of the Merger to be consummated on or prior to the Outside Date;
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by written notice of Parent to SharpSpring if any of the representations or warranties of SharpSpring set forth in the Merger Agreement will be untrue or inaccurate on the date of the Merger Agreement or will become untrue or inaccurate, or SharpSpring will have breached or failed to perform when required under any of its covenants or agreements set forth in the Merger Agreement; in either case, to the extent that any condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of thirty (30) days after written notice is given by Parent to SharpSpring or two (2) business days prior to the Outside Date; provided that Parent will not have the right to terminate the Merger Agreement if Parent or MergerSub is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that any condition would not be satisfied if it were to be measured as of the time of such breach;

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by written notice of SharpSpring to Parent if any of the representations or warranties of Parent set forth in the Merger Agreement will be untrue or inaccurate on the date of the Merger Agreement or will become untrue or inaccurate, or Parent will have breached or failed to perform when required under any of its covenants or agreements set forth in the Merger Agreement; in either case, to the extent that any condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of thirty (30) days after written notice is given by SharpSpring to Parent or two (2) business days prior to the Outside Date; provided that SharpSpring will not have the right to terminate the Merger Agreement if SharpSpring is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that any condition would not be satisfied if it were to be measured as of the time of such breach;

•
by written notice of SharpSpring to Parent if the applicable conditions of the Merger Agreement have been and continue to be satisfied or, to the extent permitted by applicable law, irrevocably waived; if Parent and MergerSub have failed to close the Merger on the date on which the Closing is required to have occurred and, thereafter, SharpSpring has irrevocably notified Parent in writing that SharpSpring is ready, willing and able to consummate the Closing on the date of such notice and throughout the immediately subsequent three (3)-business day period; and Parent and MergerSub have failed to consummate the Closing within three (3) business days following the receipt of such notice;

•
by written notice of Parent or SharpSpring to the other party if there will be a permanent injunction, restraining order, ruling or decree of any nature of any governmental entity that is in effect that restrains, enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement, provided that the party so requesting termination will not have breached the Merger Agreement in a manner that resulted in the entry of such permanent injunction, restraining order, ruling or decree of any governmental entity;

•
at any time prior to the receipt of the Company Requisite Vote at the Company stockholders meeting, by written notice of Parent to SharpSpring in the event the Board will have made a Change of Recommendation or SharpSpring will have materially breached its obligations under the relevant provisions of the Merger Agreement;

•
by written notice of SharpSpring to Parent, at any time prior to the receipt of the Company Requisite Vote at the Company stockholders meeting, if (A) SharpSpring has received a superior offer, (B) the Board has authorized SharpSpring to enter into a definitive agreement to consummate the superior offer, (C) SharpSpring has complied in all respects with the applicable provisions of the Merger Agreement and such superior offer did not result from a breach of the Merger Agreement, (D) prior to or concurrently with such termination, SharpSpring pays the Company Termination

Fee in accordance with the Merger Agreement, and (E) concurrently with such termination, SharpSpring enters into a definitive agreement to consummate the superior offer; or
•
at any time prior to the receipt of the Company Requisite Vote at the Company stockholders meeting, by written notice of Parent or SharpSpring to the other if at the Company stockholders meeting a vote is taken on the Merger Agreement and the Company Requisite Vote is not obtained.

Effect of Termination
In the event the Merger Agreement is validly terminated in accordance with the Merger Agreement, the Merger Agreement will become null and void and of no further force or effect, and there will be no liability or obligation thereunder on the part of SharpSpring, Parent, MergerSub or any of their respective affiliates or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, representatives, successors or assigns, except that certain provisions of the Merger Agreement will survive the termination and no such termination will relieve the applicable party from any obligation to pay the Company Termination Fee and/or applicable expenses or the Parent Termination Fee or SharpSpring for any liability for any and all damages, costs, expenses, liabilities of any kind, in each case, suffered by Parent or MergerSub as a result of or in connection with an intentional breach by SharpSpring;
Subject to certain limitations, the Company will pay Parent (or its designee) a termination fee equal to $7,046,778 (the “Company Termination Fee”) under the following circumstances:
•
If the Merger Agreement is validly terminated (1) by written termination notice of either party to the other if at the Special Meeting a vote is taken and the required vote is not obtained and Parent had the right to terminate because the Board made a Change of Recommendation or the Company materially breached its obligations regarding solicitation or the Company stockholders meeting; (2) by written notice of Parent to the Company because the Board made a Change of Recommendation or the Company materially breached its obligations regarding solicitation or the Company stockholders meeting; or (3) by the Company in accordance with the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal, then the Company will pay to Parent or its designee the Company Termination Fee, which will be paid prior to or concurrently with the termination of the Merger Agreement or no later than the second (2nd) business day after termination, depending on the controlling section of the Merger Agreement, by wire transfer of immediately available funds to an account designated by Parent (it being understood that in no event will the Company Termination Fee be payable on more than one occasion);

•
if the Merger Agreement is validly terminated (A) (1) by written notice of Parent or the Company to the other party if the Merger has not been consummated on or before the Outside Date, subject to certain conditions; (2) by written notice of Parent to the Company if any of the representations or warranties of the Company are untrue or inaccurate as of June 21, 2021 or will become untrue, or if the Company will have breached or failed to perform when required by any of the covenants in the Merger Agreement, subject to certain restrictions as listed in the Merger Agreement; or (3) at any time prior to the receipt of the Company Requisite Vote at the Company stockholders meeting, by written notice of Parent or SharpSpring to the other if at the Company stockholders meeting a vote is taken on the Merger Agreement and the Company Requisite Vote is not obtained; (B) prior to the termination, an acquisition proposal has been publicly announced or made known to SharpSpring; and (C) within 12 months after the date of termination of the Merger Agreement, SharpSpring or any of its subsidiaries enters into a definitive agreement to consummate an acquisition proposal or SharpSpring or any of its subsidiaries consummates an acquisition proposal, then SharpSpring will pay to Parent the Company Termination Fee on the earlier of the date of the entry into such definitive agreement or consummation of such acquisition proposal, it being understood that in no event will the Company Termination Fee be payable on more than one occasion;

Subject to certain limitations, Parent will pay the Company (or its designee) a termination fee equal to $11,709,392 (the “Parent Termination Fee”) in the event that the Merger Agreement is terminated:
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by the Company, prior to the Effective Time, if (i) any of the representations or warranties of Parent set forth in the Merger Agreement shall be untrue or inaccurate or shall become untrue or inaccurate or (ii) Parent or MergerSub will have breached or failed to perform when required any of its covenants or agreements set forth in the Merger Agreement, such that any applicable condition would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice is given by the Company to Parent or (B) two (2) business days prior to the Outside Date; or
•
by the Company if (i) the closing conditions applicable to Parent and MergerSub (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) have been and continue to be satisfied or irrevocably waived, (ii) Parent and MergerSub have failed to close the Merger as of the closing and the Company has confirmed by notice to Parent that the Company is ready, willing and able to consummate the closing on the date of such notice and throughout the immediately subsequent three (3)-business day period; and (iii) Parent and MergerSub have failed to consummate the Merger within three business days after delivery of such notice, provided that all the conditions to Parent’s obligation to close are satisfied and continue to be satisfied.

If the Parent Termination Fee is payable, such Parent Termination Fee will be paid no later than the second (2nd) business day after termination of the Merger Agreement, by wire transfer of immediately available funds to an account designated by SharpSpring, it being understood that in no event will the Parent Termination Fee be payable on more than one occasion;
SharpSpring acknowledges that the agreements contained in the relevant portion of the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement; accordingly, if SharpSpring fails to pay the Company Termination Fee when due and, in order to obtain such payment, Parent or any of its affiliates commences a suit or other action that results in a judgment against SharpSpring for the Company Termination Fee or any portion thereof, SharpSpring will pay to Parent the costs and expenses (including attorneys’ fees) of Parent or such affiliate in connection with such suit or other action, together with interest on such amount or portion thereof at the prime rate published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment. Parent acknowledges that the agreements contained in the relevant sections of the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, SharpSpring would not enter into the Merger Agreement; accordingly, if Parent fails to pay the Parent Termination Fee when due and, in order to obtain such payment, SharpSpring or any of its affiliates commences a suit or other action that results in a judgment against Parent for the Parent Termination Fee or any portion thereof, Parent will pay to SharpSpring the costs and expenses (including attorneys’ fees) of SharpSpring or such affiliate in connection with such suit or other action, together with interest on such amount or portion thereof at the prime rate published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment
After valid termination of the Merger Agreement, or if the Company Termination Fee becomes payable, Parent’s right to receive payment of the Company Termination Fee from SharpSpring will, upon full payment to Parent of the Company Termination Fee, be the sole and exclusive monetary remedy of Parent, MergerSub and their respective affiliates, managers, directors, stockholders, option holders members, partners, officers, employees, agents, representatives, successors and assigns (collectively, the “Parent Related Parties”) against SharpSpring, its subsidiaries and their respective affiliates, managers, directors, stockholders, option holders, RSU holders, members, partners, officers, employees, agents, representatives, successors and assigns (collectively, the “Company Related Parties”) for any loss or damage suffered as a result of any breach of the Merger Agreement or any transaction documents or any representation, warranty, covenant or agreement contained therein by SharpSpring or any other Company Related Party prior to the termination of the Merger Agreement or the failure of the transactions contemplated thereby to be consummated; provided, however, that notwithstanding anything to the contrary in the Merger Agreement, nothing will relieve SharpSpring of liability for any damages suffered by Parent or MergerSub resulting from such intentional breach by SharpSpring of the Merger Agreement;
After valid termination of the Merger Agreement, SharpSpring’s right to receive payment of the Parent Termination Fee will, upon full payment to SharpSpring of the Parent Termination Fee, be the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered as a result of any breach of the Merger Agreement or any transaction documents or any representation, warranty, covenant or agreement contained therein by Parent or any other Parent Related Party prior to the termination of the Merger Agreement or the failure of the transactions contemplated thereby to be consummated; provided, however, that such parties will remain obligated for, and SharpSpring will be entitled to remedies with respect to, the Confidentiality Agreement, and Parent will remain obligated for, and SharpSpring will be entitled to remedies with respect to, the reimbursement and expense obligations of Parent contained in resignation section of the Merger Agreement; and
Each party acknowledges that (i) the agreements contained in the termination of the Merger Agreement section (b) are an integral part of the transactions contemplated by the Merger Agreement, (ii) the damages resulting from termination of the Merger Agreement under circumstances where the Company Termination Fee or Parent Termination Fee are payable are uncertain and incapable of accurate calculation and, therefore, each of the Company Termination and Parent Termination Fee is not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the transactions contemplated thereby, and (iii) without these agreements, the parties would not have entered into the Merger Agreement.
Following any termination of the Merger Agreement, the Confidentiality Agreement will survive and remain in full force and effect for the longer of (x) the remainder of the term as set forth in the Confidentiality Agreement and (y) one (1) year following such termination. Nothing as described in the effect of the termination section of the Merger Agreement will be deemed to impair the right of any party to bring any action or actions for specific performance, injunctive and/or other equitable relief (including the right of any party to compel specific performance by another party of its obligations under the Merger Agreement) pursuant to, and subject to the limitations set forth in, the applicable provision of the Merger Agreement prior to the valid termination of the Merger Agreement.
Specific Performance
Prior to any valid termination of the Merger Agreement, each of the parties has the right to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of the Merger Agreement and to enforce its rights thereunder not only by action(s) for damages but also by action(s) for specific performance, injunctive and/or equitable relief.
However, SharpSpring will be entitled to an injunction or specific performance of Parent’s obligation to cause the Closing to occur if, and only if, (A) all conditions (other than those conditions that are satisfied by or at Closing but subject to the satisfaction or waiver of such conditions) have been satisfied or waived, (B) the debt financing has been, or are capable of being, funded in accordance with the terms thereof, (C) Parent and MergerSub are required to consummate the Merger, and (D) SharpSpring has irrevocably confirmed in writing to Parent that it is ready, willing and able to consummate the Closing and that if specific performance is granted and the Debt Financing are funded, then the Closing would occur.
Amendment
The Merger Agreement may be amended, supplemented, waived or modified if, and only if, any such amendment, supplement or modification is in writing and signed by SharpSpring and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Company Requisite Vote at the Company Stockholder Meeting, no amendment may be made which decreases the Per Share Merger Consideration. No failure or delay by any party in exercising any right, power, privilege or remedy thereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.
Governing Law
The Merger Agreement is governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties to the Merger Agreement consented to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

VOTING AGREEMENT
On June 21, 2021, concurrently with the execution of the Merger Agreement, Parent and the Company entered into a voting and support agreement, which we refer to as the “Voting Agreement,” with certain funds affiliated with Scott Miller, a director of the Company. Messrs. Carlson, Jackson, Costi, Huey, Sait, Singh and Whitton also executed the Voting Agreements. As of the close of business on the Record Date, these stockholders beneficially owned approximately 13.2% of the issued and outstanding shares of Company common stock entitled to vote. In connection with the execution and delivery of the Voting Agreements, Parent did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the Merger Agreement in respect of their shares. A copy of the form of Voting Agreement is attached as Annex D to this proxy statement.
The Voting Agreements require each of the stockholders, among other things, to vote shares of Company common stock aggregating to 13.2% of the outstanding shares of Company common stock in favor of:
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the Merger;

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each of the other actions contemplated by the Merger Agreement; and

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any action in furtherance of any of the foregoing;

and against approval of the following:
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any proposal made in opposition to or in competition with the Merger or the Merger Agreement and any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

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any of the following actions (other than the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the properties, rights or other assets of the Company or any of its subsidiaries; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iv) any change in the Board of Directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws or other charter or organizational documents; (vi) any change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger.

Each stockholder subject to the Voting Agreement has agreed that, while the Voting Agreement is valid, each stockholder will not directly or indirectly, cause or permit any transfer of any of the common stock to be effected, which includes, but does not limit, tendering, agreeing to tender or permitting any of the Company common stock to be tendered any of the in response to or otherwise in connection with any tender or exchange offer. Each stockholder also agrees not to (a) deposit any of the Company common stock into a voting trust; (b) grant any proxy with respect to any of the Company common stock; or (c) other than the Voting Agreement, enter into any tender, voting or other similar agreement or arrangement, with respect Company common stock. To the extent permitted by the applicable law, each stockholder shall not exercise and irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any of the common stock that may arise in connection with the Merger.
Each Stockholder also agrees not to take any action that would be a breach the restrictions on solicitation (described in of “The Merger Agreement (Proposal One) — Restrictions on Solicitation of Other Offers”) if taken by the Company. Notwithstanding anything to the contrary in the Voting Agreement, nothing shall prevent any such stockholder who is a member of the Board of Directors of the Company, in his capacity as such, from (i) participating in or facilitating any action that the Company or its Board of Directors, or members thereof, are permitted to take under the Merger Agreement or (ii) taking any action that a director of the Company determines in good faith is required to take in satisfaction of his fiduciary duties or in order to comply with applicable law. Further, Parent, MergerSub and the Company acknowledged under the Voting Agreement that such stockholders signed the Voting Agreement solely in his or its capacity as an owner of the covered shares and nothing therein limits or affects any actions taken by such stockholders, or requires such stockholders to take any action, in his or her capacity as an officer or director of the Company.
The expiration date under the Voting Agreement is defined as the earlier of: (i) the date on which the Merger Agreement is validly terminated in accordance with its terms; or (ii) the date upon which the Merger becomes effective; provided, however, that the Voting Agreement will earlier terminate in the event that the Merger is not consummated and closed by December 31, 2021 (the “Expiration Date”). Each stockholders’ certain obligations regarding the restrictions on solicitation and the irrevocable proxy granted from the stockholder to Parent will terminate upon the Expiration Date. The accuracy of stockholders’ representation and warranties contained in the Voting Agreement will be accurate through and including the Expiration Date.

NONBINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION (PROPOSAL TWO)
In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the Merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 59.
Accordingly we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed in the table in the section of the proxy statement entitled ‘The Merger — Golden Parachute Compensation’ including the associated narrative discussion, is hereby approved.”
The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement. Accordingly, you may vote “FOR” either or both of the proposal to adopt the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement and vote “AGAINST” or “ABSTAIN” for this nonbinding advisory proposal regarding “golden parachute” compensation (and vice versa).
Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, the Board of Directors’ compensation committee, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger Agreement is adopted by the stockholders and the Merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.
The approval of this proposal requires the affirmative vote of the majority of the shares represented at the Special Meeting and entitled to vote on the proposal.
The Board of Directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL THREE)
If at the Special Meeting, the Board of Directors determines it is necessary or appropriate to adjourn the Special Meeting, to solicit additional proxies to approve the proposal to adopt the Merger Agreement, then we intend to move to vote on this proposal. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Proposal Three and not on the proposal to adopt the Merger Agreement or the nonbinding advisory proposal regarding “golden parachute” compensation.
In this proposal, we are asking our stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement. If our stockholders approve the adjournment of the Special Meeting, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement.
The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and the nonbinding advisory proposal regarding “golden parachute” compensation. Accordingly, you may vote “FOR” either or both of the proposal to adopt the Merger Agreement and the nonbinding advisory proposal regarding “golden parachute” compensation and vote “AGAINST” or “ABSTAIN” for the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement (and vice versa).
The approval of this proposal requires the affirmative vote of the majority of the shares represented at the Special Meeting and entitled to vote on the proposal.
The Board of Directors recommends that you vote “FOR” approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

MARKET PRICE OF COMPANY COMMON STOCK
The Company common stock is listed for trading on the NASDAQ Capital Market under the trading symbol “SHSP.” As of July 28, 2021 there were 12,886,660 shares of the Company common stock outstanding, held by approximately 50 stockholders of record.
We have not paid any cash dividends on our common stock during the periods presented. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 28, 2021, by:
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each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

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each of our directors;

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each of our named executive officers; and

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all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under SEC rules and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days after July 28, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o SharpSpring, Inc., 5001 Celebration Point Ave Suite 410, Gainesville, FL 32608. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner(1)(2)(3)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Options and RSUs Included in Shares Beneficially Owned(4)
5% Stockholders(5)
Greenhaven Road Investment Management, LP c/o Royce & Associates LLC 8 Sound Shore Drive, Suite 190, Greenwich, CT 06830	1,365,674	10.6%	—
AWM Investment Company Inc c/o Special Situations Funds 527 Madison Avenue, Suite 2600, New York, NY 10022	968,353	7.5%	—
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	935,400	7.3%	—
Richard H. Witmer, Jr. 16 Fort Hills Lane, Greenwich, CT 06831	696,976	5.4%	—
Named Executive Officers and Directors(5)
Richard A. Carlson, Chief Executive Officer and Director	822,593	6.1%	518,795
Travis Whitton, Chief Technology Officer	38,313	*	28,745
Aaron Jackson, Chief Financial Officer	18,105	*	18,105
Steven A. Huey, Director	33,761	*	16,000
Savneet Singh, Director	6,416	*	4,334
Scott Miller, Director(6)	1,374,008	10.7%	8,334
Jason Costi, Director	469	*	—
All executive officers and directors as a group (8 persons)	2,293,665	17.0%	594,313

(1)
To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days from July 28, 2021.

(2)
Unless otherwise noted, in care of SharpSpring, Inc., 5001 Celebration Point Ave Suite 410, Gainesville, FL 32608.

(3)
Based on 12,886,660 shares of common stock outstanding on July 28, 2021. Does not include shares underlying options to purchase shares of our common stock under our 2010 and 2019 Employee Stock Plans.

(4)
Based solely upon a review of Schedule 13G and Form 4 filings with the SEC.

(5)
If a person listed on this table has the right to obtain additional shares of common stock within 60 days from July 28, 2021, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(6)
Additionally includes (i) 674,458 shares of common stock held directly by Greenhaven Road Capital Fund 1, L.P.; and (ii) 691,216 shares of common stock held directly by Greenhaven Road Capital Fund 2, L.P.. Mr. Miller serves as the Managing Member of the General Partner (for itself and on behalf of Greenhaven Fund 1, Greenhaven Fund 2 and the Investment Manager).

APPRAISAL RIGHTS
If the Merger is completed, under Section 262 of the DGCL, holders of record of Company common stock who do not vote in favor of the proposal to adopt the Merger Agreement, who properly demand appraisal of their shares, who do not fail to perfect or validly withdraw such demand or otherwise lose their right to appraisal and who otherwise comply with the requirements for seeking appraisal under Section 262 of the DGCL will be entitled to receive payment in cash for the fair value of their shares of Company common stock (as of the Effective Time of the Merger exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery in an appraisal proceeding, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, in lieu of the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. These rights are known as appraisal rights. Our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.
The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.
This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.
Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of appraisal rights.
Section 262 of the DGCL requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the adoption of the Merger Agreement. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached as Annex C to this proxy statement.
Our stockholders who may wish to exercise their appraisal rights or may wish to preserve their right to do so should review Annex C carefully and in its entirety and should consult with their legal advisor, since failure to timely comply with the procedures set forth therein will result in the loss of such rights.
If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:
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You must deliver to the Company a written demand for appraisal of your shares before the vote to adopt the Merger Agreement is taken.   This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•
You must either vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement.   A vote in favor of the adoption of the Merger Agreement, whether by proxy, over the Internet, by telephone or by mail, or in person at the Special Meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously submitted written demands for appraisal. Because a properly executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the Merger Agreement, a stockholder who wishes to exercise appraisal rights must provide instructions in any such proxy to vote against the adoption of the Merger Agreement or otherwise attend the Special Meeting and vote against adoption of the Merger Agreement, or abstain from voting.

•
You must continuously hold the shares of record from the date of making the demand through the Effective Time of the Merger.

•
You, another stockholder, a beneficial owner on whose behalf appraisal has been demanded (or the Surviving Corporation in the Merger) must file a petition in the Delaware Court of Chancery requesting

a determination of the fair value of their shares of Company common stock within 120 days after the Effective Time of the Merger.   The Surviving Corporation of the Merger is under no obligation to file any petition and has no present intention of doing so. Accordingly, it is the obligation of all stockholders to initiate all necessary action to properly demand and perfect their appraisal rights within the time prescribed by Section 262 of the DGCL.
If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the $17.10 Per Share Merger Consideration for your shares of Company common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Company common stock.
All demands for appraisal should be addressed to our Secretary at SharpSpring, Inc. 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock for which appraisal is demanded.
The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares in connection with the Merger. To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on the stock ledger of the Company and on his, her or its stock certificate(s), if any.
Only a holder of record of shares of our common stock is entitled to demand appraisal rights for such shares of our common stock registered in that holder’s name. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the Effective Time of the Merger.
Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares.
If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary.
If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.
An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owners.
A record owner, such as a bank, brokerage firm or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.
If you hold your shares of Company common stock in a bank, a brokerage account or other nominee form and wish to exercise appraisal rights, you should consult with your bank or broker or the other nominee to determine the appropriate procedures for the nominee to make a demand for appraisal. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a bank, brokerage firm or other nominee, must act promptly to cause the record holder to properly follow the steps summarized below and perfect appraisal rights in a timely manner.
Within 10 days after the Effective Time of the Merger, the Surviving Corporation in the Merger will provide notice of the date the Merger has become effective to each former stockholder of the Company who has properly demanded an appraisal of their shares of Company common stock under Section 262 of the DGCL, has not voted in favor of the adoption of the Merger Agreement and has not withdrawn or otherwise lost the right to appraisal. At any time within 60 days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Per Share Merger Consideration, without interest, specified by the Merger Agreement for his, her or its shares of Company common stock. Any attempt to withdraw made more than 60 days after the Effective Time of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Per Share Merger Consideration.
Within 120 days after the Effective Time of the Merger, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation or present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously submitted written demand for appraisal. If you are the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition.
Within 120 days after the Effective Time of the Merger, any stockholder who has complied with Section 262 of the DGCL, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such beneficial owner, shall, upon written request to the Surviving Corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement must be mailed to the requesting stockholder within 10 days after such written request is received by the Surviving Corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After providing notice to dissenting stockholders who demanded appraisal of their shares as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company common stock entitled to appraisal exceeds 1% of the outstanding shares of Company common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Company common stock exceeds $1.0 million.
After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value as of the Effective Time of the Merger exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive that value upon the surrender of their shares. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Surviving Corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the Per Share Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.
Costs of the appraisal proceeding (which do not attorneys’ fees or the fees and expenses of experts) may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a Record Date prior to the Effective Time of the Merger; however, if no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within 60 days after the Effective Time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Per Share Merger Consideration, without interest and subject to deduction for any required withholding tax or other amounts required to be withheld therefrom, for shares of his, her or its common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Time of the Merger may only be made with the written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Merger.
In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.
DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK
If the Merger is consummated, the Company common stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company common stock.
CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED
In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or MergerSub for their shares of Company common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the NASDAQ Capital Market and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.
Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a superior proposal. See “The Merger Agreement (Proposal One) — Termination” beginning on page 83.
Pursuant to the Merger Agreement, under certain circumstances, if the Merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be obligated to pay us a termination fee. See “The Merger Agreement (Proposal One) — Effect of Termination” beginning on page 85.
OTHER MATTERS
Other Matters for Action at the Special Meeting
As of the date of this proxy statement, the Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.
Future Stockholder Proposals
If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the Merger is not consummated, we expect to hold our 2022 annual meeting of stockholders, which we refer to as the “2022 Annual Meeting,” in June 2022, although the Company reserves the right to delay its annual meeting as may be permitted under applicable law.
In order for stockholder proposals to be included in our proxy statement for the 2022 Annual Meeting, we must receive them at our principal executive offices, 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, by December 31, 2021, being 120 days prior to the date of the first anniversary of the date our proxy statement for the 2021 Annual Meeting of Stockholders was released to stockholders. Stockholder proposals (including recommendations of nominees for election to the Board of Directors), other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, in order to be voted on at the 2022 Annual Meeting, must be received by us not earlier than February 17, 2022 and not later than March 19, 2022 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2021 Annual Meeting of Stockholders. In the event that the 2022 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2021 Annual Meeting of Stockholders, notice by a stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2022 Annual Meeting is mailed or such public disclosure of the date of the 2022 Annual Meeting is made, whichever first occurs.
Stockholders Sharing the Same Address
Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you write, call or email us at:
SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410,
Gainesville, FL 32608
(888) 428-9605
If you would like to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address, phone number or email address.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, https://investors.sharpspring.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on March 30, 2021);

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Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (filed with the SEC on May 17, 2021); and

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Current Reports on Form 8-K filed with the SEC on February 18, 2021; April 21, 2021; April 30, 2021; June 22, 2021; June 23, 2021; and June 24, 2021.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Chief Financial Officer at the Company’s address, which is SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608 (at (888) 428-9605); or from our proxy solicitor, Morrow Sodali (at (212) 300-2470); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED July 29, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER
Dated as of June 21, 2021
by and among
CONSTANT CONTACT, INC.,
GROOVE MERGER SUB, INC.
and
SHARPSPRING, INC.

A-ii

Exhibit A   Form of Restrictive Covenant Agreements

A-iii

INDEX OF DEFINED TERMS
Antitrust Laws	2.1(b)
Company Data	6.18
Company Privacy Policies	6.18
Information Security Program	6.18
Malicious Code	6.18
Privacy Requirements	6.18, 6.18
Acquisition Proposal	6.18
Action	6.18
Affiliate	6.18
Agreement	Preamble
Award	6.18
Awardholder	6.18
Board	Recitals
Business	6.18
Business Day	6.18
CARES Act	6.18
Certificate of Merger	1.2
Change of Recommendation	4.8(d)
Closing	1.2
Closing Date	1.2
Code	6.18
Common Stock	6.18
Company	Preamble
Company Contracts	2.1(l)(i)
Company Disclosure Schedules	6.18
Company Employee	4.14(a)
Company Indemnitees	4.6(a)
Company IT Systems	2.1(w)
Company Lease	2.1(i)(iii)
Company Owned IP	6.18
Company Proxy Statement	2.1(t)
Company Related Parties	5.1(b)(iv)
Company Reports	2.1(e)(i)
Company SEC Documents	6.18
Company Stockholders’ Meeting	6.18
Company Termination Fee	6.18
Comparable Confidentiality Agreement	6.18
Confidentiality Agreement	4.3
Contract	6.18
DGCL	Recitals
Dissenting Shares	1.7
Effective Time	1.2

A-iv

e-mail	6.5
Employee Benefit Plan	6.18
Encumbrance	6.18
Environmental Law	6.18
Environmental Permit	6.18
Equity Interests	6.18
ERISA	6.18
ERISA Affiliate	6.18
Exchange Act	2.1(b)
Foreign Antitrust Laws	2.1(b)
GAAP	6.18
Governmental Entity	6.18
Hazardous Material	6.18
Historical Financial Statements	2.1(e)(ii)
HSR Act	6.18
Indebtedness	6.18
Insurance Policies	2.1(v)
Insurance Policy	2.1(v)
Intellectual Property	6.18
Interim Balance Sheet	6.18
Intervening Event	5.8(f)
IRS	6.18
Knowledge of Parent	6.18
Knowledge of the Company	6.18
Law	6.18
Leased Real Property	2.1(i)(ii)
Material Adverse Effect	6.18
Merger	Recitals
Merger Consideration	1.5
Merger Fund	1.6(a)
MergerSub	Preamble
Nasdaq	2.1(b)
Off-the-Shelf Licenses	6.18
Option	6.18
Optionholder	6.18
Options Payment Amount	1.4(d)(ii)
Order	6.18
Ordinary Course of Business	6.18
Other Filings	6.18
Outside Date	5.1(a)(ii)
Parent	Preamble
Parent Related Parties	5.1(b)(iv)
Parent Termination Fee	6.18
Paycheck Protection Program	6.18

A-v

Paying Agent	1.6(a)
Per Share Merger Consideration	1.4(a)
Permits	2.1(o)(i)
Permitted Encumbrances	6.18
Person	6.18
Personal Data	6.18
PPP Loan	6.18
Preferred Stock	6.18
Recommendation	2.1(b)
Registered IP	2.1(r)
Representatives	4.8(a)
Required Withholding Amounts	6.18
Requisite Company Vote	2.1(b)
Restrictive Covenant Agreements	Recitals
RSU	6.18
RSUholder	6.18
RSUs Payment Amount	“1.4(d)(iii)
SBA	6.18, 6.18
SEC	2.1(b)
Securities Act	2.1(e)(i)
Shares	Recitals
Solvent	6.18
Specified Company Executives	6.18
Specified Loan Documents	6.18
Stock Certificates	1.4(a)
Stockholder	6.18
Subsidiary	6.18
Superior Offer	6.18
Surviving Corporation	1.1
Takeover Statute	Section 2.1(b)(ii)
Tax	6.18
Tax Return	6.18
Taxing Authority	6.18
Transaction Documents	6.18
WARN Act	4.10

A-vi

THIS AGREEMENT AND PLAN OF MERGER (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 21, 2021, by and among (a) Constant Contact, Inc., a Delaware corporation (“Parent”), (b) Groove Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“MergerSub”), and (c) SharpSpring, Inc., a Delaware corporation (the “Company”). Unless otherwise set forth herein, capitalized terms used herein shall have the meanings assigned to such terms in Section 6.18.
RECITALS
WHEREAS, on the terms and subject to the conditions set forth herein, MergerSub shall be merged with and into the Company as set forth in Article I hereof (the “Merger”);
WHEREAS, in the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Shares”), will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company, Parent and MergerSub to enter into this Agreement, each of Greenhaven and each of the executive officers and directors of the Company have executed and delivered a stockholder support agreement (the “Support Agreement”) pursuant to which, among other things, such stockholders, officers and directors have agreed to vote all of the Shares owned by them in favor of the Merger and the adoption of this Agreement by the Company, upon the terms and conditions set forth in the Stockholder Support Agreement;
WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and MergerSub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Delaware General Corporation Law (the “DGCL”);
WHEREAS, the respective boards of directors of each of Parent and MergerSub have each unanimously: (a) determined that it is in the best interests of Parent or MergerSub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in each case, in accordance with the DGCL;
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, each of the Persons set forth on Schedule A has delivered to Parent a fully executed Non-Competition, Non-Solicitation and Confidentiality Agreement in substantially the form attached hereto as Exhibit A (the “Restrictive Covenant Agreements”);
WHEREAS, as a result of the Merger, at the Effective Time, the Company will become a wholly-owned Subsidiary of Parent; and
WHEREAS, Parent, MergerSub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.
NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
MERGER
Section 1.1   The Merger.   Under the terms and subject to the conditions in this Agreement, and in accordance with the DGCL, pursuant to the Merger, MergerSub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of MergerSub shall cease, and the Company shall continue to exist as the surviving corporation (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
Section 1.2   Closing; Effective Time.   The closing of the Merger (the “Closing”) shall take place at the offices of Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067 on the fifth Business Day following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article III (excluding conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at or prior to the Closing) or such other time as Parent and the Company agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company, Parent and MergerSub shall duly file, or shall cause to be duly filed, with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to as the “Effective Time”).
Section 1.3    Effects of the Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or MergerSub, or any holder of any shares of capital stock of the Company, Parent or MergerSub, each of the following shall occur:
(a)   Certificate of Incorporation.   The certificate of incorporation of the Surviving Corporation shall be amended in the Merger to be the same as the Certificate of incorporation of MergerSub immediately prior to the Effective Time until amended in accordance therewith and with applicable Law, except that such certificate of incorporation shall reflect “SharpSpring, Inc.” as the name of the Surviving Corporation as of the Effective Time.
(b)   Bylaws.   The bylaws of MergerSub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (with the name of the Surviving Corporation changed, as appropriate) until amended in accordance therewith and in accordance with the certificate of incorporation of the Surviving Corporation and applicable Law.
(c)   Directors.   The directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
(d)   Officers.   The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
Section 1.4   Conversion, Cancellation or Redemption of Shares and Awards in the Merger.   As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or MergerSub, or any holder of any shares of capital stock of the Company, Parent or MergerSub, each of the following shall occur:
(a)   Company Common Stock.   At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be cancelled pursuant to Section 1.4(b) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive, subject to Section 1.4(b), an amount in cash equal to $17.10, without interest, subject to deduction for any required withholding Tax or other amounts required to be withheld therefrom under applicable Law, in accordance with Section 1.9 (the “Per Share Merger Consideration”). As of the Effective Time, all shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be cancelled pursuant to Section 1.4(b) and any Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holders of such shares of Common Stock (whether or not any such shares of Common Stock are represented by a certificate or certificates (the “Stock Certificates”)) shall cease to have any rights with respect to such shares of Common Stock, except for the right to receive, with respect to each such share of Common Stock, the Per Share Merger Consideration, subject to deduction for any required withholding Tax or other amounts required to be withheld therefrom under applicable Law, in accordance with Section 1.9.
(b)   Company Treasury Stock; Shares Held by Parent and MergerSub.   At the Effective Time, each share of Common Stock that is held in the treasury of the Company, if any, and each share of Common Stock owned directly or indirectly by Parent or MergerSub shall automatically be cancelled and retired and shall cease to exist and no payment or distribution shall be made with respect thereto.
(c)   MergerSub Stock.   At the Effective Time, each share of capital stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.
(d)   Treatment of Awards.
(i)   No Award shall be continued, substituted or assumed in connection with the Closing. Each Award held by an Awardholder that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be deemed cancelled at and as of the Closing.
(ii)   As of the Effective Time, each Option that is vested, outstanding and unexercised immediately prior to the Closing (each, a “Vested Option”) shall be cancelled and the Optionholder thereof shall be entitled to receive an amount, if any, for each share of Common Stock subject to such Optionholder’s Vested Option, equal to (x) the Per Share Merger Consideration, minus (y) the sum of (1) the exercise price per share of Common Stock of such Vested Option and (2) any applicable Required Withholding Amounts with respect to the amount equal to the Per Share Merger Consideration minus the exercise price per share of Common Stock of such Vested Option (such Required Withholding Amounts to be determined by the Company in good faith and to be contributed by Parent directly to the Company and promptly remitted by the Surviving Corporation to the applicable Taxing Authorities). The aggregate amount payable to all Optionholders pursuant to this Section 1.4(d)(i) is referred to in this Agreement as the “Options Payment Amount”.
(iii)   As of the Effective Time, each Option that is unvested shall be cancelled, terminated and extinguished by the Company and the holder of such unvested Option shall receive no consideration thereof, in each case, except as as (A) otherwise provided in an agreement in effect as of the date hereof between the Company and the holder of such unvested Option and disclosed on Schedule 2.1(c)(iv) of the Company Disclosure Schedule or (B) otherwise agreed in writing between Parent and the holder of such unvested Option.
(iv)   As of the Effective Time, each RSU that is vested (including as a result of the Merger) (each, a “Vested RSU”) shall be canceled and the RSUholder shall be entitled to receive an amount, if any, equal to (x) the product of (1) the Per Share Merger Consideration and (2) the total number of shares of Common Stock underlying such RSUholder’s Vested RSUs, minus (y) any applicable Required Withholding Amounts with respect to the amount described clause (x) (such Required Withholding Amounts to be determined by the Company in good faith and to be contributed by Parent directly to the Company and promptly remitted by the Surviving Corporation to the applicable Taxing Authorities). The aggregate amount payable to all RSUholders pursuant to this Section 1.4(d)(iv) is referred to in this Agreement as the “RSUs Payment Amount”. At the Effective Time, each RSU that is unvested shall be cancelled, terminated and extinguished by the Company and the holder of such unvested RSU shall receive no consideration thereof, in each case, except as (A) otherwise provided in an agreement in effect as of the date hereof between the Company and the holder of such unvested RSU and disclosed on Schedule 2.1(c)(iv) of the Company Disclosure Schedule or (B) otherwise agreed in writing between Parent and the holder of such unvested RSU.

(v)   The Company shall pay the Optionholders and the RSUholders who are or were Company employees the cash payments described in this Section 1.4(d) through the Company’s payroll system promptly after the Effective Time, but in any event not later than the second payroll period after the Effective Time.
(vi)   The Parent and Surviving Corporation (as applicable) shall be entitled and required to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Optionholder or RSUholder the applicable Required Withholding Amounts (as determined by the Company in good faith). To the extent that the Required Withholding Amounts are so withheld by the Surviving Corporation, (i) such Required Withholding Amounts shall be promptly remitted by the Surviving Corporation to the applicable Taxing Authority, (ii) such Required Withholding Amounts shall be treated for all purposes of this Agreement as having been paid to the applicable recipient in respect of which such deduction and withholding was made, and (iii) the Surviving Corporation shall be solely responsible for such withholding and such payments to the Taxing Authorities.
(vii)   Prior to the Closing, the Company shall take all action that may be necessary (under the Company’s 2010 Stock Incentive Plan and 2019 Equity Incentive Plan or otherwise) to effectuate the provisions of this Section 1.4 and to ensure that, from and after the Closing, each Optionholder or RSUholder shall cease to have any rights with respect to such awards, except the right to receive the consideration specified in this Section 1.4(d), if any, without interest.
Section 1.5   Merger Consideration.   The aggregate consideration to be paid by Parent and MergerSub to Stockholders in connection with the Merger shall be an amount equal to (i) the product of (x) the Per Share Merger Consideration and (y) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be cancelled pursuant to Section 1.4(b) and any Dissenting Shares) (such amount, the “Merger Consideration”).
Section 1.6   Merger Fund and Payments.
(a)   At the Closing, Parent shall deposit, or cause to be deposited, in trust with a bank or trust company designated by the Parent and reasonably acceptable to the Company (such bank or trust company, the “Paying Agent”), cash in the aggregate amount equal to the Merger Consideration (such deposit, the “Merger Fund”). The Merger Fund deposited with the Paying Agent shall be applied to pay the consideration in respect of shares of Common Stock outstanding immediately prior to the Effective Time (subject to the provisions of Section 1.4(b) relating to treasury stock and Section 1.7 relating to Dissenting Shares). Pending distribution of the Merger Fund pursuant to Section 1.6(b), the Merger Fund shall be held by the Paying Agent in trust, in cash, for the benefit of the Company, the Surviving Corporation, and Stockholders, and the Merger Fund shall not be used for any other purposes.
(b)   As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of shares of Common Stock immediately prior to the Effective Time (i) a customary letter of transmittal (the “Letter of Transmittal”) to be completed, executed and delivered by such holder to receive such holder’s portion of the Merger Fund and (ii) instructions for effecting the surrender of Stock Certificates in exchange for the Merger Consideration. Upon proper completion, execution and delivery by a holder of record of shares of Common Stock to the Paying Agent of a Letter of Transmittal and all other documentation required by the Letter of Transmittal (including surrender of a Stock Certificate or Stock Certificates for cancellation or an affidavit of lost Stock Certificate as required by the Letter of Transmittal), such holder shall be entitled to receive, in exchange for each share of Common Stock, the Per Share Merger Consideration and the Stock Certificates so surrendered will be cancelled. No interest will be paid or accrued for the benefit of holders of shares of Common Stock on the Per Share Merger Consideration payable upon the surrender of such Stock Certificates. Until surrendered, outstanding Stock Certificates (other than Stock Certificates representing Dissenting Shares) will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Merger Consideration, without interest thereon, payable in respect thereof.

(c)   If payment is to be made to a Person other than a registered holder of shares of Common Stock represented by the Stock Certificate or Stock Certificates in exchange therefor, it shall be a condition to such payment that the Stock Certificate or Stock Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment being made to a Person other than the registered holder of such shares of Common Stock or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation, such Stock Certificates shall be cancelled, retired and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.
(e)   If any cash deposited with the Paying Agent for purposes of payment of the consideration in exchange for shares of Common Stock in accordance with this Section 1.6 remains unclaimed one (1) year after the Effective Time, such cash shall be returned to Parent, or its designee, automatically, and any holder of shares of Common Stock who has not converted each of such holder’s shares of Common Stock into the Per Share Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of such amount, without any interest thereon. Any amounts remaining unclaimed by holders of shares of Common Stock five (5) years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.
(f)   No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid with respect to the Shares.
Section 1.7   Dissenting Shares.   Notwithstanding any contrary provision of this Agreement, any shares of Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (“Dissenting Shares”), shall not be converted into or represent a right to receive any portion of the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, each such share of Common Stock shall thereupon be treated as if it had been converted into and to have become exchangeable for, at the Effective Time, the right to receive (subject to the terms and conditions set forth in Section 1.6) the Per Share Merger Consideration, without any interest thereon and subject to any Tax withholding pursuant to Section 1.9. The Company shall give Parent and MergerSub (a) prompt written notice of any written notices to demand appraisal (and in any event within twenty-four (24) hours), withdrawals or forfeitures of notices to demand appraisal and any other instruments relating to appraisal rights served pursuant to the DGCL and received by the Company in respect of the Dissenting Shares, and (b) the opportunity to direct and control all negotiations and Actions with respect to demands for appraisal pursuant to Section 262 of the DGCL in respect of Dissenting Shares. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.
Section 1.8   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 1.9   Withholding Rights.   Notwithstanding any other provision in this Agreement, each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration or any other payments made in connection with this Agreement, as applicable, payable to any Person such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1   Representations and Warranties of the Company.   Except as set forth in the Company Disclosure Schedules or the Company SEC Documents filed prior to the date of this Agreement (with respect to the Company SEC Documents, other than (i) any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and any other disclosures contained or referenced therein or information, factors or risks that are predictive, cautionary or forward looking in nature and (ii) with respect to Section 2.1(b)(i), Section 2.1(c), Section 2.1(d), Section 2.1(p) and Section 2.1(u)), the Company represents and warrants to Parent and MergerSub as follows:
(a)   Due Organization and Good Standing.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company is qualified or otherwise authorized to act as a foreign corporation and is in good standing under the Laws of every other jurisdiction in which such qualification or authorization is necessary under applicable Law, except where the failure to be so qualified or otherwise authorized or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority necessary to own, lease and operate its material property and assets and to carry on its business as now conducted. The Company has made available to Parent true, correct and complete copies of the Company Certificate and Bylaws, in each case in full force and effect as of the date of this Agreement. The Company is not in violation of the Company Certificate or Bylaws.
(b)   Authorization of Transaction.
(i)   The Company has full corporate power and authority to execute and deliver this Agreement, and each of the other Transaction Documents to which it is (or will be) a party, and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is (or will be) a party, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and each such other Transaction Document, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby or thereby, subject only, in the case of the consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been (or, in the case of each other Transaction Document to be entered into by the Company at or prior to the Closing, will be) duly executed and delivered by the Company, and this Agreement constitutes (or, in the case of each other Transaction Document to be entered into by the Company at or prior to the Closing, will constitute) a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought. The Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein (the “Declaration”); (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the DGCL (the “Recommendation”), which Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.
(ii)   The Board has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement and the Stockholder Support Agreements, and no other “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) or any anti-takeover provision in the organizational documents of the Company is applicable to the Company, the Shares, this Agreement, the Stockholder Support Agreement, the Merger or the transactions contemplated herein.
(iii)   No filing or registration with, notification to, or authorization, consent, permit, order or approval of any Governmental Entity is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is (or will be) a party or the consummation by the Company of the Merger and the other transactions contemplated thereunder, except (i) the filing of Company Proxy Statement in definitive form with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing of any Other Filings with the SEC, (iii) filings under (A) the HSR Act or (B) or any other applicable competition Laws (the “Foreign Antitrust Laws”) and, together with the HSR Act, the “Antitrust Laws”) , (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) those that may be required under the applicable rules and regulations the Nasdaq National Market (“Nasdaq”), and (vi) such other Governmental Entity filings, registrations, notifications, authorizations, consents or approvals the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)   Capital Structure.
(i)   The authorized capital stock of the Company consists solely of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of close of business on June 21, 2021, (i) 12,872,121 shares of Common Stock were issued and outstanding, (ii) (A) 828,946 shares of Common Stock were reserved and available for issuance of equity awards pursuant to the Company’s 2010 Stock Incentive Plan (of which 828,946 shares of Common Stock were subject to the exercise of outstanding Options) and 845,181 shares of Common Stock were reserved and available for issuance of equity awards pursuant to the Company’s 2019 Equity Incentive Plan (of which 656,471 shares of Common Stock were subject to the exercise of outstanding Options and 188,710 shares were subject to outstanding RSUs), (iii) no shares of Preferred Stock were issued or outstanding and (iv) 20,000 shares of Common Stock were held by the Company treasury. Except as provided in the preceding sentence and except for shares of Common Stock that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement, the Company has no Shares reserved for, or subject to, issuance.
(ii)   Schedule 2.1(c) sets forth the following information with respect to each Award outstanding, as applicable: (A) the name of the holder such Award; (B) the number of shares of Common Stock subject to such Award; (C) the exercise or purchase price of such Award; (D) the date on which such Award was granted; (E) the vesting schedule applicable to such Award; (F) whether an election under Section 83(b) of the Code was filed with respect to such Award; and (G) the date on which such Award expires. The Company has made available to Parent accurate and complete copies of the Company’s 2019 Equity Incentive Plan or 2010 Stock Incentive Plan pursuant to which the Company has granted the Awards that are currently outstanding or allotted, as applicable, and the form of all stock and stock-based award agreements evidencing the Awards. No Award was granted with an exercise price per share or purchase price per share, as applicable, less than the fair market value of the underlying Common Stock as of the date such Award was granted. All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued pursuant to the Company’s 2010 Stock Incentive Plan and the Company’s 2019 Equity Incentive Plan and any applicable award agreement will be when issued in accordance with the respective terms thereof, fully paid and non-assessable, have been legally and validly authorized and issued, free and clear of any Encumbrances created by the Company (other than restrictions under applicable securities laws) and have not been issued in violation of any applicable Laws or any preemptive rights, rights of first refusal or similar rights or any other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party or the organizational documents of the Company and the Company Subsidiaries.
(iii)   Other than as set forth in this Section 2.1(c) or in Schedule 2.1(c) or, after the date hereof, to the extent expressly permitted by Section 4.1, the Company has no other issued or outstanding Equity Interests, and there are no agreements, options, warrants, convertible or exchangeable securities, preemptive rights, repurchase rights, calls, rights of first refusal, rights of first offer, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation or other commitments or other rights or arrangements existing or outstanding to which the Company or any of its Subsidiaries is a party that provide for the sale or issuance of any Equity Interests of the Company or any securities that are convertible into, or exercisable or exchangeable for, or giving any Person a right to subscribe for or acquire, any Equity Interests of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except for the Stockholder Support Agreement, there are no (x) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any capital stock or Equity Interests of the Company and (y) obligations or binding commitments of any character restricting the transfer of any capital stock or Equity Interests to which the Company is a party or by which it is bound.
(iv)   (A) Other than as set forth on Section 2.1(c)(iv), there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Award as a result of the transactions contemplated herein, and (B) all outstanding or allotted Common Stock, all outstanding Options, all outstanding shares of RSU and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws, including, with respect to Options, Section 409A of the Code. Other than as expressly provided in Article I, the Company has not taken any action to accelerate the vesting of any Award.
(v)   There are no outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or Equity Interests of the Company or to provide funds to, or make any investment in any other Person, and there are no accrued and unpaid dividends with respect to any Shares. None of the Company or any of its Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement that is in effect.
(vi)   Other than as specifically set forth in this Agreement, at the Effective Time, no Stockholder, in its capacity as a stockholder or director of the Company, will be entitled to any indemnity, reimbursement or other similar rights from Parent, the Surviving Corporation or its Subsidiaries, including by virtue of such Stockholder’s investment in the Company or any other Contract, and no obligation, liability or other circumstances shall exist at the Effective Time that give or may give rise to any liability of Parent, the Surviving Corporation or its Subsidiaries to any Company Stockholder, other than as specifically set forth in Schedule 2.1(c).

(d)   Company Subsidiaries.   Schedule 2.1(d) sets forth, as of the date of this Agreement, each Subsidiary of the Company and its jurisdiction of organization or formation. All issued and outstanding shares of capital stock, limited liability company interests or Equity Interests (as applicable) of each of the Company’s Subsidiaries are (i) duly authorized, validly issued, fully paid and (in the case of any Subsidiary which is a corporation) nonassessable, and (ii) owned beneficially and of record directly or indirectly by the Company, free and clear of all Encumbrances, except for restrictions on transfer under state and federal securities Laws. Each such Subsidiary of the Company is duly organized or formed, validly existing and, to the extent such concept is recognized, in good standing under the Laws of the jurisdiction of its organization or formation. Each Subsidiary of the Company is qualified or otherwise authorized to act as a foreign entity and, to the extent such concept is recognized, is in good standing under the Laws of every other jurisdiction in which such qualification or authorization is necessary under applicable Law, except where the failure to be so qualified or otherwise authorized or in good standing would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company has all requisite corporate, limited liability company or other entity (as applicable) power and authority to own, lease, use and operate its property and assets and to carry on its business as now conducted. There are no (i) authorized or outstanding securities of any of the Subsidiaries convertible into or exchangeable for, no options or warrants, or other rights, arrangements, agreements or commitments giving any Person any right to subscribe for or acquire from, or providing for the issuance or sale of, any capital stock or other ownership interest in, or any other securities of, or Equity Interest of, any Subsidiary, (ii) voting trusts, proxies or other agreements among the Subsidiaries’ stockholders with respect to the voting, acquisition, disposition, registration or transfer of the Subsidiaries’ capital stock or other ownership interest or Equity Interest, or (iii) outstanding obligations of any of the Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests or Equity Interest in any Subsidiary or to provide funds to, or make any investment in any other Person. There are no outstanding or authorized stock or equity appreciation rights, phantom stock rights, or other phantom equity related instruments, profit participation or similar rights with respect to any Subsidiary. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each of its Subsidiaries, in each case in full force and effect as of the date of this Agreement. The Company’s Subsidiaries are not in material violation of their respective organizational or governing documents. Other than with respect to the Subsidiaries of the Company, the Company and its Subsidiaries do not own or hold the right to acquire any equity securities, or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person. Other than as set forth in Section 2.1(c), in Schedule 2.1(c) or, after the date hereof, to the extent expressly permitted by Section 4.1, no Subsidiary has issued or outstanding Equity Interests, and there are no agreements, options, warrants, convertible or exchangeable securities, preemptive rights, repurchase rights, calls, rights of first refusal, rights of first offer, restricted stock units, restricted stock, stock appreciation rights, “phantom” stock rights, performance units, equity-based compensation or other commitments or other rights or arrangements existing or outstanding to which any Subsidiary is a party that provide for the sale or issuance of any Equity Interests of any Subsidiary or any securities that are convertible into, or exercisable or exchangeable for, or giving any Person a right to subscribe for or acquire, any Equity Interests of any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(e)   Company Reports; Historical Financial Statements; No Undisclosed Liabilities; Internal Controls.
(i)   The Company has timely filed with the SEC all forms, documents and reports required to be filed or furnished prior to the date hereof by it since December 31, 2017 (the “Company Reports”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company Reports complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, and none of the Company Reports at the time they were filed contained, or if not yet filed, will not contain, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. True, correct and complete copies of all Company Reports filed as of the date hereof are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. The Company is also in compliance in all material respects with the applicable listing and corporate governance rules of Nasdaq. There are no material outstanding or unresolved comments received from the SEC with respect to any Company Reports, and, to the Knowledge of the Company with the SEC, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.
(ii)   The audited consolidated financial statements and unaudited consolidated quarterly financial statements of the Company included or incorporated by reference in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021 and the Company’s latest Quarterly Report on Form 10-Q, filed with the SEC on May 17, 2021 (collectively, the “Historical Financial Statements”) fairly present in all material respects, or if filed after the date hereof, will fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as required by GAAP or as expressly disclosed in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements, which are not material, individually or in the aggregate).
(iii)   Neither the Company nor any of its Subsidiaries has any liabilities or obligations, other than (A) liabilities or obligations reflected in or reserved against in the balance sheet of the Company dated as of March 31, 2021 included in Company SEC Documents, (B) liabilities or obligations which were incurred in the Ordinary Course of Business after December 31, 2020, that are of the same nature as those reflected on the balance sheet for the Company as of December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and are not material in amount (C) liabilities or obligations incurred in connection with the negotiation of this Agreement and the Transaction Documents and the performance of the Company’s obligations under this Agreement and the Transaction Documents or (D) liabilities or obligations to perform under executory contracts (other than liabilities arising in connection with or related to any breach thereunder or any penalty, termination or similar fee or charge thereunder) or (E) liabilities or obligations that individually or in the aggregate have not had and would not reasonably be expected to have, a Material Adverse Effect.
(iv)   The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company (A) maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has no Knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of the Company. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since December 31, 2017, the Company has been and is compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (B) the applicable listing and corporate governance rules and regulations of the Nasdaq.
(f)   No Conflict or Violation.   The execution and delivery by the Company of this Agreement or any of the other Transaction Documents to which it is (or will be) a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (i) assuming that the Stockholder Support Agreement and all filings, registrations, notifications, authorizations, consents and approvals described in Section 2.1(b) have been made or obtained (or the expiration of any applicable waiting period), violate any applicable Law to which the Company or any of its Subsidiaries is subject, (ii) conflict with, result in a violation or breach of, constitute a default under (or an event that, with notice or lapse of time or both, would become a default), result in the creation of an Encumbrance (other than a Permitted Encumbrance), the payment of fees or the acceleration of any obligations under, give rise to a right of termination or cancellation, or require any notice under, any Contract to which the Company or any of its Subsidiaries is a party (or by which any of their respective assets or properties are bound) or any Permit held by it or them, or (iii) conflict with or violate any provision of the Company Certificate or Bylaws or any provision of the articles or certificate of incorporation or formation, by-laws, limited liability company agreement or such other organizational documents of the Company’s Subsidiaries, or (iv) result in the creation or imposition of any Encumbrance on any asset of the Company, except with respect to the foregoing clauses (i), (ii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)   Legal Proceedings.   There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any of their respective officers or members of the board of managers or board of directors (or comparable governing body) in connection with the Business), which, if adversely determined, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging the validity of or which would reasonably be expected to prevent, materially delay or affect or prohibit, the consummation of the transactions contemplated by this Agreement or any other Transaction Document. Neither the Company nor any of its Subsidiaries is subject to any judgments, settlements, writs, decrees, injunctions or orders of any Governmental Entity, which have had, or which would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or affect or prohibit the consummation of the transactions contemplated by this Agreement or any other Transaction Document.
(h)   Personal Property.   Except as set forth in Schedule 2.1(h), the Company and its Subsidiaries have good, marketable and valid title to (or, in the case of leased tangible personal property, a valid and subsisting leasehold interest in), free and clear of any Encumbrances (except for Permitted Encumbrances), all of the tangible personal property and assets owned, leased or licensed by the Company or any of its Subsidiaries except where the failure of which to have good and valid title to (or a valid and subsisting leasehold interest in) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The material facilities, machinery, equipment and other tangible assets of the Company and its Subsidiaries have been maintained in accordance with normal industry practice. The Company and its Subsidiaries own or lease under valid leases all material facilities, machinery, equipment and other tangible assets necessary for the conduct of the Business as currently conducted.

(i)   Real Property.
(i)   Neither the Company nor any of its Subsidiaries owns or has ever owned any fee title interest in real property.
(ii)   Schedule 2.1(i)(ii) identifies each material written lease to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries directly or indirectly leases interests in real property (the “Leased Real Property”).
(iii)   The Company or its applicable Subsidiary has valid leasehold title to each written lease to which the Company or any of its Subsidiaries is a party with respect to the Leased Real Property (each, a “Company Lease”, and collectively, the “Company Leases”), in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). The Company has delivered or made available to Parent accurate and complete copies of each Company Lease. Neither the Company nor any of its Subsidiaries has received written a notice of any pending condemnation proceedings or eminent domain proceedings of any kind against the Leased Real Property and, to the Knowledge of the Company, none are threatened against the Leased Real Property. The occupancies and uses of the Leased Real Property by the Company (or its Subsidiaries, as appropriate), as well as the maintenance of the Leased Real Property by the Company (or its Subsidiaries, as appropriate), comply in all material respects with all applicable Laws.
(iv)   Other than as set forth in Schedule 2.1(i)(iv), none of the Company Leases has been amended or extended. No material default or breach by the Company or any of its Subsidiaries, nor any event with respect to the Company or any of the Company Subsidiaries that with notice or the passage of time would result in a material default or breach, has occurred under any Company Lease and, to the Knowledge of Company, no material default or breach, nor any event that with notice or the passage of time would result in a material default or breach, by any other contracting parties has occurred thereunder. None of the Company or any of its Subsidiaries has vacated or abandoned any of the Leased Real Properties or given notice of its intent to do the same. No security deposit or portion thereof deposited under such Company Lease has been applied in respect of a breach or default under such Company Lease.
(j)   Taxes.
(i)   Except as set forth in Schedule 2.1(j)(i), the Company and its Subsidiaries have accurately (in all material respects) and timely filed (taking into account extensions obtained in the Ordinary Course of Business) all income, franchise and other material Tax Returns required to have been filed by them and have timely paid all income, franchise and other material Taxes due and payable by them. The Company and its Subsidiaries have made adequate provision in their financial statements for accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company’s Historical Financial Statements have been determined in accordance with GAAP on a consistent basis throughout the applicable prior periods. There are no Encumbrances on any of the assets, rights or properties of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Encumbrances.
(ii)   The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except as set forth in Schedule 2.1(j)(i).
(iii)   As of the date hereof, there are no ongoing, pending or, to the Knowledge of the Company, threatened Actions for the assessment or collection of Taxes owed or owing by the Company or any of its Subsidiaries. No claim has been made in writing by any Taxing Authority that the Company or any of its Subsidiaries is or may be subject to a type of Tax or required to file a type of Tax Return in a jurisdiction in which it does not pay such Taxes or file such Tax Returns, except as set forth in Schedule 2.1(j)(i).
(iv)   Neither the Company nor any of its Subsidiaries has executed, filed with or requested from any Taxing Authority any agreement extending the period for assessment or collection of any material Taxes. No closing agreement, private letter ruling, technical advice memoranda, advance pricing agreement, consent to an extension of time to make an election or consent to change a method of accounting, has been requested from, entered into with or issued by any Taxing Authority with respect to the Company or any of its Subsidiaries.
(v)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for Tax-free treatment under Section 355 of the Code.
(vi)   Neither the Company nor any of its Subsidiaries is a party to any Tax-sharing or Tax-allocation agreement (other than any agreement entered into in the Ordinary Course of Business that does not principally relate to Taxes).
(vii)   Neither the Company nor any of its Subsidiaries have entered into, or participated in, any “listed transaction” or “reportable transaction” within the meaning of Section 6707A(c) of the Code or United States Treasury Regulation Section 1.6011-4.
(viii)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated United States federal income Tax Return or other group filing a consolidated, combined, affiliated, unitary or similar income Tax Return (other than a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law), or as a transferee or successor, by Contract or otherwise.
(ix)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (A) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Effective Time, except as set forth in Schedule 2.1(j)(ix)(B), (B) intercompany transaction entered into on or prior to the Effective Time, (C) installment sale or open transaction entered into on or prior to the Effective Time, or (D) prepaid amount received outside of the Ordinary Course of Business on or prior to the Effective Time.
(x)   The U.S. federal income tax classification of each Subsidiary of the Company is, and has always been, as set forth in Schedule 2.1(j)(x), and, except as set forth in Schedule 2.1(j)(x), no election under United States Treasury Regulations Section 301.7701-3 with respect to the federal income tax classification of a Subsidiary of the Company has ever been made.
(xi)   Except for the Subsidiaries of the Company set forth on Schedule 2.1(j)(xi), neither the Company nor any of its Subsidiaries has any direct or indirect interest in any trust, partnership (or arrangement that may be treated as a partnership), corporation, limited liability company, or other “business entity” for U.S. federal income Tax purposes.
(xii)   No Subsidiary of the Company organized under the laws of a country other than the United States (A) has an investment in U.S. property within the meaning of Section 956 of the Code, (B) is engaged in a United States trade or business for U.S. federal income Tax purposes, or (C) is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.
(xiii)   Neither the Company nor any of its Subsidiaries is a party to any gain recognition agreement under Section 367 of the Code.
(xiv)   Neither the Company nor any of its Subsidiaries has deferred the employer’s share of “applicable employment taxes” under section 2302 of the CARES Act. To the extent applicable, each of the Company and its Subsidiaries (A) has materially complied with all legal requirements and duly accounted for any available tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, and (B) has not received or claimed any tax credits under Section 2301 of the CARES Act.

(k)   Absence of Certain Changes.   Since December 31, 2020, there has not occurred any Material Adverse Effect and no fact or condition exists or is contemplated or threatened which, individually or in the aggregate, would reasonably be expected to cause a Material Adverse Effect in the future. Except as contemplated by this Agreement and the other Transaction Documents, since December 31, 2020 through the date of this Agreement, the Company and its Subsidiaries have operated the Business in the Ordinary Course of Business in all material respects (subject to the effects resulting from the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby), and neither the Company nor any of its Subsidiaries has taken any actions or omitted to take any actions that if so taken or omitted after the date hereof would require Parent’s consent under Section 4.1.
(l)   Company Contracts.
(i)   Schedule 2.1(l)(i) identifies all Contracts in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party or is otherwise bound which are in the categories listed below (collectively, the “Company Contracts”):
(A)   any Contract under which the Company or any of its Subsidiaries has borrowed any money or issued any note, bond, debenture or similar instrument, or has directly or indirectly guaranteed any borrowed money of any other Person or any note, bond, debenture or similar instrument issued by any other Person, in any such case involving unpaid principal amounts in excess of $250,000;
(B)   any Contract for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of the Company or any of its Subsidiaries, the performance of which involves unpaid commitments or liabilities in excess of $250,000;
(C)   any collective bargaining agreement or other Contract with any works council, labor union or other labor organization;
(D)   any Contract (1) for the employment or engagement of any individual on a full time, part time or consulting basis, or (2) providing for severance, retention or stay bonus, advance notice of termination, change in control bonus, accelerated vesting, or any other amount or benefit that will be payable or due as a result of any of the transactions or events contemplated by this Agreement;
(E)   each joint venture, partnership or similar Contract;
(F)   each Contract relating to the acquisition or disposition of any business, Equity Interests or material assets (whether by merger, consolidation or acquisition of stock or assets) by the Company or any of its Subsidiaries of any Person or division thereof or a collection of assets constituting all or substantially all of a business or business unit entered into by the Company or any of its Subsidiaries at any time during the two (2) years prior to the date of this Agreement or pursuant to which the Company or its Subsidiaries has any ongoing indemnification obligations, deferred purchase price obligations or earn-out obligations;
(G)   any Contract relating to the lease of personal property providing for annual payments of $250,000 or more;
(H)   all Contracts requiring payment by any party exceeding $250,000 annually and the licensing of Intellectual Property by the Company or any of its Subsidiaries to any Person or by a Person to the Company or any of its Subsidiaries, in each case, other than non-exclusive licenses granted to customers of the Company in the Ordinary Course of Business or Off-the-Shelf Licenses;
(I)   all Contracts exclusively licensing Company Owned IP that restrict the Company’s or any of its Subsidiaries’ right or ability to use or disclose any Company Owned IP;

(J)   any Contract containing (x) a covenant not to compete by the Company or any of its Subsidiaries or (y) any other restriction, in each case that materially impairs the ability of the Company or any of its Subsidiaries to freely conduct the Business in the Ordinary Course of Business;
(K)   any Contract granting a “most favored nation” status to any Person or containing exclusive dealing arrangements that are material to the Company or any or its Subsidiaries; or right of right of first refusal or first offer or similar right;
(L)   any Contract involving the compromise or settlement of any Action;
(M)   any Contract entered into with affiliates of the Company or any of its Subsidiaries (other than the Company and any of the Company Subsidiaries), or any beneficial owner of five percent (5%) or more of any class of equity interests of the Company or any of its Subsidiaries;
(N)   any Contract with which involves the payment or receipt of an amount in excess of $250,000 per annum;
(O)   any Contract under which (x) any Person has directly or indirectly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries or (y) the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business);
(P)   any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts that are material to the Company and its Subsidiaries, taken as a whole;
(Q)   any Contracts with any Governmental Entity;
(R)   any Contract that restricts payment of dividends or distributions in respect of the Common Stock or other Equity Interests of the Company or any of its Subsidiaries but which has not been filed as an exhibit to the Company SEC Documents;
(S)   any Contract that constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) with respect to the Company and its Subsidiaries but which has not been so disclosed in the Company SEC Documents;
(T)   any Contract that constitutes a “material contract” with a related person (as such term is defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports; or
(U)   any outstanding written commitment to enter into any Contract of the type described in clauses (A) through (T) of this Section 2.1(l)(i).
(ii)   Each Company Contract (other than any Company Contract that has expired or terminated in accordance with its terms or that has been terminated not in violation of this Agreement) constitutes a valid and binding obligation of the Company and/or any of its Subsidiaries party thereto and is in full force and effect, (B) the Company and its Subsidiaries have fulfilled and performed in all material respects their obligations under each Company Contract and (C) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any counterparties thereto are in, or are alleged to be in, any material breach or material default under any Company Contract which would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material default under any Company Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Complete and correct copies of each Company Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent.
(iii)   During the past twelve (12) months there have been no material claims or disputes pending or threatened under any Company Contract. During the past twelve (12) months, neither the Company nor any of its Subsidiaries has received written notice from any other party to a Company Contract (A) that such other party intends to terminate, cancel, fail to renew or renegotiate (or otherwise materially change) the scope of any terms of, or to reduce the volume of business transacted pursuant to, any such Company Contract, nor, to the Knowledge of the Company, has any other party to a Company Contract repudiated any provisions thereof or (B) seeking to excuse such party’s non-performance, or to delay such party’s performance, due to interruptions caused by COVID-19 (through invocation of force majeure or similar provisions, or otherwise).
(m)   Labor.
(i)   No strike, work stoppage, walkout, lockout, or other material labor dispute involving the employees of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no such dispute has occurred within the past three (3) years. There is no union representation petition involving the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company are there or for the past three (3) years have there been any other ongoing or threatened union organizing activities. Employees of the Company and its Subsidiaries are not represented by any labor union or any similar employee representative organization or association, nor are any collective bargaining agreements or other Contracts with any labor organization or any similar employee representative organization or association otherwise in effect or being negotiated with respect to such employees in connection with their employment with the Company or any of its Subsidiaries. Within the past three (3) years, neither the Company nor its Subsidiaries have implemented or effectuated a “plant closing,” “mass layoff,” partial “plant closing,” “relocation,” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act or similar state or local Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, which “plant closing,” “mass layoff,” partial “plant closing,” “relocation,” or “termination” triggered any notice obligations under the Worker Adjustment and Retraining Notification Act.
(ii)   The Company has provided to Parent a true and correct list of all employees and independent contractors of the Company and its Subsidiaries, containing: (A) their names and status as an employee or contractor; (B) the entity with which they are employed or engaged and their location (country, state, city); (C) their start dates; (D) their job titles; (E) their fulltime, part-time, or temporary status; (F) their base salaries or base hourly wage or contract rate; (G) their target bonus rates or target commission rates; (H) any other compensation payable to them (including compensation payable pursuant to any other bonus, deferred compensation, commission arrangements or other compensation, and/or severance payments); (I) any promises or commitments made to them with respect to changes or additions to their compensation or benefits; (J) their visa status, if applicable, and (K) designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar state law.
(iii)   The Company and its Subsidiaries (A) are, and at all times during the past three (3) years have been, in material compliance with all applicable Laws pertaining to employment and employment practices, including, but not limited to, wages, hours, compensation, employee classification (either as exempt or non-exempt, or as a contractor versus employee), fringe benefits, paid sick leave, employment or termination of employment, leave of absence rights, employment policies, immigration, terms and conditions of employment, labor or employee relations, affirmative action, government contracting obligations, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, privacy rights, harassment, discrimination, retaliation, and working conditions or employee safety or health; (ii) have withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments or compensation to any Company employee; (iii) have no material Liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) have no material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company employee (other than routine payments to be made in the normal course of business and consistent with past practice)
(iv)   Except as set forth in Schedule 2.1(m), there are no currently pending, and have not been during the past three (3) years, any actions, suits, claims (oral or written), charges, complaints, grievances, arbitrations, investigations or other legal proceedings against the Company or any of its Subsidiaries, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Person or any Governmental Authority or arbitrator in connection with the employment or engagement of any current or former employee, applicant, contractor, or other service provider of the Company or any of its Subsidiaries, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage or hours violations, unpaid wages, misclassification, unpaid commissions, wrongful termination or any other employment related matter arising under applicable Laws such as would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(v)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Person providing services to the Company and its Subsidiaries that has been characterized as a consultant or independent contractor and not as an employee has been properly characterized as such and the Company and its Subsidiaries do not have any material liability or obligations arising out of the hiring or retention of Persons to provide services to the Company and its Subsidiaries and treating such Persons as consultants or independent contractors and not as employees of the Company and its Subsidiaries. All employees of the Company and its Subsidiaries have been correctly classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar state law, and overtime has been properly recorded and paid for all such employees classified as non-exempt, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(vi)   To the Knowledge of the Company, during the past three (3) years, (A) no allegations of workplace sexual or racial harassment, discrimination or misconduct have been made against any (1) officer or director of the Company or its Subsidiaries, or (2) any employee of the Company or its Subsidiaries who, directly or indirectly, supervises or has managerial authority over other employees or service providers of the Company or its Subsidiaries, and (B) the Company and its Subsidiaries have not entered into any settlement agreement or conducted any investigation related to allegations of workplace sexual or racial harassment, discrimination or misconduct by an employee, contractor, director, officer, or other representative of the Company or its Subsidiaries.
(n)   Environmental Liability.   Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(i)   the Company and its Subsidiaries are, and for the last five (5) years have been, in compliance with all applicable Environmental Laws and all Permits required under applicable Environmental Laws;
(ii)   To the Knowledge of the Company, the Company and its Subsidiaries have obtained all Environmental Permits required by applicable Governmental Entities for the operation of the Business as currently conducted;
(iii)   There is no Action relating to Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, including with respect to the Leased Real Property and the Business;
(iv)   Neither the Company nor its Subsidiaries has caused any past or present contamination, or releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting,

escaping, leaching, dumping or disposing (collectively “Release”) of any Hazardous Materials, in each case, that has violated applicable Environmental Law, and, to the Knowledge of the Company, there has been no Release of any Hazardous Materials on, at, under or from the any property currently or formerly leased or operated by the Company or its Subsidiaries and used by or for the Business;
(v)   None of the Company or its Subsidiaries has assumed or provided by Contract any indemnity against any Liability of any other Person under any Environmental Laws;
(i)   The Company has made available to Parent, prior to the date hereof, true, correct and complete copies of all material environmental site assessments, compliance audits, notices of violation, Orders, and other material environmental reports in its possession, custody or control that relate to the Leased Real Property;
(ii)   Neither the Company nor any of its Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, or judgment; and
(iii)   No lien has been recorded or, to the Knowledge of the Company, threatened under any Environmental Law with respect to the Business.
(o)   Compliance with Law.
(i)   The Company and its Subsidiaries are currently operating the Business and since December 31, 2017 have operated the Business in compliance with applicable Laws, except to the extent any non-compliance therewith has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since December 31, 2017, the Company and its Subsidiaries have not entered into or been subject to any injunction, judgment, settlement, decision, ruling, decree or order of any Governmental Entity or other similar legal requirement having the force or effect of Law, except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All approvals, permits, authorizations, franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, and orders of any Governmental Entities, certificates and licenses of Governmental Entities required to conduct the Business in the Ordinary Course of Business (as currently conducted) and own, lease and operate its properties and assets (collectively, “Permits”) are (i) in the possession of the Company or a Subsidiary of the Company, (ii) in full force and effect and (iii) being complied with, except for such Permits the failure of which to possess, to be in full force and effect or to be in compliance with would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)   Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, has at any time within the last five years made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (as such term is defined therein). Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor to the Knowledge of the Company any agent or third party representative acting on behalf of the Company or any of its Subsidiaries, has been within the last five years or is designated on, or is owned or controlled by any party that has been within the last five years or is designated on, the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control.
(iii)   Since December 31, 2018, the Company and each of its Subsidiaries has conducted its transactions in accordance in all material respects with all applicable United States export and re-export control laws, import laws, economic sanctions laws, and all other applicable export control, import and sanctions laws in other countries in which the Company and its Subsidiaries conducts business (collectively, “Trade Control Laws”). Since December 31, 2018, the Company and each of its Subsidiaries has implemented and maintained in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect material violations of such applicable Trade Control Laws. To the Knowledge of the Company, as of the date hereof, there are no pending or threatened Actions against the Company or any of its Subsidiaries alleging a material violation of any of Trade Control Laws that are applicable to the Company and its Subsidiaries.
(p)   Brokers’ Fees.   Except for JMP Securities LLC, neither the Company nor any of its Subsidiaries has employed or retained any financial advisor, investment banker, agent, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees or similar fees in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents. Prior to the date hereof, the Company has provided to Parent (i) copies of the engagement letters or agreements for JMP Securities LLC and any other law firm, consultant or other advisor that has or is expected to receive any compensation for services provided in connection with this Agreement and the transactions contemplated hereby and (ii) an estimate of the amount of fees incurred through the date hereof under such letters or agreements.
(q)   Employee Benefit Plans.
(i)   Schedule 2.1q)i) sets forth a correct and complete list of each material Employee Benefit Plan. Neither the Company nor any ERISA Affiliate maintains, contributes to, or has an obligation to contribute to, or has ever maintained, contributed to, or had an obligation to contribute to, or otherwise had any liability or obligation with respect to (A) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (B) a pension plan that is subject to Section 302 of Title IV of ERISA or Section 412 of the Code or (C) a multiple employer plan (within the meaning of Section 4063 or Section 4064 of ERISA). No Employee Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Each Employee Benefit Plan (A) has been established, maintained, funded and administered in all material respects in accordance with its terms and all applicable Law, and (B) is in material compliance with applicable Laws, including, if applicable to such Employee Benefit Plan, ERISA and the Code.
(ii)   Each Employee Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter on which it is entitled to rely) as to its qualification from the IRS and, to the Knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to the disqualification of any such Employee Benefit Plan. The Company, the Company does not have any current or potential obligation to provide post-employment health, life or other welfare benefits to any current or former employee of the Company, other than as required under Section 4980B of the Code or any similar applicable Law.
(iii)   As of the date hereof, (A) with respect to each Employee Benefit Plan, no material Action is pending; and (B) to the Knowledge of the Company, (I) no such Action or claim is threatened, and (II) no facts or circumstances exist that would reasonably be expected to give rise to any such material Action or claim under any such Employee Benefit Plan. There have been no non-exempt prohibited transactions (within the meaning of Section 406 of ERISA and Section 4975 of the Code) or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) with respect to the Employee Benefit Plans that could reasonably be expected to result in material liability to the Company.
(iv)   With respect to each Employee Benefit Plan, copies of the following materials have been delivered or made available to the Parent as applicable: (A) the current plan document, trust documents and other funding arrangements, and insurance policies for each material Employee Benefit Plan (including all amendments and modifications thereto), (B) the most recent determination or opinion letter from the IRS with respect to any of the Employee Benefit Plans intended to be qualified under Section 401(a) of the Code, (C) with respect to all applicable Employee Benefit Plans, the current summary plan description for each such plan and summaries of material modifications thereto, and (D) the most recent annual report on Form 5500 for each applicable Employee Benefit Plan (and all attachments thereto).

(v)   Except as disclosed on Schedule Section 2.1(q)(v), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (A) entitle any employee or officer of the Company or any of its ERISA Affiliates to severance pay or an increase in severance pay upon any termination of employment on or after the Closing Date, (B) result in, or accelerate the time of, any payment or vesting or increase the amount of compensation or benefits due, (C) result in the forfeiture of any material compensation or benefits, (D) trigger any other material obligation under any Employee Benefit Plan or (E) result in the payment of any compensation or benefits to any Person who would be a “disqualified individual” (as defined in Section 280G of the Code) that would reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G of the Code). Neither the Company nor any of its Subsidiaries has any obligation to make any “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code.
(vi)   Each Employee Benefit Plan that is subject to Section 409A of the Code complies in all material respects with, and the Company and all Subsidiaries have materially complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make any “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code.
(r)   Intellectual Property
(i)   Schedule 2.1(r) sets forth a list of all currently registered, patented or applied for Company Owned IP, including registrations and applications for registration of trademarks, copyrights and domain names (“Registered IP”). All items of Registered IP have been duly maintained and are valid and enforceable. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Company Owned IP, free and clear of any Encumbrances (except for Permitted Encumbrances and Encumbrances from the Governmental Entity or authority granting such Company Owned IP) and the Company and its Subsidiaries have the right to use all of the other material Intellectual Property used by them in the conduct of the Business (as currently conducted).
(ii)   To the Knowledge of the Company, (i) the conduct of the Business (as currently conducted and as conducted during the last six (6) years) by the Company and its Subsidiaries does not infringe and has not infringed or otherwise violated any Person’s Intellectual Property, and (ii) no Person is infringing or otherwise violating (nor has any Person during the last six (6) years infringed or otherwise violated) any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, and there is no claim of any Intellectual Property infringement or violation pending or threatened by or against the Company or any of its Subsidiaries.
(iii)   The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality and security of all trade secrets and other information of the Company or any of its Subsidiaries that derives value by virtue of not being generally known. No such information has been disclosed by the Company or any of its Subsidiaries to any Person other than pursuant to a written agreement or other enforceable confidentiality obligation restricting the disclosure and use of such information by such Person.
(iv)   To the Knowledge of the Company, the products and services offered by the Company and its Subsidiaries (collectively, the “Company Products”) are free of any viruses, worms and other material contaminants. Other than as set forth in Section 2.1(r)(iv), no Company Product incorporates, relies on, or is distributed with or based on, any open-source software in a manner that that would, or would purport to: (A) require the disclosure or distribution in source code form of any Company Owned IP or Company Product; (B) require the licensing of any Company Owned IP or Company Product for the purpose of making derivative works, reverse engineering, decompilation, or similar purposes; (C) impose any restriction on the price to be charged for any Company Owned IP or Company Product. The Company and its Subsidiaries are in material compliance with all open-source licenses to which they are parties. Other than as set forth in Section 2.1(r)(iv), neither the Company nor any of its Subsidiaries has disclosed or licensed to any

Person any source code for any Company Product, except for disclosures to employees of the Company and its Subsidiaries with a need to know, pursuant to agreements restricting such employees’ use and disclosure of such source code.
(s)   Related Party Transactions.   The Company and its Subsidiaries, on the one hand, are not, and since December 31, 2018 have not been, party to any Contract, transaction, arrangement or understanding with any Affiliate (including any director or officer, any entity in which any such person has a direct or indirect material interest, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act),) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, other than (i) transactions whereby any such Person has acquired or sold Common Stock, Awards or other securities of the Company and (ii) employment and similar arrangements (including, without limitation, any Employee Benefit Plan).
(t)   Proxy Statement Information.   None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or MergerSub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
(u)   Opinion.   The Board has received the opinion of JMP Securities LLC, dated as of the date the Board approved this Agreement, to the effect that, as of such date and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Merger Consideration to be received by Company Stockholders in the Merger pursuant to this Agreement is fair, from a financial point of view, to such Stockholders. Such opinion remains in full force and effect and has not been withdrawn or qualified. True, correct and complete executed copies of the opinion described in the preceding sentence will be promptly (and in any event within one (1) Business Day following the delivery thereof to the Company) delivered to Parent.
(v)   Insurance Policies.   The Company has made available to Parent and/or Parent’s Representatives all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, and employees of the Company and its Subsidiaries (each, an “Insurance Policy” and collectively, the “Insurance Policies”). As of the date of this Agreement and except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Insurance Policies or renewals thereof are in full force and effect, the Company and its Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance), and the Company and/or its Subsidiaries are in material compliance with the terms of such Insurance Policies. All premiums due under such insurance policies have been paid when due and on a timely basis, and all such policies are in full force and effect and no written notice has been received of cancellation, termination or revocation or other written notice that any such insurance policy is no longer in full force or effect or that the insurer of any such insurance policy is not willing or able to perform its obligations thereunder. As of the date hereof there are no material claims by the Company or its Subsidiaries in respect of the Business pending under any such insurance policies as to which coverage has been denied by the insurer or as to which, after reviewing the information provided with respect to such claim, the insurer has advised in writing that it intends to deny.
(w)   Company IT Systems.   Since December 31, 2018, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, Malicious Code or other impairment on or of the software, computer hardware, middleware, equipment, servers, network equipment, platforms, peripherals, workstations, routers, hubs, switches, interfaces, wide area network, data communication lines, databases, websites, Internet-related IT infrastructure and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used to Process Company Data (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries (collectively, the “Company IT Systems, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have taken reasonable efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries have established an Information Security Program that is appropriately implemented and maintained. The Company and each of its Subsidiaries have assessed and tested their Information Security Program periodically and remediated all known material deficiencies identified in such assessments; taken commercially reasonable steps to remediate critical, high and medium risks and vulnerabilities that present a material risk to the Company; and the Information Security Program materially complies with Privacy Requirements.
(x)   Privacy and Data Security.   The Company and each of its Subsidiaries and, to the Knowledge of the Company with respect to the Processing of Company Data, their Data Processors, comply and have complied with all Privacy Requirements, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the extent required by Privacy Requirements or Company Privacy Policies, Personal Data is securely deleted or destroyed by Company and each of its Subsidiaries. Neither the execution, delivery or performance of this Agreement nor any of the other agreements contemplated by this Agreement, nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements violate any Privacy Requirements or Company Privacy Policies. Where the Company or its Subsidiaries use a Data Processor to Process Personal Data, the Data Processor has provided guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the Company’s and each of its Subsidiaries’ compliance in all material respects with Privacy Requirements. Since December 31, 2018, the Company and its Subsidiaries have not: (i) experienced any Security Incident; or (ii) been subject to or received any notice (including any enforcement notice) of any audit, investigation, complaint, or other legal action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any Privacy Requirement, and to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to give rise to any such legal action, in each case except as could not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries are not in material breach of any Contracts relating to the Company IT Systems or to Company Data and do not transfer Personal Data internationally except where such transfers comply with Privacy Requirements and Company Privacy Policies. The Company and each of its Subsidiaries maintain, and have maintained for the last five (5) years, cyber liability insurance with reasonable coverage limits.
(y)   PPP Loan.   The Company has complied with the terms of the PPP Loan and has used the proceeds therefrom in accordance with the terms of the PPP Loan and otherwise in compliance with all applicable legal requirements and guidance issued in respect of the Paycheck Protection Program and the CARES Act. On the application date, the Company met all eligibility requirements for receipt of the PPP Loan as established by or pursuant to the CARES Act. All representations and warranties made by the Company to the PPP Loan provider or the Small Business Association were true and correct in all material respects when made. On December 29, 2020, the Company submitted an application for forgiveness of the PPP Loan to Western Alliance Bank, and such application, including all representations and certifications contained therein, was correct and complete and was otherwise completed in accordance with all applicable requirements and guidance issued in respect of the Paycheck

Protection Program and the CARES Act. On June 15, 2021, the Company was notified that the application for forgiveness of the PPP Loan was granted as of June 11, 2021.
(z)   NO OTHER REPRESENTATIONS.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS SECTION 2.1 (AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES AND THE COMPANY SEC DOCUMENTS), NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR ANY SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, THE BUSINESS, THE COMMON STOCK, THE AWARDS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, AND THE COMPANY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED OR MADE BY THE COMPANY OR ANY OTHER PERSON. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS SECTION 2.1 (AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES AND THE COMPANY SEC DOCUMENTS), THE COMPANY EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY, IN WRITING, ELECTRONICALLY OR OTHERWISE) TO PARENT, MERGERSUB OR ANY OTHER PERSON (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT, MERGERSUB OR ANY OTHER PERSON). THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES TO PARENT, MERGERSUB OR ANY OTHER PERSON REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT (INCLUDING IN THIS SECTION 2.1), NOTHING HEREIN SHALL LIMIT IN ANY WAY CLAIMS OR REMEDIES FOR FRAUD OR INTENTIONAL MISREPRESENTATION.
Section 2.2   Representations and Warranties of Parent and MergerSub.   Each of Parent and MergerSub represents and warrants to the Company that the statements made in this Section 2.2 are true and correct as of the date of this Agreement.
(a)   Due Organization and Good Standing.   Each of Parent and MergerSub is duly organized, validly existing and, to the extent such concept is recognized, in good standing under the Laws of Delaware and has all requisite corporate power and authority necessary to carry on its business as now conducted.
(b)   Capitalization of MergerSub.   As of the date hereof, the authorized share capital of MergerSub consists of 100 shares, $0.0001 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of MergerSub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. MergerSub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.
(c)   Authorization of Transaction. Each of Parent and MergerSub has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of MergerSub. The execution and delivery by Parent and MergerSub of this Agreement and each of the other Transaction Documents to which it is (or will be) a party and the consummation by Parent and MergerSub of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action on the part of Parent and MergerSub and no other corporate proceedings on the part of Parent or MergerSub are necessary to authorize the execution and delivery by Parent and MergerSub of this Agreement and each such other Transaction Document or the consummation by Parent and MergerSub of the transactions contemplated hereby or thereby, subject to, in the case of the consummation of the Merger, the adoption of this agreement by Parent as the sole stockholder of MergerSub. This Agreement has been (or, in the case of each Transaction Document to be entered into by Parent and MergerSub at or prior to the Closing, will be) duly executed and delivered by Parent and MergerSub, and, assuming the due execution and delivery by the Company, this Agreement constitutes (or, in the case of each Transaction Document to be entered into by Parent and MergerSub at or prior to the Closing, will constitute) a valid and legally binding obligation of Parent and MergerSub, enforceable against Parent and MergerSub in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought. No filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity is required in connection with the execution and delivery by Parent or MergerSub of the Transaction Documents to which each is (or will be) a party, or the consummation by Parent or MergerSub of their respective obligations thereunder, except (i) this filing of the Company Proxy Statement in definitive form in accordance with the Exchange Act, (ii) filings under the Antitrust Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iv) such other Governmental Entity filings, registrations, notifications, authorizations, consents or approvals the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay Parent’s or MergerSub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby.
(d)   Board Approval.
(i)   The board of directors of Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.
(ii)   The board of directors of MergerSub by resolutions duly adopted by a unanimous vote at a meeting of all directors of MergerSub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, MergerSub and Parent, as the sole stockholder of MergerSub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of MergerSub, approve the adoption of this Agreement in accordance with the DGCL.
(e)   Brokers’ Fees.   Neither Parent nor MergerSub has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.
(f)   Legal Proceedings.   As of the data of this agreement, there are no material Actions pending or, to the Knowledge of Parent, threatened in writing against Parent or MergerSub, which, if adversely determined, would reasonably be expected to prevent or materially impair or delay Parent’s or MergerSub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby. Neither Parent nor MergerSub nor any of their Subsidiaries is subject to any judgment, settlement, writ, decree, injunction or order of any court, which would reasonably be expected to prevent or materially impair or delay Parent’s or MergerSub’s performance of its obligations under this

Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby.
(g)   No Conflict or Violation.   The execution and delivery by each of Parent and MergerSub of this Agreement or any of the other Transaction Documents to which it is (or will be) a party, and the consummation by each of Parent and MergerSub of the transactions contemplated hereby and thereby, will not (i) assuming that all filings, registrations, notifications, authorizations, consents and approvals described in Section 2.2(g) have been made or obtained (or that all applicable waiting periods have expired), violate any applicable Law to which Parent or MergerSub is subject, (ii) conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of any obligations under, or require any notice under, any material Contract, or (iii) conflict with, or violate the articles or certificate of incorporation or formation, by-laws, limited liability company agreement, partnership agreement or such other organizational documents of Parent or MergerSub, except with respect to the foregoing clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay Parent’s or MergerSub’s performance of its obligations under this Agreement or any of the other Transaction Documents to which it is (or will be) a party, or the consummation of the transactions contemplated hereby or thereby.
(h)   Acquisition for Investment.   Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Company as contemplated hereby. Parent confirms that the Company has provided Parent and MergerSub with the opportunity to ask questions of the officers and employees of the Company and its Subsidiaries and to acquire additional information about the business, assets, liabilities, financial condition and operations of the Company and its Subsidiaries. Parent and MergerSub are acquiring the shares of Common Stock and the Company for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the shares of Common Stock. Parent and MergerSub agree that the shares of Common Stock acquired by Parent may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities Laws except pursuant to an exemption from such registration available under such Securities Act and such state securities Laws.
(i)   Financial Capability.   Parent has or will have, and will cause MergerSub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and MergerSub contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent to consummate the transactions contemplated by this Agreement or any of its other obligations under this Agreement that Parent continue to have access to such funds (i.e., Parent’s obligations under this Agreement are not conditioned upon the availability of financing).
(j)   Solvency.   As of the Closing, and after giving effect to all of the transactions contemplated by this Agreement and the other Transaction Documents, the Surviving Corporation and its Subsidiaries will be Solvent. Each of Parent and MergerSub do not have the actual intention, in consummating the transactions contemplated herein, to hinder, delay or defraud either present or future creditors.
(k)   Proxy Statement Information.   None of the information with respect to Parent or MergerSub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time such Proxy Statement is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or MergerSub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.
(l)   Ownership of Company Common Stock.   None of Parent, MergerSub or Guarantor or any of its affiliated investment funds beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.
(m)   Absence of Certain Agreements.   Other than this Agreement and the Stockholder Support Agreement, neither Parent nor any of its Affiliates has entered into any contract, agreement, arrangement or understanding, or authorized, committed or agreed to enter into any contract, agreement, arrangement or understanding with any director, officer, employee or stockholder of the Company related to the Merger or any other transactions contemplated herein and therein.
(n)   RELIANCE/ACKNOWLEDGMENT.   NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO THE CONTRARY, PARENT AND MERGERSUB ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN SECTION 2.1 OF THIS AGREEMENT (AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES, THE OTHER TRANSACTION DOCUMENTS AND THE COMPANY SEC DOCUMENTS): NONE OF THE COMPANY NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE COMPANY OR ANY SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, THE BUSINESS, THE COMMON STOCK, THE AWARDS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE COMPANY, ANY SUBSIDIARIES OF THE COMPANY, ANY ASSETS OR LIABILITIES OF THE COMPANY OR ANY SUBSIDIARIES OF THE COMPANY OR THE BUSINESS OR ANY PART THEREOF. NOTHING HEREIN SHALL LIMIT IN ANY WAY CLAIMS OR REMEDIES FOR FRAUD OR INTENTIONAL MISREPRESENTATION.
ARTICLE III
CONDITIONS
Section 3.1   Conditions to Obligations of Parent, MergerSub and the Company to Effect the Merger.
The respective obligations of Parent, MergerSub and the Company to effect the Merger shall be subject to the satisfaction of the following conditions on or prior to the Closing, except to the extent waived in writing by Parent, MergerSub and the Company:
(a)   Company Stockholder Approval.   This Agreement will have been duly adopted by the Requisite Company Vote;
(b)   Regulatory Approvals.   The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws;
(c)   No Injunction.   There shall be no Law, injunction, restraining order or decree of any nature of any Governmental Entity, whether preliminary, temporary or permanent, that is in effect that prohibits, restrains or makes illegal the consummation of the Merger and the other transactions contemplated hereby.
Section 3.2   Conditions to Obligations of Parent and MergerSub.   The obligations of Parent and MergerSub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and MergerSub on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in Section 2.1(a), Section 2.1(d), Section 2.1(f)(iii), Section 2.1(r)(iv), the first and last sentence of

Section 2.1(w) and Section 2.1(x) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date); (ii) the representations and warranties of the Company (other than in Section 2.1(a), Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(c), Section 2.1(d), Section 2.1(f)(iii) the first sentence of Section 2.1(k), Section 2.1(p), Section 2.1(r)(iv), Section 2.1(u), the first and last sentence of Section 2.1(w) and Section 2.1(x)) set forth in Article II of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iii) the representations and warranties of the Company set forth in Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(c) (other than de minimis inaccuracies), the first sentence of Section 2.1(k), Section 2.1(p) and Section 2.1(u) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).
(b)   Performance of Covenants.   The Company shall have performed or and complied with, in all material respects, the agreements and covenants in this Agreement required to be performed by or complied with by it at or prior to the Closing.
(c)   Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)   Officers Certificate.   Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 3.2(a), Section 3.2(b), and Section 3.2(c) hereof.
(e)   FIRPTA.   The Company shall have delivered (i) an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, dated as of the Closing Date and in form and substance as required under Treasury Regulation Section 1.897-2(h), along with (ii) a duly completed and executed notification to the IRS described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of such affidavit. The Company acknowledges that Parent may cause the Surviving Company to file such notification with the IRS on or after the Closing Date.
Section 3.3   Conditions to the Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and MergerSub set forth in Article II of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and MergerSub’s ability to consummate the transactions contemplated by this Agreement.
(b)   Performance of Covenants.   Parent and MergerSub shall have performed or and complied with, in all material respects, the agreements and covenants of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c)   Officers Certificate.   The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 3.3(a) and Section 3.3(b).
ARTICLE IV
COVENANTS
Section 4.1   Conduct of Business.   The Company agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms hereof, except as (i) required by this Agreement or any of the other Transaction Documents, (ii) set forth on Schedule 4.1, (iii) consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned) or (iv) required by applicable Law, the Company shall, and shall cause its Subsidiaries to, (A) conduct the Business in the Ordinary Course of Business and in compliance in all material respects with applicable Laws and (B) use commercially reasonable efforts to preserve intact the Business, Permits, business organizations and existing relationships of the Business with Governmental Entities, employees, vendors, distributors and other Persons having business dealings with the Business. Without limiting the foregoing, and as an extension thereof, except as (i) required by this Agreement or any of the other Transaction Documents, (ii) set forth on Schedule 4.1, (iii) consented to by Parent in writing (which consent, in the case of clause (f), clause (i), clause (o), clause (s), clause (y) or clause (aa), shall not be unreasonably withheld, delayed or conditioned) or (iv) required by applicable Law, the Company shall not, and shall cause its Subsidiaries not to:
(a)   authorize or effect any amendment or change in its articles or certificate of incorporation or formation, by-laws, limited liability company agreement or other organizational documents;
(b)   grant any options, warrants, convertible securities or other rights to purchase or obtain any of its capital stock, limited liability company interests or Equity Interests, or issue, sell or otherwise dispose of any of its capital stock, limited liability company interests or Equity Interests (except for issuances of shares of Common Stock pursuant to the exercise of Options or the vesting of RSUs in accordance with the terms of a Contract in existence on the date of this Agreement), or reclassify, combine, change, exchange, split or subdivide any of its capital stock, limited liability company interests or Equity Interests;
(c)   declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or Equity Interests, other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, or redeem, repurchase or otherwise reacquire any shares of its capital stock or Equity Interests except upon the exercise or vesting of Awards;
(d)   enter into any Contract, or amend or modify any existing Contract, with any employee of the Company or any of its Subsidiaries, in each case outside of the Ordinary Course of Business;
(e)   sell, lease, transfer, license or otherwise dispose of, any of their respective material properties or material assets that relate to and are used in the Business, or grant or otherwise create or consent to the creation of any Encumbrance (other than Permitted Encumbrances) affecting any material assets, other than in the Ordinary Course of Business;
(f)   make any capital expenditures in excess of $100,000 for any individual commitment and $250,000 for all commitments in the aggregate, other than those as have been approved in the capital budget of the Company for the fiscal year ending December 31, 2021 which capital budget is set forth on Schedule 4.1(f);
(g)   enter into any labor or collective bargaining agreement relating to the employees of the Company or any of its Subsidiaries;
(h)   establish, terminate or amend any Employee Benefit Plan, grant or agree to grant any increase in the wages, salary, bonus or other compensation or benefits of any employee of the Company or any of its Subsidiaries, or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or restricted stock units, or other stock-based compensation, except as required under any of the existing Employee Benefit Plans or done in the Ordinary Course of Business;
(i)   hire any employee other than in replacement for a departing employee with substantially similar compensation or terminate any employee other than for cause as determined by the Company or one of its Subsidiaries in its reasonable discretion in accordance with applicable law, other than new hires that are contemplated in the approved capital budget of the Company for the fiscal year ending December 31, 2021 that is set forth on Schedule 4.1(f) and provided that no such new hire shall receive total annual compensation in excess of $150,000;
(j)   modify the terms of, cancel, waive, create, assume or default under, forgive release or compromise any Indebtedness or other material debt owed to, or material claim or material right of, the Company or any of its Subsidiaries that relates to the Business, except in the Ordinary Course of Business;
(k)   assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any Subsidiaries of the Company;
(l)   change its accounting methods or accounting practices and policies, except as required by GAAP;
(m)   make any capital investment in or loan to any Person, except for (x) extensions of credit to customers and vendors in the Ordinary Course of Business and (y) advances to current or former employees of the Company or any of its Subsidiaries for travel and business expenses in the Ordinary Course of Business;
(n)   merge, consolidate, form a joint venture or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity, other than as contemplated by this Agreement and the other Transaction Documents;
(o)   settle any Action pending or threatened against the Company or any of its Subsidiaries that would require the Company or any of its Subsidiaries to pay an amount in excess of $100,000 for any individual Action or $250,000 in the aggregate for all Actions;
(p)   cancel or terminate any material Insurance Policy;
(q)   create or otherwise incur any Lien on any material asset of the Business, other than Permitted Liens;
(r)   other than in the Ordinary Course of Business or as is not material to the Company or any of its Subsidiaries, sell, pledge, assign, mortgage, transfer, lease, license otherwise encumber or dispose of any property of the Company or any Company Subsidiary;
(s)   (i) materially amend, modify or terminate (except for terminations pursuant to the expiration of the existing term of any Company Contract) any Company Contract or waive, release or assign any material rights under any Company Contracts or (ii) enter into any Contract or agreement that, if in effect on the date of this Agreement, would constitute a Company Contract other than in the case of this clause (ii), in the Ordinary Course of Business with respect to customer or vendor contracts that would be Company Contracts solely because of clause (H) or (N) of Section 2.1(l)(ii).
(t)   enter into, amend in any material respect, renew (other than in accordance with its terms), modify in any material respect or terminate any Company Lease or contract that would be a Company Lease if in effect on the date hereof;
(u)   fail to maintain, cancel, terminate or allow to lapse, without a commercially reasonable substitute therefor, any Permit;

(v)   convene any special meeting of the Company’s stockholders other than the Company Stockholders Meeting or any other meeting of the Company’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the consummation of the transactions contemplated in this Agreement;
(w)   fail to pay or satisfy when due any material liability (other than any such liability that is being contested in good faith);
(x)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(y)   commence any material Action;
(z)   grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the Ordinary Course of Business;
(aa)   (i) change any method of Tax accounting, (ii) make, change or rescind any material Tax election other than in the Ordinary Course of Business and consistent with past practice; (iii) settle or compromise any Tax liability or consent to any claim or assessment relating to a material amount of Taxes; (iv) file any material amended Tax Return; (v) take any material position on a Tax Return inconsistent with a position taken on a Tax Return previously filed; (vi) file any claim for, or surrender any right to claim, a refund, offset or reduction of a material amount of Taxes; (vii) initiate or enter into any voluntary disclosure, closing agreement or other Contract with a Taxing Authority relating to Taxes; or (viii) waive or extend the statute of limitations in respect of Taxes; or
(bb)   acquire or make an offer to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit;
(cc)   enter into any gross up or similar arrangements with any current or former employees; or
(dd)   commit in writing to take any of the actions prohibited by the foregoing clauses (a) through (cc).
Section 4.2   Publicity.   Except with respect to any Change of Recommendation or announcement made with respect to any Acquisition Proposal or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before Parent, MergerSub or the Company or any of their respective Affiliates issues, and in advance of such issuance give each other a reasonable opportunity to review and comment upon, any press release or other public statements or filings with respect to the transactions contemplated by this Agreement, including the Merger, and neither Parent nor MergerSub nor the Company nor any of their respective Affiliates shall issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law or court process or pursuant to any applicable rules or regulations of Nasdaq, in which case, such Party shall use commercially reasonable efforts to consult with the other Parties prior to any such public announcement. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 4.2 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement and Parent shall be permitted to disclose summary information regarding this Agreement and the transactions contemplated hereby on a confidential basis to its Lenders, which shall not be considered public statements hereunder. Nothing in this Section 4.2, Section 4.3 or elsewhere in this Agreement shall restrict or prohibit any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or any of the other Transaction Documents.
Section 4.3   Confidentiality of Parent and MergerSub.   Parent and MergerSub shall, and Parent and MergerSub shall cause their Subsidiaries and Representatives (as such term is defined in the Confidentiality Agreement) to, treat all nonpublic information obtained in connection with this Agreement (including in connection with the access provisions of Section 4.4 hereof) and the transactions contemplated hereby as confidential in accordance with the terms of the Confidentiality Agreement by and between the Company and Parent dated March 24, 2021 (the “Confidentiality Agreement”). The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, subject to Section 5.1 hereof.
Section 4.4   Access to Information.   Subject to Section 4.3 hereof, from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause each of its Subsidiaries to, at Parent’s expense, afford the advisors, representatives, officers, directors, employees, auditors and other agents of Parent (provided, that Parent shall cause such advisors, representatives, officers, directors, employees, auditors and other agents to treat any information gained thereby as confidential) reasonable access, during normal business hours and upon reasonable advance written notice, and subject to reasonable rules and regulations of the Company, to (a) to officers, employees and personnel of the Company and its Subsidiaries provided that such access to employees (other than the Specified Company Executives) shall be arranged by the Company (which the Company agrees to arrange on a prompt basis following a request by Parent), (b) the properties, offices and other facilities of the Company and its Subsidiaries and (c) to the extent not prohibited by applicable Law, all books and records, and all financial, operating and other data and information, with respect to the Business, in each case, as Parent may reasonably request; provided, however, (i) if the Company so requires, Parent’s representatives conducting any physical inspection of the properties, offices or other facilities of the Company or one of its Subsidiaries shall be accompanied by one or more representatives of the Company and (ii) the Company shall not be required to provide any such access to the extent that, after consultation with its outside legal counsel, (v) it would require the Company or any of its Subsidiaries to disclose information subject to attorney-client privilege as advised by the Company’s outside counsel, (w) it would require the Company or any of its Subsidiaries to disclose information that would cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (x) the Company determines in good faith, in light of any COVID-19 Measures, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company, (y) it would require the Company or any of its Subsidiaries to violate applicable Law, or (z) it would require the Company or any of its Subsidiaries to violate any confidentiality obligations to which the Company or any of its Subsidiaries is bound, provided that, with respect to clauses (v) through (z) above, the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in any such violation, harm or jeopardy, as applicable. All requests for such access shall be directed to a Specified Company Executive or such other person as the Company may designate in writing to Parent from time to time. Anything herein to the contrary notwithstanding, prior to the Closing, without the express prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed for any reason, neither Parent nor MergerSub, nor any of their advisors, representatives, officers, directors, employees, auditors or other agents shall contact any customers, vendors or suppliers of the Company. The advisors, representatives, officers, directors, employees, auditors and other agents to Parent shall conduct themselves so as not to unreasonably interfere in the conduct of the Business of the Company and its Subsidiaries prior to the Closing.
Section 4.5   Efforts.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, the Company and Parent shall cooperate and use their respective commercially reasonable efforts to fulfill as promptly as practicable the conditions precedent to the parties’ obligations hereunder that are within their respective control.
(b)   Without limiting the generality of Section 4.5(a):
(i)   The Company and Parent shall make all filings, applications and submissions required by the HSR Act or any other applicable Antitrust Laws as soon as reasonably practicable following the date of this Agreement, and promptly file any additional information requested as soon as practicable after receipt of such request therefor. In connection with any filing, application or submission under the HSR Act or any other applicable Antitrust Law: (w) the Company and

Parent shall cooperate with each other and shall furnish to the other party all information necessary or desirable in connection with making any filing, application or submission under the HSR Act or any other applicable Antitrust Law, and in connection with resolving any investigation or other inquiry by any Governmental Entity under any Antitrust Laws with respect to the transactions contemplated by this Agreement; (x) each of the Company and Parent shall promptly inform the other of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filing, application or submission, or any such investigation or other inquiry; (y) neither the Company nor Parent shall participate in any meeting with any Governmental Entity in respect of any such filing, application, submission, investigation or other inquiry without giving the other party reasonable prior notice of the meeting and, if requested by the other party, the Company or Parent (as applicable) shall request that the other party be permitted to attend the meeting; and (z) each of the Company and Parent shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either such party in connection with all meetings, actions and proceedings under or relating to the HSR Act or any other applicable Antitrust Laws; provided, however, that notwithstanding anything to the contrary contained herein, neither the Company nor Parent (nor their respective ultimate parent entities, as such term is used in the HSR Act) shall be required to disclose to any other party, any information contained in its HSR Notification and Report Form (or other applicable form, filing, application or submission made or submitted under any other applicable Antitrust Law) which such party, in its sole and reasonable discretion, deems confidential. Each of Parent and the Company shall use commercially reasonable efforts to take such action as may be required to cause the termination or expiration of the waiting periods under the HSR Act and any other applicable Antitrust Laws as promptly as possible after the date of this Agreement (including, without limitation, specifically requesting early termination of the waiting period prescribed by the HSR Act or other applicable Antitrust Laws).
(ii)   In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger, or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, Parent and MergerSub shall, with the cooperation of the Company, use their reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement.
(iii)   Notwithstanding anything in this Agreement to the contrary, none of Parent, MergerSub, or any of their respective Affiliates shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to: (x) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective Affiliates; (y) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective Affiliates in any manner; or (z) impose any restriction, requirement, or limitation on the operation of the Business or portion of the Business of the Company, the Surviving Corporation, Parent, MergerSub, or any of their respective Affiliates; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.
(iv)   Each party shall bear its own costs in connection with the preparation or the making of any filing under the HSR Act or any other applicable Antitrust Law, or resolving any investigation or other inquiry by any Governmental Entity under the HSR Act or any other applicable Antitrust Law with respect to the transactions contemplated by this Agreement; provided, that Parent shall be solely responsible for the payment of any applicable filing fees under the HSR Act and any other applicable Antitrust Law.
Section 4.6   Director and Officer Liability; Indemnification.
(a)   After the Effective Time, all rights to exculpation, indemnification and reimbursement and advancement of expenses, and all limitations on liability, existing in favor of any current or former officer, employee or member of the board of directors or board of managers (or comparable governing body) of the Company and/or any of its Subsidiaries (collectively, the “Company Indemnitees”), as provided in the articles or certificate of incorporation or formation, limited liability company agreement, by-laws or other organizational documents of the Company or any of its Subsidiaries, and/or in any agreements or arrangements of the Company or any of its Subsidiaries providing for similar rights and limitations in favor of any of the Company Indemnitees, in any such case as in effect as of immediately prior to the Effective Time shall survive the consummation of the transactions contemplated hereby and continue in full force and effect, and Parent shall, and Parent shall cause the Surviving Corporation and each of its Subsidiaries to, honor all such rights and limitations after the Effective Time, to the extent such provisions are permitted by applicable Law. For a period of six (6) years from the Effective Time, all such rights of exculpation, indemnification and reimbursement and advancement of expenses, and all such limitations on liability, shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee without the consent of such affected Company Indemnitee (it being expressly agreed that the Company Indemnitees shall be third party beneficiaries of this Section 4.6) unless required by applicable Law.
(a)   At the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, obtain, maintain and fully pay for an irrevocable “tail” officers’ and directors’ liability insurance policy naming the Company Indemnitees as direct beneficiaries with a claims period of at least six (6) years after the Effective Time in respect of acts or omissions occurring on or prior to the Closing Date, such insurance policy to contain terms with respect to coverage and to be in an amount not less favorable than the officers’ and directors’ liability insurance policy maintained by the Company and its Subsidiaries as in effect on the date of this Agreement and shall be reviewed by, and approved in advance by, the Company; provided however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 325% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement.
(b)   The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than those set forth in the Company Certificate and Bylaws as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, unless required by applicable Law.
(c)   In the event Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or its applicable Subsidiary (or their respective successors and assigns) shall assume in writing the obligations set forth in this Section 4.6.
(d)   Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation with respect to which a Company Indemnitee would have been entitled to indemnification prior to the Effective Time (whether arising before, at or after the Effective Time) is made against any Company Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions and benefits of this Section 4.6 shall continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.
(e)   The indemnification provided for herein shall not be deemed exclusive of any other rights to which a Company Indemnitee is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 4.6 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Company Indemnitees and their respective heirs and legal representatives.
Section 4.7   No Solicitation.
(a)   From and after the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement, the Company and its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ directors, officers, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors and representatives (the “Representatives”), to (i) immediately cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any Acquisition Proposal or any inquiry, offer, proposal or request that could reasonably be expected to lead to an Acquisition Proposal (each, an “Inquiry”) and (ii) (A) immediately cease furnishing non-public information regarding the Company or any of its subsidiaries to such persons, (B) as soon as reasonably practicable, but in no event later than five (5) days after the date hereof, request return or destruction of all such non-public information and (C) immediately terminate all physical and electronic data room access previously granted to such persons. From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, the Company and its Subsidiaries shall not, and the Company shall cause it and its Subsidiaries’ Representatives not to, directly or indirectly (1) solicit, initiate, propose, knowingly encourage, induce, facilitate or assist, any Inquiry or any Acquisition Proposal or the making, submission or announcement of any Inquiry or Acquisition Proposal; (2) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or otherwise knowingly cooperate with, any Inquiry or Acquisition Proposal; (3) provide any non-public information or data, or afford access to the business, employees, properties, assets, books, or records of the Company, to any Person (other than to Parent, MergerSub or any designees of Parent or MergerSub) relating to any Inquiry or Acquisition Proposal; (4) knowingly facilitate or assist any effort or attempt to make any Inquiry or Acquisition Proposal or the making, submission or announcement thereof; (5) approve, endorse or recommend any Acquisition Proposal or any Inquiry (or publicly propose to do so); (6) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal (other than, to the extent permitted by this Section 4.7, a Comparable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); or (7) agree, propose or resolve to take, or take any of the actions prohibited by clauses (1) through (6).
(b)   Notwithstanding Section 4.7(a) or anything to the contrary contained in this Agreement, if at any time from and after the date hereof and prior to the receipt of the Requisite Company Vote, the Company receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach by the Company of Section 4.7(a) (other than an immaterial and unintentional breach) and the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its financial and legal advisors) (i) that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Offer and (ii) that failure to engage in such discussions or negotiations with the person making such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable Law (any such Acquisition Proposal, a “Qualifying Acquisition Proposal”), then the Company may (prior to the receipt of the Requisite Company Vote but in no event after), subject to compliance with this Section 4.7, provide, if prior to providing such information the Company receives from the Person so requesting such information an executed Comparable Confidentiality Agreement, information relating to the Company and its Subsidiaries to, and engage in discussions or negotiations with, and afford access to the business, employees, properties, assets, books and records of the Company to, the Person that submitted such written Acquisition Proposal and its Representatives, provided that (A) the Company will provide Parent notice promptly prior to any meeting of the Board (or any duly authorized committee thereof) at which the Board is to determine whether an Acquisition Proposal constitutes a Qualifying Acquisition Proposal, (B) the Company shall cease any negotiations or discussions (or the provision of any information to any Person and its Representatives) who made a Qualifying Acquisition Proposal immediately after it ceases to be a Qualifying Acquisition Proposal, and (C) the Company will promptly (and in any event within 24 hours) make available to Parent any information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent (irrespective of whether such information is provided orally or in writing to such Person or its Representatives).
(c)   The Company agrees that it shall promptly (and, in any event, within 24 hours) notify Parent if (i) the Company or any of its Representatives receives any Inquiry or Acquisition Proposal, (ii) any non-public information is requested from the Company in connection with or related to any Inquiry or Acquisition Proposal and (iii) any discussions or negotiations relating to or in connection with any Inquiry or Acquisition Proposal occur or are sought, requested or continued, providing, in connection with such notice, the name of such Person and the material terms and conditions of any Inquiries or Acquisition Proposals. The Company shall keep Parent reasonably informed on a current basis of any developments, discussions or negotiations regarding (and the status of) any and all Inquiries and Acquisition Proposals, including by providing on a current basis any written materials, draft agreements or other materials relating to any such Inquiry or Acquisition Proposal. The Company shall (i) notify Parent promptly prior to any scheduled meeting of the Board (or any committee thereof) at which it is reasonably likely that the Board (or any committee thereof) will consider any Acquisition Proposal or Inquiry, and (ii) promptly notify Parent (and in any event within 24 hours following) of any determination by the Board (or any committee thereof) that an Acquisition Proposal constitutes a Qualifying Acquisition Proposal or a Superior Offer.
(d)   Except in accordance with Section 4.7(e) or Section 4.7(f), neither the Board nor any committee thereof shall (i) withhold or withdraw or, in a manner adverse to Parent or MergerSub, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), the Determination or the Recommendation; (ii) fail to include the Determination or the Recommendation in the Proxy Statement; (iii) make (or permit any Representative to make) any recommendation or public statement in connection with a tender offer or exchange offer for any Equity Securities of the Company, other than a recommendation against such offer (other than the issuance of a “stop, look and listen” statement pursuant to Section 4.7(g)); (iv) fail to recommend against any tender offer or exchange offer for any Equity Securities of the Company or any Acquisition Proposal by the earlier of (A) the 10th Business Day after the commencement of such tender or exchange offer or (B) the 3rd Business Day prior to the Company Stockholders Meeting; (v) make (or permit any Representative to make) any public statements that are inconsistent with the Determination or Recommendation; (vi) approve, recommend or otherwise declare advisable or propose or resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any Acquisition Proposal; (vii) following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Determination or the Recommendation within five (5) Business Days after Parent so requests in writing (provided that the Company shall only be required to make such reaffirmation twice with respect to any particular Acquisition Proposal); (viii) resolve or agree to do any of the foregoing (any action described in clauses (i) through (viii) a “Change of Recommendation”); or (ix) cause or all the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, prior to, but not after, the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Board may effect a Change of Recommendation in response to an Acquisition Proposal that constitutes a Superior Offer and/or terminate this Agreement pursuant to Section 5.1(a)(viii) to enter into a definitive agreement to consummate a Superior Offer as contemplated herein, which Acquisition Proposal did not result from any breach of Section 4.7 (other than an immaterial and unintentional breach) if the Company has complied in all material respects with this Section 4.7 with respect to such Acquisition Proposal and the Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel and its outside financial advisor, that failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided that prior to any Change of Recommendation or termination of this Agreement pursuant to Section 5.1(a)(viii):
(i)   the Company shall have provided prior written notice to Parent and MergerSub (a “Notice of Superior Offer Change of Recommendation”), at least four (4) Business Days in advance, of the intention of the Board (or any committee thereof) to effect a Change of Recommendation or to terminate this Agreement pursuant to Section 5.1(a)(viii), which notice, if concerning an intended Change of Recommendation in response to a Superior Offer or concerning an intended termination pursuant to Section 5.1(a)(viii) of this Agreement, shall (A) state that the Board has received a written Acquisition Proposal that constitutes a Superior Offer and that, subject to clauses (ii) and (iii) below, the Board has determined, consistent with its fiduciary duties under applicable Law and in accordance with the terms of this Agreement, to make a Change of Recommendation or to terminate this Agreement in accordance with Section 5.1(a)(viii), (B) specify the identity of the Person making such Superior Offer and the material terms and conditions thereof (or of any material modification thereto), (C) include an unredacted copy of such Superior Offer, an unredacted copy of the form of agreement to the effect such Superior Offer and any other agreements to be entered into in connection with such Superior Offer (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Offer shall require a new Notice of Superior Offer Change of Recommendation and an additional two (2) Business Day-notice period, provided that if the Company Stockholders Meeting is scheduled to be held on a date that is within five (5) Business Days of the date of such amendment to the Superior Offer, then the period with respect to each such subsequent amendment that is within five (5) Business Days of the scheduled date of the Company Stockholders Meeting shall be one (1) Business Day instead of two (2) Business Days);
(ii)   prior to making such Change Recommendation or terminating this Agreement in accordance with Section 5.1(a)(viii), as applicable, if requested by Parent, the Company has (A) negotiated, and directed any applicable Representatives of the Company to negotiate, in good faith with Parent during the four (4) Business Days (as may be extended in accordance with Section 4.7(e)(i)) following the date of such Notice of Superior Offer Change of Recommendation with respect to any changes to the terms of this Agreement proposed by Parent in response thereto so that such Acquisition Proposal shall no longer constitute a Superior Offer and (B) permitted Parent to discuss the Superior Offer with the Board during the period described in clause (A); and
(iii)   at the end of the period contemplated by clause (ii) (including any required extension thereof), the Board (or any committee thereof) determines in good faith (after consulting with its outside financial advisor and outside legal counsel), taking into account any changes to this Agreement offered in writing by Parent, that such Acquisition Proposal continues to constitute a Superior Offer even if such changes offered by Parent were to be given effect and that failure to make such Change of Recommendation or terminate this Agreement in response to such Superior Offer would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided that any amendment to the financial terms or any other material term or condition of such Superior Offer (whether or not in response to any changes proposed by Parent pursuant to clause (ii) above) shall require a new Notice of Superior Offer Change of Recommendation and an additional two (2) Business Day-notice period from the date of such notice during which the terms of clause (ii) above and this clause (iii) shall apply mutatis mutandis (other than the number of Business Days), provided that if the Company Stockholders Meeting is scheduled to be held on a date that is within five (5) Business Days of the date of such amendment to the Superior Offer, then the period with respect to each such subsequent amendment that is within five (5) Business Days of the scheduled date of the Company Stockholders Meeting shall be one (1) Business Day instead of two (2) Business Days.
(f)   Notwithstanding anything herein to the contrary, at any time prior to (but not after) the receipt of the Company Requisite Vote, the Board (or any committee thereof) may make a Change of Recommendation described in clause (i), (ii), (v), or (with respect to such clauses (i), (ii) and (v)) clause (viii) of the definition thereof in response to an Intervening Event, only if the Board (or any committee thereof) has determined in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided, however, that no Change of Recommendation may be made unless:
(i)   the Company shall have provided written notice to Parent and MergerSub (a “Notice of Intervening Event Change of Recommendation”), at least four (4) Business Days in advance, of the intention of the Board (or any committee thereof) to effect a Change of Recommendation in response to an Intervening Event and specifying in reasonable detail the reasons for such Change of Recommendation;
(ii)   prior to making such Change of Recommendation, if requested by Parent, (A) the Company has negotiated, and directed any applicable Representatives of the Company to negotiate, in good faith with Parent during the four (4) Business Days following the date of such Notice of Intervening Event Change of Recommendation with respect to any changes to the terms of this Agreement proposed by Parent in response thereto so that such Effect no longer constitutes an Intervening Event and (B) permitted Parent to discuss the Intervening Event with the Board during the period described in clause (A); and
(iii)   at the end of the period contemplated by clause (ii), the Board (or any committee thereof) determines in good faith (after consulting with its outside financial advisor and outside legal counsel), taking into account any changes to this Agreement offered in writing by Parent, that such Effect continues to constitute an Intervening Event even if such changes offered by Parent were to be given effect and that failure to make such Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law. “Intervening Event” means a material event, material occurrence, material change, material effect or material development (an “Intervening Event Effect”) arising after the date of this Agreement that was neither known to, nor reasonably foreseeable by, the Board prior to the date of this Agreement; provided, however, that that an “Intervening Event” shall not include (1) any Acquisition Proposal, Inquiry or any business combination or acquisition opportunity, (2) an Intervening Event Effect resulting from a breach of this Agreement by the Company or any of the Company Subsidiaries, (3) changes in the price of the shares of Company Common Stock, in and of itself provided that the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition) or (4) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying reasons for such events may constitute an Intervening Event unless excluded by any other exclusion in this definition).
(g)   Nothing contained in this Agreement shall prevent the Company or the Board (or any committee thereof) from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company’s stockholders required (after consultation with outside legal advisors) under applicable Law. provided, however, that neither the Company nor the Board (or any committee thereof) may effect a Change of Recommendation except in compliance with Section 4.7(e) and Section 4.7(f) (it being understood and agreed that the disclosure of the receipt of an Acquisition Proposal in and of itself will not constitute a Change of Recommendation).
Section 4.8   Stockholders Meeting; Preparation of Proxy Materials.
(a)   Company Stockholders Meeting.   The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement and in no event later than thirty (30) calendar days after the Company Proxy Statement Mailing Date. Except to the extent that the Board shall have effected a Change of Recommendation as permitted by Section 4.7(e) hereof, the Company Proxy Statement shall include the Recommendation and the Declaration. Unless the Board shall have effected a Change of Recommendation as permitted by Section 4.7(e) hereof, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Common Stock required by applicable Law to obtain such approval. Except for proposals (x) to consider and vote on any proposal to adjourn the Company Stockholders Meeting to a later necessary or appropriate to solicit additional proxies if there are insufficient votes to obtain the Company Requisite Vote at the time thereof, or (y) with respect to an advisory vote in accordance with Rule 14a-21(c) under the Exchange Act, the Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall set a record date and commence broker searches in connection therewith consistent with the timing obligations in the first sentence hereof. The Company shall keep Parent and MergerSub updated with respect to proxy solicitation results as requested Parent or MergerSub. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, postpone or adjourn the Company Stockholders Meeting for no longer than twenty (20) Business Days in the aggregate: (A) for the absence of a quorum, or (B) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the Company Stockholder Meeting, the Company has not received a number of proxies that would reasonably be believed to be sufficient to obtain the Requisite Company Vote at the Company Stockholder Meeting; provided, however, that in no event shall the Company Stockholder Meeting be held later than five (5) Business Days prior to the Outside Date. If the Company Board makes a Change of Recommendation, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Common Stock at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting. The Company shall not convene any special meeting of the Company’s stockholders other than the Company Stockholders Meeting or any other meeting of the Company’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the consummation of the transactions contemplated in this Agreement.
(b)   Preparation and Filing of Company Proxy Statement.   In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement (and no later than twenty (20) days after the date hereof), the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, MergerSub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Subject to Section 4.7, the Company Proxy Statement shall include the Declaration and Recommendation. Without limiting the generality of the foregoing, each of Parent and MergerSub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent’s prior written consent (such consent not to be unreasonably delayed, withheld or conditioned). The Company shall use its reasonable best efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall, as promptly as reasonably practicable (but no later than the fifth (5th) Business Day thereafter, unless the parties agree in writing otherwise) after the Company Proxy Statement is cleared by the SEC (or the date the Company Proxy Statement may be mailed to stockholders pursuant to the applicable rules of the Exchange Act) for mailing to the Company’s stockholders, (i) file the Proxy Statement in its definitive form with the SEC (which Company Proxy Statement shall include the Recommendation and Declaration unless the Board shall have effected a Change of Recommendation in accordance with Section 4.7(e)) and (ii) cause the definitive Proxy Statement to be mailed as promptly as possible after the date of such clearance (but no later than the fifth (5th) Business Day thereafter, unless the parties agree in writing otherwise) or such date that the SEC advises that the Company may commence mailing the Company Proxy Statement (the “Company Proxy Statement Mailing Date”). The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, MergerSub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.
(c)   Approval by Sole Stockholder of MergerSub.   Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of MergerSub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.
Section 4.9   WARN Act.   Schedule 4.9 provides a list of all employees of the Company and each of its Subsidiaries who have experienced, or to the Knowledge of the Company, will experience, an “employment loss” or “layoff” (as those terms are defined in the federal Worker Adjustment Retraining Notification Act, or any analogous state or local Law (collectively, the “WARN Act”)) at any time during the ninety (90) days prior to the date of this Agreement. Such list shall include each such employee’s (a) name, (b) date of hire, (c) position, (d) date of employment loss or layoff and (e) site of employment. No earlier than three (3) days prior to the Closing Date, the Company shall update Schedule 4.9 to include all employees of the Company and each of its Subsidiaries who have experienced, or to the Knowledge of the Company, will experience, an “employment loss” or “layoff” at any time during the ninety (90) days prior to the Closing Date. The Company shall not, and shall cause each of its Subsidiaries not to, at any time after the date of this Agreement and before the Closing Date, without complying with the notice requirements and other requirements of the WARN Act, effectuate (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any of its Subsidiaries; (ii) a “mass layoff” (as defined in the WARN Act) at any site of employment of the Company or any of its Subsidiaries; or (iii) any similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff. Parent shall not, and shall cause the Surviving Corporation and each of its Subsidiaries not to, at any time during the ninety (90) days after the Closing Date, without complying with the notice requirements and other requirements of the WARN Act, effectuate (x) a plant closing affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any of its Subsidiaries; (y) a mass layoff at any site of employment of the Surviving Corporation or any of its Subsidiaries; or (z) any similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff. The provisions of this Section 4.9 shall survive the Closing.
Section 4.10   No Control of Business.   Nothing contained in this Agreement is intended to give Parent or MergerSub, directly or indirectly, the right to control or direct any aspect of the Company’s or its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 4.11   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.
Section 4.12   Section 16 Matters.   Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 4.13   Stockholder Litigation.   The Company shall promptly advise Parent in writing after becoming aware of any legal action commenced, or to the Company’s Knowledge threatened, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger, and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such legal action. The Company shall keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to participate in (but not control) the defense or settlement of any such litigation with the Company, and not settle or offer to settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).
Section 4.14   Employment and Company Benefits.
(a)   During the one (1) year period immediately following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, provide to each Company Employee, for so long as the Company Employee remains so employed by the Surviving Corporation or any other Affiliate of Parent, (i) substantially similar base salary and substantially similar target annual bonus opportunity provided to such Company Employee immediately prior to the Closing Date and (ii) other employee benefits (excluding cash and equity-based long-term incentive opportunities) that, with respect to each employee, are substantially similar in the aggregate to the employee benefits provided to similarly situated employees of Parent. “Company Employee” means any employee of the Company or any of its Subsidiaries immediately prior to the Closing.
(b)   Parent shall provide each Company Employee who incurs a termination of employment during the one (1) year period immediately following the Closing Date with severance benefits that are no less favorable than the severance benefits which such employee would have received with respect to such termination following the severance practices of the Company and the Company Subsidiaries as disclosed on Schedule 4.14(b) and employment agreements covering Company Employees as in effect immediately prior to the Closing Date and set forth on Schedule 4.14(b).
(c)   No provision of this Agreement shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation, or preclude the ability of Parent, the Company or the Surviving Corporation to terminate the employment of any employee for any reason; (ii) require Parent, the Company or the Surviving Corporation to continue any Employee Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee any rights or remedies under or by reason of this Agreement; or (iv) be treated as an amendment to any particular employee benefit plan of Parent or the Company.
Section 4.15   Payoff Letters.   On or prior to the Closing, the Company shall obtain and deliver to Parent customary payoff letters in connection with the repayment of the Indebtedness and any related definitive agreements, which shall include language (a) stating that, upon receipt of the applicable payoff amount, such Indebtedness and all related loan documents shall be terminated, (b) providing that all Encumbrances and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiary securing such obligations shall be released and terminated upon the payment of the applicable payoff amount and (c) effecting the return of all possessory collateral in connection with such Indebtedness (to the extent practicable, on the Closing Date).
Section 4.16   Notice .   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article V), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article III to fail. For clarity, unintentional failure to give notice under this Section 4.16 shall not be deemed to be a breach of covenant under this Section 4.16.
Section 4.17   Resignations .   The Company shall obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of all directors of the Company and the Company Subsidiaries designated by Parent in writing to the Company not less than three (3) Business Days prior to the Closing, if any.
Section 4.18   Financing.
(a)   The Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause its representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any financing obtained in connection with the transactions contemplated by this Agreement (it being understood that the receipt of such financing is not a condition to the Merger); provided, however, that nothing in this

Section 4.18 shall require such cooperation or other action on the part of the Company, its Subsidiaries or their respective Representatives to the extent it would (i) unreasonably disrupt the conduct of the business or operations of the Company or its Subsidiaries or (ii) require the Company, any of its Subsidiaries or any of their respective Representatives to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability (other than out-of-pocket expenses that shall be subject to reimbursement by MergerSub as set forth below) or give any indemnities prior to the Effective Time. Such cooperation shall include (A) preparing and furnishing all financial and other pertinent information regarding the Company and its Subsidiaries reasonably requested by Parent, (B) reasonably facilitating the pledging of collateral, provided that no such documents or agreements shall be effective prior to the Effective Time, (C) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of such financing and (D) furnishing Parent and any lenders involved with such financing, with all documentation and other information required by any Governmental Entity with respect to such financing under applicable “know your customer” and anti-money laundering rules and regulations. MergerSub shall, and Parent shall cause MergerSub to, promptly, upon request by the Company, reimburse the Company for all reasonable costs and expenses incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with such financing or pursuant to this Section 4.18, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of such financing and any information used in connection therewith or pursuant to this Section 4.18.
(b)   Parent shall use its reasonable best efforts to obtain as of the Closing funds under the Existing Parent Facility that, together with cash on hand of Parent, are sufficient to make the payments contemplated by Article I and pay any transaction expenses required to be paid by Parent or the Company (the “Required Closing Amount”), including using reasonable best efforts to (i) maintain in effect and comply with the Existing Parent Facility and (ii) enforce its rights under the Existing Parent Facility. Parent shall not agree to any amendment to the Existing Parent Facility that would be reasonably expected to prevent or materially delay or impair the Closing or reduce the amount of funds available under the Existing Parent Facility to an amount that, together with the cash on hand of Parent, is less than the Required Closing Amount. In the event that the Existing Parent Facility becomes unavailable then Parent will use its reasonable best efforts to obtain other debt financing on terms not materially less favorable, in the aggregate, to Parent than those under the Existing Parent Facility (any such alternative debt financing, the “Alternative Debt Financing”).
Section 4.19   Retention Plan.   Parent shall (or shall cause an Affiliate of Parent to) provide certain employees with a retention agreement, with such participation and allocation to be determined by Parent in consultation with the Company’s Chief Executive Officer.
ARTICLE V
TERMINATION
Section 5.1   Termination of Agreement.
(a)   This Agreement may be terminated, and the Merger may be abandoned, as follows:
(i)   at any time prior to the Closing, by mutual written consent of Parent and the Company;
(ii)   by written notice of Parent or the Company to the other party if the Merger has not been consummated on or before October 21, 2021 (the “Outside Date”);provided, however, if the Merger shall not have been consummated on or prior to the Outside Date because any approval of a Governmental Entity pursuant to the HSR Act or any other applicable Antitrust Law has not been obtained by the Outside Date (or any waiting period under the HSR Act or any other Antitrust Law, including any extension thereof, has not expired by the Outside Date), and if all other conditions in Article III are satisfied as of the Outside Date (other than those conditions which are to be satisfied only at the Closing), then, Parent or the Company may, by providing the other written notice at least two (2) days prior to the original Outside Date, extend the Outside Date for a period of up to ninety (90) days after the original Outside Date; provided, further, that the right to terminate this Agreement under this Section 5.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Merger to be consummated on or prior to the Outside Date (including any extension thereof), including a breach by Parent of its obligations under Section 4.18(b);
(iii)   by written notice of Parent to the Company, if (1) any of the representations or warranties of the Company set forth in Article II shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (2) the Company shall have breached or failed to perform when required any of its covenants or agreements set forth in this Agreement, in the case of each of clause (1) and clause (2), such that any condition set forth in Section 3.2(a) or Section 3.2(b) would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company or (B) two (2) Business Days prior to the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(iii) if Parent or MergerSub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that any condition set forth in Section 3.3(a) or Section 3.3(b) would not be satisfied if it were to be measured as of the time of such breach;
(iv)   by written notice of the Company to Parent, if (1) any of the representations or warranties of Parent set forth in Article II shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (2) Parent or MergerSub shall have breached or failed to perform when required any of its covenants or agreements set forth in this Agreement, in the case of each of clause (1) and clause (2), such that any condition set forth in Section 3.3(a) or Section 3.3(b) would not be satisfied if it were to be measured as of the time of such breach or failure, and such breach, untruth or inaccuracy either is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent or (B) two (2) Business Days prior to the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(iv) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that any condition set forth in Section 3.2(a) or Section 3.2(b) would not be satisfied if it were to be measured as of the time of such breach;
(v)   by written notice of the Company to Parent if (A) all of the conditions in Section 3.1 and Section 3.2 (other than those conditions that by their nature are only capable of being satisfied on the Closing Date; provided that those conditions would have been satisfied if the Closing were to occur on such date) have been and continue to be satisfied or, to the extent permitted by applicable Law, irrevocably waived; (B) if Parent and MergerSub have failed to close the Merger pursuant to Section 1.2 on the date on which the Closing is required to have occurred in accordance therewith and, thereafter, the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Closing on the date of such notice and throughout the immediately subsequent three (3)-Business Day period; and (C) Parent and MergerSub have failed to consummate the Closing within three (3) Business Days following the receipt of such written notice, provided that all the conditions in Section 3.1 and Section 3.2 are then and continue to be satisfied;
(vi)   by written notice of Parent or the Company to the other party if there shall be a permanent injunction, restraining order, ruling or decree of any nature of any Governmental Entity that is in effect that restrains, enjoins or prohibits the consummation of the transactions contemplated hereby (other than with respect to the HSR Act or any other applicable Antitrust Law, which is the subject of Section 5.1(a)(ii)); provided, that, the party so requesting termination shall not have breached Section 4.5 in a manner that resulted in the entry of such permanent injunction, restraining order, ruling or decree of any Governmental Entity;
(vii)   at any time prior to the receipt of the Company Requisite Vote at the Company Stockholders Meeting, by written notice of Parent to the Company in the event (A) the Board (or any committee thereof) shall have made a Change of Recommendation or (B) the Company shall have materially breached its obligations under Section 4.7 or Section 4.8;
(viii)   by written notice of the Company to Parent, at any time prior to the receipt of the Company Requisite Vote at the Company Stockholders Meeting, if (A) the Company has received a Superior Offer, (B) the Board, to the extent permitted by and subject to complying with the terms of Section 4.7(e), has authorized the Company to enter into a definitive agreement to consummate the Superior Offer, (C) the Company has complied in all respects with Section 4.7 in respect of such Superior Offer, and such Superior Offer did not result from a breach of such Section 4.7, (D) prior to or concurrently with such termination, the Company pays the Company Termination Fee in accordance with Section 5.1(b)(ii), and (E) concurrently with such termination, the Company enters into a definitive agreement to consummate the Superior Offer; or
(ix)   at any time prior to the receipt of the Company Requisite Vote at the Company Stockholders Meeting, by written notice of Parent or the Company to the other if at the Company Stockholders Meeting a vote is taken on this Agreement and the company Requisite Vote is not obtained.
(b)   Effect of Termination.
(i)   In the event that this Agreement is validly terminated in accordance with Section 5.1, then this Agreement shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder on the part of the Company, Parent, MergerSub or any of their respective Affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, representatives, successors or assigns, except that (A) the provisions of Section 4.3, this Section 5.1(b) and Article VI shall survive the termination of this Agreement and (B) that no such termination shall relieve (1) the applicable party hereto from any obligation to pay, if applicable, the Company Termination Fee and/or applicable expenses pursuant to Section 5.1(b)(ii) or Section 5.1(b)(iii) or the Parent Termination Fee pursuant to Section 5.1(b)(iv) or (2) the Company for any liability for any and all damages, costs, expenses, liabilities of any kind, in each case, suffered by Parent or MergerSub as a result of or in connection with any Intentional Breach by the Company (“Damages”) resulting from such Intentional Breach by the Company prior to such termination.
(ii)   If this Agreement is validly terminated (1) pursuant to Section 5.1(a)(ix) at a time when Parent had the right to terminate pursuant to Section 5.1(a)(vii) or (2) pursuant to Section 5.1(a)(vii) or 5.1(a)(viii), the Company will pay to Parent or its designee (as directed by Parent) the Company Termination Fee. If the Company Termination Fee is payable under this Section 5.1(b)(ii), such Company Termination Fee shall be paid (A) prior to or concurrently with the termination of this Agreement in the case of a termination under Section 5.1(a)(viii) and (B) no later than the second (2nd) Business Day after termination of this Agreement in the case of a termination under Section 5.1(a)(vii) or Section 5.1(a)(ix), by wire transfer of immediately available funds to an account designated by Parent, it being understood that in no event shall the Company Termination Fee be payable on more than one occasion.
(iii)   If (A) this Agreement is validly terminated (1) pursuant to Section 5.1(a)(ii), (2) pursuant to Section 5.1(a)(iii) or (3) pursuant to Section 5.1(a)(ix), (B) prior to the termination an Acquisition Proposal has been publicly announced (in the case of a termination described in clause (3)) or made known to the Company and (C) within 12 months after the date of termination of this Agreement the Company or any of its Subsidiaries enters into a definitive agreement to consummate an Acquisition Proposal or the Company or any of its Subsidiaries consummates an Acquisition Proposal, then the Company shall pay to Parent the Company Termination Fee on the earlier of the date of the entry into such definitive agreement or consummation of such Acquisition Proposal, it being understood that in no event shall the Company Termination Fee be payable on more than one occasion.
(iv)   If this Agreement is validly terminated pursuant to or Section 5.1(a)(iv) or Section 5.1(a)(v), Parent will pay to the Company or its designee (as directed by the Company) the

Parent Termination Fee. If the Parent Termination Fee is payable, such Parent Termination Fee shall be paid no later than the second (2nd) Business Day after termination of this Agreement, by wire transfer of immediately available funds to an account designated by the Company, it being understood that in no event shall the Parent Termination Fee be payable on more than one occasion.
(v)   The Company acknowledges that the agreements contained in Section 5.1(b)(ii) and Section 5.1(b)(iii) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay the Company Termination Fee when due and, in order to obtain such payment, Parent or any of its Affiliates commences a suit or other Action that results in a judgment against the Company for the Company Termination Fee or any portion thereof, the Company shall pay to Parent the costs and expenses (including attorneys’ fees) of Parent or such Affiliate in connection with such suit or other Action, together with interest on such amount or portion thereof at the prime rate published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment. Parent acknowledges that the agreements contained in Section 5.1(b)(iv) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to pay the Parent Termination Fee when due and, in order to obtain such payment, the Company or any of its Affiliates commences a suit or other Action that results in a judgment against Parent for the Parent Termination Fee or any portion thereof, Parent shall pay to the Company the costs and expenses (including attorneys’ fees) of the Company or such Affiliate in connection with such suit or other Action, together with interest on such amount or portion thereof at the prime rate published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.
(vi)   After valid termination of this Agreement pursuant to Section 5.1(a)(vii) or Section 5.1(a)(viii), or if the Company Termination Fee becomes payable as described in clause (1) of the first sentence of Section 5.1(b)(ii) or in Section 5.1(b)(iii), Parent’s right to receive payment of the Company Termination Fee from the Company pursuant to Section 5.1(b) shall, upon full payment to Parent of the Company Termination Fee, be the sole and exclusive monetary remedy of Parent, MergerSub and their respective Affiliates, managers, directors, stockholders, optionholders members, partners, officers, employees, agents, representatives, successors and assigns (collectively, the “Parent Related Parties”) against the Company, its Subsidiaries and their respective Affiliates, managers, directors, stockholders, Optionholders, RSUholders, members, partners, officers, employees, agents, representatives, successors and assigns (collectively, the “Company Related Parties”) for any loss or damage suffered as a result of any breach of this Agreement or any Transaction Document or any representation, warranty, covenant or agreement contained herein or therein by the Company or any other Company Related Party prior to the termination of this Agreement pursuant to Section 5.1 or the failure of the transactions contemplated hereby to be consummated; provided, however, that notwithstanding anything to the contrary in this Agreement (including clause (viii)), nothing will relieve the Company of liability for any Damages suffered by Parent or MergerSub resulting from such Intentional Breach by the Company of this Agreement.
(vii)   After valid termination of this Agreement pursuant to Section 5.1(a)(iv) or 5.1(a)(v), the Company’s right to receive payment of the Parent Termination Fee from Parent pursuant to Section 5.1(b) shall, upon full payment to the Company of the Parent Termination Fee, be the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered as a result of any breach of this Agreement or any Transaction Document or any representation, warranty, covenant or agreement contained herein or therein by Parent or any other Parent Related Party prior to the termination of this Agreement pursuant to Section 5.1 or the failure of the transactions contemplated hereby to be consummated; provided, however, that such parties shall remain obligated for, and the Company shall be entitled to remedies with respect to, the Confidentiality Agreement, and Parent shall remain obligated for, and the Company shall be entitled to remedies with respect to, the reimbursement and expense obligations of Parent contained in Section 4.17.

(viii)   Each party acknowledges that (i) the agreements contained in Section 5.1(b) are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee are payable are uncertain and incapable of accurate calculation and, therefore, each of the Company Termination and Parent Termination Fee is not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without these agreements, the parties would not have entered into this Agreement.
(c)   Following any termination of this Agreement, the Confidentiality Agreement shall survive and remain in full force and effect for the longer of (x) the remainder of the term as set forth in the Confidentiality Agreement and (y) one (1) year following such termination. Nothing in this Section 5.1(b) shall be deemed to impair the right of any party to bring any action or actions for specific performance, injunctive and/or other equitable relief (including the right of any party to compel specific performance by another party of its obligations under this Agreement) pursuant to, and subject to the limitations set forth in, Section 6.16 prior to the valid termination of this Agreement.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Nonsurvival of Representations, Warranties and Covenants.   The representations, warranties, covenants and agreements in this Agreement and/or the other Transaction Documents shall terminate at the Effective Time, except that each of the covenants and agreements set forth in Article I, Section 4.6, and this Article VI shall survive the Closing.
Section 6.2   Assignment; Binding Effect.   This Agreement and the rights hereunder are not assignable, directly or indirectly (by operation of Law or otherwise), unless such assignment is consented to in writing by both Parent and the Company, and any attempted assignment without the required consents shall be void; provided, however, that Parent and MergerSub may without such consent and upon written notice to the Company assign their rights hereunder or under any instrument executed or delivered in connection herewith as collateral security to any lender or any other debt financing source providing financing in connection with the transactions contemplated hereby, which assignment shall not relieve Parent or MergerSub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 6.3   Choice of Law.   THIS AGREEMENT AND ALL ACTIONS BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED THEREBY SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, ANY DISPUTES INVOLVING LENDER-RELATED PARTIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 6.4   Consent to Jurisdiction and Service of Process.   ALL JUDICIAL PROCEEDINGS OR OTHER ACTIONS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). BY

EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS REFERRED TO IN THE IMMEDIATELY PRECEDING SENTENCE; (II) WAIVES ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN SUCH COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.5; AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES HERETO IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS (INCLUDING THE DEBT FINANCING AND THE DEBT COMMITMENT LETTER) OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH OF THE PARTIES AGREES THAT IT WILL NOT BRING, OR SUPPORT THE BRINGING OF, ANY ACTION, CLAIM OR COUNTERCLAIM, WHETHER IN LAW OR IN EQUITY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AGAINST THE LENDER-RELATED PARTIES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN THE COUNTY OF NEW YORK (AND APPELLATE COURTS THEREOF).
Section 6.5   Notices.   All notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”), (c) one (1) Business Day after deposit with an overnight courier service or (d) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified by like notice):
If to Parent or, after the Closing, the Company, to:
Constant Contact, Inc.
1601 Trapelo Road
Waltham, Massachusetts 02451
Attn: Frank Vella, Chief Executive Officer
E-mail: frank.vella@constantcontact.com
With copies (which will not constitute notice) to:
Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
Attn: Mehdi Khodadad and Scott Williams
E-mail: mkhodadad@sidley.com and swilliams@sidley.com

If to the Company prior to the Closing, to:
SharpSpring, Inc.
5001 Celebration Pointe Avenue
Attention: Richard Carlson
E-mail: rick@sharpspring.com
With copies (which shall not constitute notice) to:
Godfrey & Kahn, S.C
833 East Michigan Street, Suite 1800
Milwaukee, WI 53202
Attn: C.J. Wauters
E-mail: cwauters@gklaw.com
Section 6.6   Headings.   The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.
Section 6.7   Fees and Expenses.   Except as otherwise specified in this Agreement, each party hereto will bear its own costs and expenses (including investment banking, advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, that Parent shall be responsible for all filing fees in connection with any filings, applications or submissions under the HSR Act and any other applicable Antitrust Law.
Section 6.8   Entire Agreement.   This Agreement (including the Exhibits, Annexes and Schedules hereto) and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, promises, statements and understandings between the parties with respect to such subject matter; provided, however, that this Agreement shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its terms and this Agreement.
Section 6.9   Interpretation.   When a reference is made to an Article, Section, subsection, clause, Schedule, Annex or Exhibit, such reference shall be to an Article, Section, subsection, clause, Schedule, Annex or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation”. Any references to the masculine, feminine or neuter gender shall include such other genders and any references to the singular or plural shall include the other, in each case unless the context otherwise requires. Any reference to this “Agreement” or any other agreement, document or other contract referred to herein or on any annex, schedule or exhibit hereto shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or contract, as the same may have been, or may from time to time be, amended, supplemented or otherwise modified, together with all annexes, schedules and exhibits to this Agreement or such other agreement, document or contract (as the case may be), in each case unless the reference specifically provides otherwise. The terms “Dollars” and “$” mean United States Dollars, and all payments to be made by Parent, MergerSub or the Company under or pursuant to any provision of this Agreement shall be made in United States Dollars. Information, documents and materials relating to the Stockholders, the Awardholders, the Company or its Subsidiaries or any other matter shall be considered “made available” or “provided” (or words or phrases of a similar import or nature) to Parent as of the date of this Agreement if such information, documents and/or materials have been posted to the electronic data room established by the Company prior to the date of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
Section 6.10   Disclosure.   Any exception, qualification or other disclosure set forth on the Company Disclosure Schedules with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception, qualification or other disclosure with respect to all other representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter is disclosed in sufficient detail so as to make reasonably apparent on its face to a reader of such disclosure that such exception, qualification or disclosure is applicable to such other representations, warranties or covenants whether or not such exception, qualification or disclosure makes reference to such other representations, warranties or covenants or any of their Section references. The inclusion of information in any of the Company Disclosure Schedules shall not be construed as an admission that such information is material to the Business, the Company or any of its Subsidiaries.
Section 6.11   Waiver and Amendment.   Any provision of this Agreement may be amended, supplemented, waived or modified if, and only if, any such amendment, supplement or modification is in writing and signed by the Company and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Company Requisite Vote at the Company Stockholders Meeting, no amendment may be made which decreases the Per Share Merger Consideration. No failure or delay by any party in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.
Section 6.12   Counterparts; Facsimile and PDF Signatures.   This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile and portable document format signatures shall be deemed originals.
Section 6.13   No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, shall give or be construed to give to any other Person any legal or equitable rights hereunder, except that each Company Indemnitee shall be a third-party beneficiary of Section 4.6.
Section 6.14   Severability.   If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
Section 6.15   Non-Recourse.   This Agreement may only be enforced against the named parties hereto (subject to the terms, conditions and other limitations set forth herein), and (a) all claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the Persons that are expressly identified as parties hereto and (b) except as provided in the Support Agreement and the Restrictive Covenant Agreements, no past, present or future director, manager, officer, employee, incorporator, member, general partner, limited partner, stockholder, Optionholder, RSUholder, trustee, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or any of the other Transaction Documents or with respect to any claim or cause of action that may arise out of or relate to this Agreement or any of the other Transaction Documents, or the negotiation, execution or performance of this Agreement. Nothing in this Section 6.15 shall be deemed to alter, modify, replace or limit the terms, provisions and agreements set forth in Section 6.1.
Section 6.16   Specific Performance.
(a)   The Company, Parent and MergerSub acknowledge and agree that (x) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, and (y) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, each of the Company, Parent and MergerSub agree that, prior to any valid termination of this Agreement in accordance with Section 5.1(a) and subject in all respects to this Section 6.16 each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement (including any breach or threatened breach of Section 4.18(b)) and to enforce its rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy. The right to equitable relief, including specific performance and injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement except as provided in this Section 6.16 and, following a termination of this Agreement, in Section 5.1(a). Each of the Company, Parent and MergerSub hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies. Each of the Company, Parent and MergerSub hereby agrees not to assert that specific performance, injunctive and other equitable remedies are unenforceable, violate public policy, are invalid, are contrary to Law or are inequitable for any reason. The right of specific performance, injunctive and other equitable remedies is an integral part of the transactions contemplated by this Agreement and without that right, none of the Company, Parent or MergerSub would have entered into this Agreement. Notwithstanding anything to the contrary in this Agreement or otherwise, while a Party’s pursuit of specific performance at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive (A) both a grant of specific performance that results in the Closing, on the one hand, and the payment of any monetary damages whatsoever, on the other hand or (B) both the payment of any monetary damages whatsoever, on the one hand, and payment of any of the Parent Termination Fee and/or any amount, if any, as and when due pursuant to the terms hereof, on the other hand.
(b)   Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to an injunction or specific performance, prior to the termination of this Agreement in accordance with Article V, of Parent’s obligation to cause the Closing to occur if, and only if, (i) all of the conditions set forth in Section 3.1 and Section 3.2 have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement (other than those conditions that by their nature are only capable of being satisfied on the Closing Date, but provided that such conditions are capable of being satisfied if the Closing were to occur on such date and the date on which the Closing would occur if the remedy herein were granted), (ii) the Debt Financing has been funded in accordance with the terms thereof, or are capable of being funded in accordance with the terms thereof, (iii) Parent and MergerSub are required to consummate the Merger in accordance with Section 1.2 and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing and if such specific performance is granted pursuant to this Section 6.16(b) and if the Debt Financing are funded, then the Closing would occur. For the avoidance of doubt, if Parent is in breach of Section 4.18(b) such that Parent is not permitted to terminate the Agreement under Section 5.1(a)(ii) and the Company brings an action for specific performance in accordance with this Section 6.16(b) then the Outside Date shall be extended as long as such action is pending and Parent is in such breach of Section 4.18(b).
Section 6.17   Limited Disclosure.   Notwithstanding anything in this Agreement to the contrary, to comply with Treas. Reg. Section 1.6011-4(b)(3)(i), the Company, the Stockholders, the Awardholders and Parent (and any employee, representative or other agent of the foregoing) may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and structure of the transactions contemplated by this Agreement (including opinions or other tax analyses that are provided to any of them relating to such tax treatment and tax structure). For this purpose, tax treatment and tax structure shall not include (a) the name of, or any other identifying information regarding the Stockholders, the Awardholders or Parent (or any affiliate thereof), (b) any specific pricing information or (c) other nonpublic business or financial information (including, without limitation, the amount of any fees, expenses, rates or payments) that is not relevant to an understanding of the tax treatment of the transactions contemplated by this Agreement.
Section 6.18   Definitions.
For purposes of this Agreement, the following terms, when used in this Agreement and the Exhibits, Schedules, and other documents delivered in connection herewith, have the meanings assigned to them in this Section 6.18. Each term used in this Agreement and the Exhibits, Schedules, and other documents delivered in connection herewith that is not defined in this Section 6.18 has the meaning assigned to such term in the Section indicated in the index of defined terms preceding the text of this Agreement.

“Acquisition Proposal” means any bona fide inquiry, indication of interest, proposal or offer from any Person (other than Parent, MergerSub and any of their Affiliates) relating to (a) the purchase or acquisition, in a single transaction or series of related transactions, (i) assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the Ordinary Course of Business) that account for twenty percent (20%) or more of the Company’s consolidated assets or from which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are derived or (ii) twenty percent (20%) or more of the outstanding Common Stock pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction, (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Company Common Stock or (c) any merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction (or series of transactions) to which the Company or any of its Subsidiary is a party pursuant to which (i) any person, persons or group (or the shareholders of any such person(s)) would own, directly or indirectly, twenty percent (20%) or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (ii) the owners of outstanding shares of Company Common Stock immediately prior to such transaction (or series of transactions) would own less than eighty percent (80%) of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity.
“Action” means any action, arbitration, assessment, audit, subpoena, hearing, mediation, examination, charge, claim, complaint, demand, grievance, investigation, inquiry, petition, suit or other proceeding, whether civil or criminal, in law or in equity, brought by or before any Governmental Entity, mediator or arbitrator.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by Contract or otherwise.
“Award” means any Option and any RSU.
“Awardholder” means any Person that holds one or more outstanding Awards as of immediately prior to the Closing.
“Business” means the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries as of the date of this Agreement.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (as the same may be amended or modified).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Company’s common stock, $0.001 par value per share.
“Company Data “ means all confidential data, information, and data compilations contained in the Company IT Systems or any databases of the Company and any of its Subsidiaries, including Personal Data, that are used by, or necessary to the Business of, the Company and any of its Subsidiaries.
“Company Disclosure Schedules” means the “Company Disclosure Schedules” which are attached hereto and delivered by the Company to Parent and MergerSub pursuant to this Agreement.
“Company Owned IP” means all Intellectual Property (including any Registered IP) owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Privacy Policies “ means any (a) internal or external past or present data protection, data usage, privacy and security policies of the Company and any of its Subsidiaries, (b) public statements, representations, obligations, promises, commitments relating to privacy, security, or the Processing of Personal Data, and (c) policies and obligations applicable to the Company and any of its Subsidiaries as a result of any certification relating to privacy, security, or the Processing of Personal Data.
“Company SEC Documents” means, collectively, the Company’s Annual Report on Form 10-K, filed with the SEC March 30, 2021, the Company’s latest Quarterly Report on Form 10-Q, filed with the SEC on May 17, 2021, and each Form 8-K filed with the SEC since January 1, 2021, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as the same may have been amended since the date of their filing and prior to the date of this Agreement.
“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.
“Company Termination Fee” means an amount equal to $7,046,778.
“Comparable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less favorable in the aggregate to the Company than the terms set forth in the Confidentiality Agreement (it being understood and hereby agreed that such confidentiality agreement need not contain a “standstill” or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from making any Acquisition Proposal, acquiring the Company or taking any other similar action); provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 4.7.
“Contract” means any written agreement, bond, commitment, contract, indenture, instrument, lease, license, purchase order or sublicense.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines, recommendations or requirements by any Governmental Entity (in the case of recommendations, widely followed by the Company’s peer companies) in response to COVID-19.
“Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of or at the direction of the Company and any of its Subsidiaries.
“Debt Financing” means the receipt by Parent of funds under the Existing Parent Facility or any Alternative Debt Financing, as the case may be, that, together with cash on hand of Parent as of the Closing, are sufficient to pay the Required Closing Amount.
“Employee Benefit Plan” means any plan, program, policy, practice, Contract or arrangement, whether written or unwritten, providing benefits or compensation (including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, or any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, supplemental unemployment, retention, stock purchase, stock option or other equity-related award, severance, employment, change of control or fringe benefit plan, legal services arrangement, program, policy, practice or Contract for the benefit of any Company employee (or dependent thereof), in any case (i) that is sponsored, maintained or contributed to by the Company or its ERISA Affiliates, (ii) to which any Company or any of its ERISA Affiliates is a party, or (iii) with respect to which the Company has any liability (including contingent liability).
“Encumbrance” means any charge, covenant, easement, encumbrance, pledge, security interest, mortgage, deed of trust, hypothecation or lien, license, option, right of first refusal, right-of-way, title defect, encroachment, or other similar encumbrance or lien, including any agreement to enter into or grant any of the foregoing, whether imposed by Contract or Law.
“Environmental Law” means any Law in effect as of the Closing Date, relating to the use, storage, treatment, generation, transportation, release or disposal of, or exposure to, Hazardous Materials.
“Environmental Permit” means any material permit, license, approval, registration, notification, exemption, consent or other authorization required by Environmental Law.

“Equity Interests” means (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company or any Subsidiary of the Company; (ii) options, warrants, calls, rights, profits interests, stock appreciation rights or other rights or arrangements entitling any Person to acquire from the Company or any Subsidiary of the Company, or that obligate the Company or any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interests (including any voting debt) in, the Company or any Subsidiary of the Company; (iii) contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any Subsidiary of the Company or (iv) obligations of the Company or any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity interests (including any voting debt) in, the Company or any Subsidiary of the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.
“ERISA Affiliate” means any Person which is treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.
“Existing Parent Facility” means Parent’s existing delayed draw term loan.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.
“Governmental Entity” means any applicable federal, state, local or foreign government or any agency, board, bureau, commission, court, department, political subdivision, tribunal or other instrumentality thereof.
“Hazardous Material” means any hazardous substance, hazardous waste, chemical, material, pollutant, or contamination that is regulated by an Environmental Law, including any petroleum product or petroleum-based contaminant, polychlorinated biphenyls or any substance or compound containing polychlorinated biphenyls, asbestos or any asbestos-containing materials, radon or any other radioactive materials, including any source, special nuclear or by-product material.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.
“Indebtedness” means, with respect to any Person, without duplication, (a) the principal, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds or other similar debt instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or securities (other than ordinary course trade accounts payable which are not past due), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or any indebtedness or other monetary obligations to trade creditors of such Person, and all accrued current liabilities of such Person), (c) all obligations under leases which must be, in accordance with GAAP as in effect on the date of this Agreement, recorded as capital leases in respect of which such Person is liable as lessee (it being understood, for the avoidance of doubt, that obligations under operating leases shall not constitute Indebtedness), (d) letters of credit, but only to the extent drawn, all non-contingent obligations of such Person to reimburse any bank in respect of amounts paid under banker’s acceptances, bid bonds, performance bonds, and other financial guarantees issued for the account of such Person, (e) interest rate protection agreements, hedging or swap obligations or similar arrangements, (f) contingent purchase price obligations or earnout obligations in connection with any acquisition, (g) all obligations of the type referred to in clauses (a) through (f) of any other Person the payment of which such Person is liable as obligor, guarantor, surety or otherwise (but only to the extent such Person is found to be liable), (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by any Encumbrance on any property or asset of such Person, whether or not such obligation is assumed by such Person (but only to the extent of the value of the property or asset that is subject to the

Encumbrance) and (i) all interest, premiums, penalties and other amounts owing in respect of the items described in clauses (a) through (g).
“Information Security Program’’ means a written information security program that complies with Privacy Requirements, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes: (i) written policies and procedures regarding Personal Data, and the Processing thereof; (ii) administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of any Personal Data owned, controlled, maintained, held, or Processed by the Company and any of its Subsidiaries or Data Processors; (iii) disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (iv) protections against Security Incidents, Malicious Code, and against loss, misuse or unauthorized access to and Processing of Company Data, Company IT Systems and the Systems of any Data Processor.
“Intellectual Property” means all rights, title and interest in or relating to or arising from any proprietary right, whether protected, created or arising under any Law throughout the world, including: (a) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (b) all trademarks, service marks, trade names, brand names, trade dress rights, corporate names, logos, and other source or business identifiers, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (c) all Internet domain names, URLs, web site addresses, Internet Protocol addresses, social media accounts and handles; (d) all copyrights and all works of authorship, database and design rights, whether or not published, all registrations and recordations thereof, and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (e) all know-how, trade secrets and confidential ideas and information, including such rights in inventions (whether or not reduced to practice), customer and supplier lists, technical information, proprietary information, processes, formulae, databases and data, whether tangible or intangible, and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise and (f) all causes of action (resulting from past and future infringement thereof), damages, and remedies relating to any and all of the foregoing.
“Interim Balance Sheet” means that certain unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2021.
“Intentional Breach” means, with respect to any agreement or covenant of a party in this Agreement, a deliberate action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that the breaching party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such breaching party should have known would result in a material breach of such agreement or covenant.
“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.
“Knowledge of Parent” means the actual knowledge of Frank Vella and Michael Pellegrino.
“Knowledge of the Company” means the actual knowledge of Richard Carlson, Travis Whitton and Aaron Jackson.
“Law” means, in any applicable jurisdiction, any applicable statute or law (including common law), ordinance, rule, treaty, code or regulation and any decree, injunction, judgment, order, ruling, administrative interpretation, directive, requirement, assessment or writ, in any such case, of any applicable Governmental Entity.
“Malicious Code “ means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

“Material Adverse Effect” means any state of facts, condition, change, development, event or effect (each, an “Effect”) that, individually or in the aggregate, (i) has had, or would reasonably expected to have, a material adverse effect on the business, properties, rights, assets operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, but shall exclude any Effect to the extent relating to or arising out of (a) business or economic conditions in the world or the industries in which the Company or any of its Subsidiaries operates, (b) the economy, credit or financial or capital markets anywhere in the world (including, without limitation, changes in interest or exchange rates), (c) national or international political or social conditions, including the engagement by any country, state, republic, union or sovereignty in hostilities (or any escalation or worsening of such hostilities), whether or not pursuant to the declaration of a national emergency or war, any civil hostilities (including any civil war, civil unrest, rebellion or similar uprising) or the occurrence of any military or terrorist attack upon any country, state, republic, union or sovereignty, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of any country, state, republic, union or sovereignty, (d) any conditions resulting from natural disasters, (e) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing (including, without limitation, any COVID-19 Responses), (f) changes in GAAP or any accounting standards or policies, (g) changes in Law or other directives issued by any Governmental Entity, (h) actions taken by any Person in connection with this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, or which are attributable to the announcement of this Agreement and the transactions contemplated hereby; provided, however, that this clause (h) shall not apply with respect to (A) the representations and warranties (in whole or in relevant part) made by the Company in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement, (B) the closing condition in Section 3.2(a) to the extent related to such representations or warranties or (C) the performance by the Company of its obligations under the first sentence of Section 4.1; or (i) the failure of the financial or operating performance of the Company or any of its Subsidiaries to meet projections, forecasts or budgets for any period (provided that Parent shall be permitted to take into account the underlying cause of any such failures in determining whether a Material Adverse Effect has or would reasonably be expected to occur), in the case of each of clauses (a) through (g), to the extent (and solely to the extent) the Company and its Subsidiaries are disproportionately affected thereby in an adverse manner relative to the other participants in the industries in which the Company and its Subsidiaries conduct the Business and (ii) prevent, impair or materially delay the ability of the Company from entering into or performing its obligations under this Agreement and the Transaction Documents to which it is a party or consummate the transactions contemplated thereby or thereby.
“Off-the-Shelf Licenses” means licenses for commercial, “off-the-shelf” software granted to the Company or any of its Subsidiaries on standard, non-discretionary terms and conditions for an annual or one-time license fee of no more than $5,000.
“Option” means any option to purchase shares of Common Stock granted by the Company.
“Optionholder” means any Person that holds one or more outstanding Options as of immediately prior to the Closing.
“Order” means any order, writ, assessment, settlement, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.
“Ordinary Course of Business” means the ordinary and usual course of operations of the Business consistent with past practices, including any commercially reasonable deviations therefrom due to COVID-19 Measures.
“Other Filings” means any document, other than the Proxy Statement, to be filed with the SEC in connection with the Merger.
“Parent Termination Fee” means an amount equal to $11,709,392.
“Paycheck Protection Program” means the Paycheck Protection Program under the CARES Act.

“Permitted Encumbrances” means (a) all statutory or other liens for Taxes which are not yet due and payable or delinquent (or which may be paid without interest or penalties) or the validity or amount of which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (b) all cashiers’, landlords’, workmen’s’, repairmen’s’, mechanics’, warehousemen’s’ and carriers’ liens and other similar liens imposed by Law, incurred in the Ordinary Course of Business for amounts not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (c) all pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation) for which there is no default on the part of the Company or any of its Subsidiaries; (d) all leases, subleases, licenses or sublicenses of real property to which the Company or any of its Subsidiaries is a party and liens securing such leases, subleases, licenses or sublicenses; (e) all purchase money liens (including, without limitation, liens securing obligations to pay the deferred and unpaid purchase price of property acquired by the Company and/or any of its Subsidiaries in the Ordinary Course of Business); (f) all zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Entities having jurisdiction over the applicable real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the applicable Company and its Subsidiaries, which do not and would not reasonably be expected to materially interfere, individually or in the aggregate, with the present use of any of the properties or assets of the Company or any of its Subsidiaries; (g) all covenants, conditions, restrictions, easements, charges, rights-of-way, defects or imperfections of title and other Encumbrances that do not and would not reasonably be expected to materially impair, individually or in the aggregate, the current use or value of any of the properties or assets of the Company or any of its Subsidiaries; (h) matters which would be disclosed by an accurate survey or inspection of real property which do not and would not reasonably be expected to materially impair, individually or in the aggregate, the occupancy or current use of the real property they encumber; and (i) Encumbrances in favor of a bank or other financial institution encumbering deposits or other funds maintained with such bank or other financial institution.
“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust, or any other entity or organization, including a Governmental Entity.
“Personal Data’’ means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to: (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements.
“PPP Loan” means that certain Promissory Note, dated as of April 21, 2020, between the Company, as borrower, and Western Alliance Bank, as lender, obtained in accordance with and pursuant to the Paycheck Protection Program.
“Preferred Stock” means the Company’s preferred stock, $0.001 par value per share.
“Privacy Requirements “ means any and all Laws, Contracts, and industry standards relating to the protection or Processing of Personal Data that are applicable to the Company and any of its Subsidiaries, including, but not limited to: (a) the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act (“TCPA”), 47 U.S.C. § 227, et seq.; the Children’s Online Privacy Protection Act (“COPPA”) 15 U.S.C. § 6501, et seq.; the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12, et seq.; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the California Customer Records Act, Cal. Civ. Code §§ 1798.80 to 84; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. § 17.00, et seq.;

Nev. Rev. Stat. 603A, et seq.; Cal. Civ. Code § 1798.82, et seq.; N.Y. Gen. Bus. Law § 899-aa, et seq.; N.Y. Gen. Bus. Law § 899-bb, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; and all other Laws and binding regulations relating to data protection, information security, cybercrime, Security Incident notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (b) each Contract relating to the Processing of Personal Data applicable to the Company and any of its Subsidiaries; and (c) each applicable rule, code of conduct, or other requirement of self-regulatory bodies and applicable industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard (“PCI-DSS”).
“Processing,” “Process,” or “Processed “ means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing (as defined by Privacy Requirements) of Company Data.
“Required Withholding Amounts” means any amounts that are required by applicable federal, state, local or foreign withholding Laws to be withheld by the Company or any of its Subsidiaries from a payment to which a Person is entitled under this Agreement and that are payable to Taxing Authorities pursuant to such withholding Laws.
“RSU” means a restricted stock unit with respect to one shares of Common Stock granted by the Company.
“RSUholder” means any Person that holds one or more outstanding RSUs as of immediately prior to the Closing.
“SBA” means the U.S. Small Business Administration.
“Security Incident’’ means any unauthorized Processing of Company Data or any unauthorized access to the Company IT Systems, or any incident that may require notification to any Person under Privacy Requirements.
“Solvent” means, with respect to any Person on any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.
“Specified Company Executives” means, collectively, Richard Carlson, Travis Whitton and Aaron Jackson.
“Specified Loan Documents” means, collectively, (a) (i) that certain Loan Agreement dated March 21, 2016, by and among the Company, certain subsidiaries of the Company and Western Alliance Bank, (ii) that certain Intellectual Property Security Agreement dated March 21, 2016, by and among the Company, certain subsidiaries of the Company and Western Alliance Bank, and (iii) those certain Loan and Security Modification Agreements dated June 24, 2016, October 25, 2017, April 30, 2018 and March 21, 2019 by and among the Company, certain subsidiaries of the Company and Western Alliance Bank, in each case as may be amended, supplemented, amended and restated or otherwise modified from time to time, and (b) that certain Promissory Note dated April 21, 2020 made by SharpSpring Technologies, Inc. to Western Alliance Bank, as may be amended, supplemented, amended and restated or otherwise modified from time to time.
“Stockholder” means any holder of Shares immediately prior to the Effective Time.
“Subsidiary” means, as of any time of determination and with respect to any specified Person, (a) a corporation more than fifty percent (50%) of the voting or capital stock of which is, as of such time, directly or indirectly owned by such Person and (b) any limited liability company, partnership, limited partnership, joint venture, association, or other entity in which such Person, directly or indirectly, owns more than fifty percent (50%) of the equity economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity as of such time.
“Superior Offer” means any bona fide, written Acquisition Proposal that (a) was not obtained or made as a result of a breach of Section 4.7, and (b) contains terms and conditions that the Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, having taken into account the likelihood and timing of consummation of the transaction contemplated by such Acquisition Proposal and any changes to this Agreement proposed by Parent, to be more favorable from a financial point of view to the Company’s Stockholders than the Merger (after giving effect to any changes to this Agreement proposed by Parent); provided, however, the references to 20% in the definition of “Acquisition Proposal” shall each be deemed to be a reference to “51%” and references to 80% shall be to “20%”.
“Tax” means any foreign, federal, state, county, or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, unclaimed property, environmental, disability, employment, payroll, severance, withholding or other tax of any kind whatsoever, and any interest, additions, surcharges, fees or penalties related thereto.
“Tax Return” means a report, return, statement, declaration, election, form or other information filed or required to be filed with a Taxing Authority with respect to Taxes, including schedules and attachments thereto and any amendments thereof.
“Taxing Authority” means the IRS and any other Governmental Entity responsible for the administration of any Tax.
“Transaction Documents” means, collectively, this Agreement, the Stockholder Support Agreement, and all other agreements, certificates, and documents entered into in connection with the Merger and the other transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.
PARENT:
CONSTANT CONTACT, INC.
By:	/s/ Frank Vella
Name: Frank Vella
Title: Chief Executive Officer

MERGERSUB:
GROOVE MERGER SUB, INC.
By:	/s/ Frank Vella
Name: Frank Vella
Title: Chief Executive Officer

COMPANY:
SHARPSPRING, INC.
By:	/s/ Aaron Jackson
Name: Aaron Jackson
Title: Chief Financial Officer

RESTRICTIVE COVENANT AGREEMENT
This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into as of June   , 2021, by and between (i) Constant Contact, Inc., a Delaware corporation (“Parent”), and (ii) [•], an individual (“Covenantor”). Parent and Covenantor are sometimes referred to herein each as a “Party” or collectively the “Parties”. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Parent, Groove Merger Sub, Inc., a Delaware corporation, and SharpSpring, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of June       , 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which upon the terms and subject to the conditions set forth therein, Merger Sub shall be merged with and into the Company at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue to exist as a wholly owned subsidiary of Parent (the “Transaction”);
WHEREAS, Covenantor is a key employee of the Company and its Subsidiaries and significant direct equityholder of the Company and has obtained and developed extensive and valuable knowledge and confidential and proprietary business and trade secret information concerning the Company and its Subsidiaries, including information concerning the Company’s and its Subsidiaries’ products, research and development, technologies, customers, markets, partners, employees and other business areas, and has developed the customer relationships and other goodwill of the Company and its Subsidiaries;
WHEREAS, Covenantor shall benefit substantially from the Transaction, will receive significant monetary consideration as a result of the Transaction, and therefore has a material economic interest in the consummation of the Transaction;
WHEREAS, Parent and Covenantor mutually desire that the entire goodwill of the Company and its Subsidiaries be transferred to Parent in connection with the Transaction and acknowledge that Parent’s failure to receive the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Company and its Subsidiaries; and
WHEREAS, Parent has requested that, as a condition to signing the Merger Agreement, and in order to enable Parent to secure more fully the benefits of the Transaction, including the goodwill of the Company and its Subsidiaries, Covenantor execute and deliver this Agreement. Covenantor has agreed to execute and deliver this Agreement in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, with all of the attendant financial benefits to Covenantor.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Covenantor agrees as follows:
1.   Effectiveness.   This Agreement will become effective as of the Closing. If the Merger Agreement is terminated prior to the Closing, this Agreement shall automatically and simultaneously terminate with the termination of the Merger Agreement and be of no further force or effect.
2.   Noncompetition; Nonsolicitation and Nondisparagement.
2.1.   Covenantor agrees that for a period starting with the Closing Date and ending on the third (3rd) year anniversary of the Closing Date (“Restricted Period”), Covenantor will not, and shall cause his Affiliates not to, directly or indirectly, whether paid or not:
(i)   without prior disclosure to and written consent of Parent’s Board of Directors, (A) serve as a partner, principal, employee, consultant, officer, director, manager, member, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (B) own, purchase, organize or take preparatory steps for the organization of, or (C) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate with, any business, operation, corporation, partnership, association, agency or other entity or person that engages in, or is planning to engage in, the Restricted Business. For the purpose of this Agreement, the “Restricted Business” means the business conducted by the Company and its Subsidiaries as of the Closing, including developing, marketing, distributing, selling and providing marketing automation solutions or display retargeting platforms. The foregoing covenant shall cover Covenantor’s activities in every part of the Territory. “Territory” shall mean (1) the United States of America, (2) the United Kingdom, (3) the Netherlands, (4) South Africa, (6) Luxembourg, (7) Switzerland, (8) Canada, (9) Brazil and (10) any other country where the Company and its Subsidiaries conduct Restricted Business as of the Closing Date. Nothing in this section prohibits Covenantor from holding, directly or indirectly, up to two percent (2%) of any securities of a firm or company that are quoted on a national securities exchange or interdealer quotation system.
(ii)   encourage, induce, attempt to induce, solicit or attempt to solicit (on Covenantor’s own behalf or on behalf of any other entity or Person) any Specified Counterparty (as defined below), or other contracting party with the Company or any of its Subsidiaries (including, but not limited to, developers, suppliers, vendors, distributors, partners or resellers), to terminate, diminish or materially alter in a harmful manner its or their relationship or potential relationship with the Company, any of its Subsidiaries or Parent. For the purpose of this Agreement, “Specified Counterparty” means any entity or Person who or which, at any time during the two (2)-year period prior to the Closing Date (A) contracted for, was billed for, or received from the Company or any of its Subsidiaries any product, service or process; (B) was in contact with Covenantor or in contact with any other employee, owner, or agent of the Company or any of its Subsidiaries, of which contact Covenantor was or should have been aware, concerning any product, service or process of the Company or any of its Subsidiaries; or (C) was solicited by the Company or any of its Subsidiaries in an effort in which Covenantor was involved or should have been aware, concerning any product, service or process of the Company or any of its Subsidiaries;
(iii)   (A) encourage, induce, attempt to induce, solicit or attempt to solicit (on Covenantor’s own behalf or on behalf of any other entity or person) any Specified Employee (as defined below) to terminate his, her, or its employment or service provider relationship with the Company or any of its Subsidiaries or Parent (provided, however, nothing in this clause (A) prohibits Covenantor or Covenantor’s Affiliates from placing advertisements seeking applicants for employment or engagement and/or engaging a third party recruiter to identify such applicants, so long as no Specified Employee is intentionally targeted) or (B) hire, or facilitate the hiring of, any Specified Employee. For the purpose of this Agreement, “Specified Employee” means any employee, contractor, consultant, or service provider of the Company or any of its Subsidiaries or Parent who was an employee, contractor, consultant, or service provider of the Company or any of its Subsidiaries as of the Closing Date; or
(iv)   make or publish, verbally or in writing, any statements concerning the Company or any of its Subsidiaries or their respective Affiliates (including Parent and, for purposes of this Section 2.1(iv), Clearlake Capital Group, L.P. and the funds it manages), or any of their respective directors, officers, shareholders or employees, which statements are or reasonably may be construed as being injurious or inimical to the best interests of the Company or any of its Subsidiaries or such Affiliates, or any of their respective directors, officers, shareholders or employees, including statements alleging that the Company or any of its Subsidiaries or any such Affiliate, or any of their respective directors, officers, shareholders or employees, have acted improperly, illegally or unethically or have engaged in business practices which are improper, illegal or unethical; provided, however, Covenantor shall not be in breach of this Section 2.1(iv) as a result of any statements that are required by applicable Law or that are required by any Governmental Body or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such holder; provided, however, that such Covenantor shall give advance written notice of such compelled statements to Parent’s Board of Directors, and shall cooperate with Parent in connection with any efforts to prevent or limit the scope of such statements; and provided further, that such Covenantor shall disclose only that portion of such statements which such Covenantor is advised by its counsel is legally required to be disclosed.
2.2.   Acknowledgements.   Covenantor acknowledges that the time, geographic and scope limitations of Covenantor’s obligations under Section 2.1 above are fair and reasonable in all respects, especially in light of Parent’s need to protect its interest in the Restricted Business and the scope and nature of the Company and its Subsidiaries, and that Covenantor will not be precluded from gainful employment if Covenantor is obligated not to compete with Parent and the Company and its Subsidiaries or solicit its employees, customers or others during the Restricted Period and within the Territory as described above.
2.3.   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
3.   Post-Closing Confidentiality
3.1.   From and after the Closing, Covenantor shall, and shall cause its Affiliates and its and their respective representatives to, hold in confidence any and all information and materials, whether in written, verbal, graphic or other form, disclosed by or on behalf of the Company and its Subsidiaries, Parent or any of their respective Affiliates (collectively, “Confidential Information”), except that Covenantor shall not have any obligation under this Section 3 with respect to any Confidential Information that: (i) after the date of this Agreement becomes generally available to the public other than through a breach by Covenantor, any of its Affiliates or any of his, her or its or their respective representatives of their respective obligations under this Section 3 or (ii) is provided to such Covenantor or any of Affiliates by a third party that was not known to the receiving party to be bound by any duty of confidentiality to Parent, the Company and its Subsidiaries or any of their respective Affiliates.
3.2.   Covenantor shall, and shall cause its Affiliates and its and their respective representatives to, take the same degree of care to protect the Confidential Information that such Person uses to protect his, her or its own trade secrets and confidential information of a similar nature, which shall be no less than a reasonable degree of care.
3.3.   Notwithstanding the foregoing, Covenantor shall not be in breach of this Section 3 as a result of any disclosure of Confidential Information that is required by applicable Law or that is required by any Governmental Body or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such holder; provided, however, that such Covenantor shall give advance written notice of such compelled disclosure to Parent, and shall cooperate with Parent in connection with any efforts to prevent or limit the scope of such disclosure; and provided further, that such Covenantor shall disclose only that portion of such Confidential Information which such Covenantor is advised by its counsel is legally required to be disclosed.
3.4.   Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), Covenantor shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
3.5.   Such Covenantor agrees to accept responsibility for any breach of this Section 3 by any of its Affiliates or any of its or their respective Representatives.
4.   Warranty and Freedom to Contract.   Covenantor warrants that Covenantor is under no legal disability that would prevent Covenantor from entering into this Agreement and from complying with all of its provisions to their fullest extent.
5.   Remedy for Breach and Right to Injunction.   Notwithstanding other provisions of this Agreement, Covenantor agrees that damages in the event of a breach by Covenantor of Section 2 of this Agreement would be difficult if not impossible to ascertain and an inadequate remedy, and that Parent and the Company and its Subsidiaries would suffer irreparable harm. Accordingly, it is therefore agreed that Parent and the Company and its Subsidiaries, in addition to and without limiting any other remedy or right they may have, shall have the right to an immediate injunction or other equitable relief enjoining any such threatened or actual breach, without any requirement to post a bond. The existence of this right shall not preclude Parent, the Company or any of its Subsidiaries from pursuing any other rights and remedies at law or in equity that they may have, including recovery of damages for any breach of such sections.
6.   Terms of this Agreement; Right to Separate Counsel.   Covenantor acknowledges by the execution of this Agreement that (a) Covenantor has read all of the terms herein and agrees they are necessary for the reasonable and proper protection of Parent’s investment in the Company and its Subsidiaries, and (b) each and every covenant and restraint in this Agreement is reasonable. Covenantor acknowledges that Covenantor has been advised by Parent that Covenantor is entitled to have this Agreement reviewed by counsel of Covenantor’s choice, and Covenantor has done so.
7.   Miscellaneous.
7.1.   No Waiver.   The failure of Parent to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasions, will not be construed as a waiver, nor deprive Parent of the right to require strict compliance thereafter with the same.
7.2.   Assignment.   Covenantor’s obligations under this Agreement are personal in nature and may not be assigned or transferred; provided, that Parent may transfer or assign this Agreement to a third party that directly or indirectly acquires Parent, the Company or any of its Subsidiaries or a business unit of Parent or the Company or any of its Subsidiaries in which Covenantor works. In the event Parent directly or indirectly transfers or assigns this Agreement to a third party, such transferee or assignee will be entitled to enforce this Agreement in full, including without limitation, the noncompetition and nonsolicitation provisions contained herein.
7.3.   Governing Law; Jurisdiction.   All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action, or proceeding seeking to enforce any provision of this Agreement shall be brought exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have jurisdiction, any such suit, action, or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in the State of Delaware in connection with any suit, action, or proceeding seeking to enforce any provision of this Agreement; (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such suit, action, or proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such suit, action, or proceeding has been brought in an inconvenient forum, that the venue of such suit, action, or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. Process in any such action, suit or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in the Merger Agreement shall be deemed effective service of process on such Party.
7.4.   Attorneys’ Fees.   Covenantor shall indemnify Parent from any and all reasonable costs, fees, or expenses incurred by Parent (including, but not limited to, reasonable attorneys’ fees) in successfully enforcing the terms of this Agreement against Covenantor (including, but not limited to, a court partially or fully granting any application, motion, or petition by Parent for injunctive relief, including, but not limited to, a temporary restraining order, preliminary injunction, or permanent injunction).
7.5.   Third Party Beneficiary.   Parent and its Affiliates, including the Company and its Subsidiaries, are intended third party beneficiaries of this Agreement and may enforce its terms at their discretion.
7.6.   Counterparts; Entire Agreement and Modification.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and any of which may be delivered electronically in portable document format (.pdf). This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement contains the entire agreement of the Parties with regard to the subject matter hereof, and may only be changed or modified by a writing signed by Parent and Covenantor; provided, however, that this Agreement is in addition to, and shall not supersede, terminate, or replace any other restrictive covenant provisions or similar agreements previously entered into, or entered into in the future, by and between Covenantor, on the one hand, and the Company or its Subsidiaries or Parent, on the other hand.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth each Party’s respective signature.
PARENT:
CONSTANT CONTACT, INC.
By:
Name:
Title:
[Restrictive Covenant Agreement]

COVENANTOR:

[•]
Date:
[Restrictive Covenant Agreement]

Annex B
June 21, 2021
The Board of Directors
SharpSpring, Inc.
5001 Celebration Pointe Avenue
Gainesville, Florida 32608
Members of the Board of Directors of SharpSpring, Inc.:
We understand that SharpSpring, Inc. (the “Company”), Constant Contact, Inc. (“Parent”) and Groove Merger Sub, Inc. (“Merger Sub”) propose to enter into an Agreement and Plan of Merger (the “Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), as a result of which the Company will become a wholly-owned subsidiary of Parent.
Pursuant to the Agreement, each outstanding share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), other than (i) shares of Company Common Stock held in treasury, (ii) Dissenting Shares (as defined in the Agreement), and (iii) shares of Company Common Stock held by Parent or Merger Sub, will be converted into the right to receive an amount in cash equal to $17.10 (the “Merger Consideration”).
The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
For purposes of the opinion set forth herein, we have:
(i)
reviewed certain publicly available financial statements and certain other business and financial information relating to the Company furnished to JMP Securities LLC (“JMP”);

(ii)
reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

(iii)
reviewed certain financial forecasts prepared by the management of the Company;

(iv)
compared the financial performance of the Company with that of certain other publicly-traded companies that we believe are generally comparable to the Company;

(v)
reviewed the financial terms, to the extent publicly available, of certain acquisition transactions involving companies in lines of business that we believe are generally comparable to the Company;

(vi)
participated in discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company;

(vii)
reviewed the Agreement draft dated as of June 20, 2021 and certain related documents; and

(viii)
performed such other analysis and considered such other factors as we deemed appropriate.

In conducting our review and arriving at our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all information and data that was publicly available or furnished to or otherwise reviewed by or discussed with us. We have further relied upon the assurance of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company, the management of the Company has advised us, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and other matters covered thereby. We have not been engaged to assess the reasonableness or achievability of such forecasts or the assumptions on which they were based and express no view as to such forecasts or assumptions.
For purposes of rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will not vary materially from the last draft Agreement reviewed by us and that the Merger will be consummated substantially on the terms described in such draft, without any amendment or waiver of material terms or conditions. We have also assumed that all necessary governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining those consents and approvals no costs or restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We are not in the business of appraising tangible assets and have not made any independent valuation or appraisal of any or all of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, nor have we been furnished with any such valuations or appraisals. In addition, we have not evaluated the solvency of any party to the Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets, and the industries in which the Company and other companies that JMP may utilize in its analyses operate, have experienced, and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company or other companies that JMP may utilize in its analyses (or their respective businesses) or the Merger (including the contemplated benefits thereof). Additionally, events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We were not requested to consider, and our opinion does not address, the Company’s underlying business decision to enter into the Agreement and pursue the Merger, or the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We are not requested to consider, and our opinion does not address, the non-financial terms of the Agreement or the Merger, nor does it address the terms of any of the related agreements to be entered into by the parties. Our opinion addresses only the Merger Consideration to be received by the holders of Company Common Stock in the Merger. Furthermore, we express no opinion with respect to the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the Merger or otherwise, or with respect to the fairness of any such compensation.
We, as part of our investment banking business, are customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable for providing this opinion and a significant portion of which will become payable only if the Merger is consummated. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. We have not otherwise had a material relationship with, nor otherwise received fees from, the Company or any other party to the Merger during the two years preceding the date hereof.
In the ordinary course of our trading, brokerage, investment management and financing activities, we or our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities of other companies or any currency that may be involved in the Merger. In the future, we may maintain other relationships with, and provide advisory and other services to the Company, Parent and their respective affiliates, and may receive fees for providing such services.
This opinion is given at the request of, and is intended for the benefit and use of, the Board of Directors of the Company in connection with its consideration of the Merger, and it is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act on any matter relating to the Merger. This opinion shall not be used for any other purpose, and may not be disseminated, reproduced, quoted from or referred to at any time, without our prior written approval; provided that this opinion may be included in its entirety in any proxy statement, information statement or solicitation/recommendation statement on Schedule 14d-9 required to be delivered to the Company’s stockholders in connection with the Merger, and provided further that we shall have a reasonable opportunity to review, comment on and approve any summary of or reference to this opinion contained in such statements in advance of any such delivery.
The issuance of this opinion was approved by our fairness opinion review committee.
Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ JMP SECURITIES LLC
JMP SECURITIES LLC

Annex C
SECTION 262 OF DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed by 82 Laws 2020, ch. 256, § 15.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within

10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D
FORM OF VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of June       , 2021, by and among Constant Contact, Inc., a Delaware corporation (“Parent”), the holder of Common Stock (as defined below) identified on the signature page hereto (“Stockholder”), and SharpSpring, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, Stockholder is a holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of certain shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company;
WHEREAS, Parent, Groove Merger Sub, Inc., a wholly owned subsidiary of Parent (“MergerSub”) and the Company are entering into an Agreement and Plan of Merger of even date herewith (such agreement, as it may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger (the “Merger”) of MergerSub with and into the Company with the Company as the surviving company in the Merger; and
WHEREAS, Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.
NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
SECTION 1.    CERTAIN DEFINITIONS
For purposes of this Agreement:
(a)    Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.
(b)    “Covered Securities” shall mean (i) all equity securities and equity interests of the Company (including Common Stock) owned (beneficially or of record) by Stockholder as of the date hereof and (ii) all additional equity securities and equity interests of the Company (including Common Stock) of which Stockholder acquires beneficial or record ownership during the Voting Period (including by way of bonus issue, share dividend or distribution, sub-division, recapitalization, consolidation, exchange of shares and the like).
(c)    “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated in accordance with its terms; or (ii) the date upon which the Merger becomes effective; provided, however, that this that this Agreement shall earlier terminate in the event that the Merger is not consummated and closed by December 31, 2021.
(d)    A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
(e)    A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security, or any interest in such security, to any Person other than Parent or MergerSub; (ii) enters into an agreement or commitment (whether or not in writing) contemplating the possible sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or MergerSub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(f)    “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.
SECTION 2.    TRANSFER OF COVERED SECURITIES AND VOTING RIGHTS
2.1 Restriction on Transfer of Covered Securities.    Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Covered Securities to be effected. Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Covered Securities in response to or otherwise in connection with any tender or exchange offer.
2.2 Restriction on Transfer of Voting Rights.    During the Voting Period, Stockholder shall not: (a) deposit any of the Covered Securities into a voting trust; (b) grant any proxy with respect to any of the Covered Securities; or (c) other than this Agreement, enter into any tender, voting or other similar agreement or arrangement, with respect to any of the Covered Securities.
2.3 Permitted Transfers.    Section 2.1 shall not prohibit a Transfer of Covered Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (ii) upon the death of Stockholder, to any member of Stockholder’s immediate family, or to a trust for the benefit of any member of Stockholder’s immediate family; or (b) if Stockholder is not an individual, to one or more partners or members of Stockholder or to an affiliated entity under common control with Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, (x) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (y) such Transfer is effected no later than three Business Days prior to the scheduled date of the Company Stockholders Meeting (or any adjournment or postponement thereof) and does not delay, hinder or impede (A) the timely voting of the Covered Securities in accordance with Section 3.1 or (B) the consummation of the Merger.
2.4 Other Restrictions.    During the Voting Period, Stockholder shall not take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations under this Agreement or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the actions prohibited in this Section 2, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.
2.5 [Reserved].
2.6 Acquisition of Covered Securities.    In the event that Stockholder acquires any Covered Securities (or any right or interest therein) after the execution of this Agreement, Stockholder shall promptly deliver to Parent a written notice indicating the number of such Covered Securities (or right or interest therein) acquired or received.
SECTION 3.    VOTING OF COVERED SECURITIES
3.1 Voting Covenant.    Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (and at every adjournment or postponement thereof), however called, and in any written action by consent of the stockholders of the Company, Stockholder shall cause the Covered Securities to be voted (including via proxy):
(a)    in favor of (i) the Merger, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;
(b)    against approval of any proposal made in opposition to or in competition with the Merger or the Merger Agreement and against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)    against the following actions (other than the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the properties, rights or other assets of the Company or any of its Subsidiaries; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iv) any change in the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws or other charter or organizational documents; (vi) any change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger.
3.2 Other Voting Agreements.
(a)    During the Voting Period, Stockholder shall not (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1, or (ii) grant a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with this Agreement, or otherwise take any other action with respect to any of the Covered Securities that would prevent the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.
(b)    During the Voting Period, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), however called, Stockholder shall be represented in person or by proxy at such meeting in order for the Covered Securities to be counted as present for purposes of establishing a quorum.
SECTION 4.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
Stockholder hereby represents and warrants to Parent as follows:
4.1 Authorization, etc.    Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Stockholder has reviewed and understands the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.
4.2 No Conflicts or Consents.
(a)    The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any Law or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or require any notice or consent under or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Covered Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected; or (iii) conflict with or violate any provision of the articles or certificate of incorporation or formation, by-laws, limited liability company agreement or such other organizational documents of Stockholder, as applicable.

(b)    The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent of any Person.
4.3 Title to Securities.    As of the date of this Agreement: (a) Stockholder is the sole beneficial and record holder (free and clear of any Encumbrances) of the number of outstanding shares of Common Stock set forth under the heading “Shares of Common Stock Held of Record” on the signature page hereof; (b) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; (c) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company (including all shares of Common Stock, options, warrants, restricted stock units and other rights to acquire shares of Common Stock) or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, options, warrants, restricted stock units and other rights set forth on the signature page hereof; (d) Stockholder is not a party to any voting trusts, proxies or other agreements with respect to the voting, acquisition, disposition, registration or transfer of the outstanding shares of Common Stock or additional securities set forth on the signature page hereof; and (e) Stockholder does not have any outstanding obligations of to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in the Company.
4.4 Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate and complete in all respects as of the date of this Agreement, and will be accurate in all respects at all times through and including the Expiration Date as if made as of any such time or date.
SECTION 5.    MISCELLANEOUS
5.1 Disclosure.    Each party hereto hereby agrees to permit the other parties to publish and disclose in any press release, the Company Proxy Statement and any other filing or disclosure required under the Exchange Act generally or otherwise required in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, identity and ownership of shares of Common Stock and other Covered Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement).
5.2 No Solicit.
(a)    Prior to the Expiration Date, Stockholder shall not take any action that would be a breach of Section 4.7 of the Merger Agreement if taken by the Company, ignoring for these purposes (solely in its capacity as Stockholder) Section 4.7(b) of the Merger Agreement.
(b)    Notwithstanding Section 5.2(a) above, Stockholder may, and may permit its Affiliates and its and their respective Representatives to, participate in discussions and negotiations with any Person making an Acquisition Proposal (or its Representatives) with respect to such Acquisition Proposal if (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 4.7 of the Merger Agreement and (ii) Stockholder’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.
5.3 No Legal Action.    Stockholder shall not, and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by Stockholder breaches any duty that such Stockholder has (or may be alleged to have) to the Company or to the other holders of Common Stock.
5.4 Certain Adjustments.    In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
5.5 Reliance.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and compliance with the terms hereof.

5.6 [Reserved].
5.7 Further Assurances; Notice of Certain Events.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would constitute a breach of the representation and warranties of Stockholder under this Agreement, or (b) the receipt by Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.
5.8 Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
5.9 Notices.    Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received) and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:
if to Stockholder:
at the address set forth on the signature page hereof; and
if to Parent:
Constant Contact, Inc.
1601 Trapelo Road
Waltham, Massachusetts 02451
Attn: Frank Vella
E-mail: frank.vella@constantcontact.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
Attn: Mehdi Khodadad and Scott Williams
E-mail: mkhodadad@sidley.com and swilliams@sidley.com
5.10 Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
5.11 Entire Agreement.    This Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.12 Amendments.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.
5.13 Assignment; Binding Effect; No Third-Party Rights.    Except as provided herein, including pursuant to Section 2.3, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Covered Securities are Transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent, MergerSub and their successors and assigns) any rights or remedies of any nature.
5.14 [Reserved].
5.15 Non-Exclusivity.    The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under applicable Law.
5.16 Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement, the rights and obligations of the parties hereto under this Agreement, and any disputes arising under or relating to this Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof.
(b)    Each of the parties (i) irrevocably submits exclusively to the jurisdiction of the Chancery Courts of the State of Delaware (the “Chancery Court”) or, if the Chancery Court declines jurisdiction, any other Delaware state court, and the federal courts of the United States of America, in each case, located in New Castle County in the State of Delaware (collectively, “Chosen Courts”) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Chosen Courts, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 5.9. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.9 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing in this Section 5.16(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS

AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.16.
5.17 Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts (including by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
5.18 Captions.    The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
5.19 Attorneys’ Fees.    If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
5.20 Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
5.21 Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent, and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.
5.22 Agreement Not to Exercise Appraisal Rights.    To the extent permitted by the applicable Law, Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 262 of the DGCL) to demand appraisal of any Covered Securities that may arise in connection with the Merger. Notwithstanding the foregoing, nothing in this Agreement shall constitute, or be deemed to constitute, a waiver or release by Stockholder of any claim or cause of action against Parent or MergerSub to the extent arising out of a breach of this Agreement by Parent.
5.23 Irrevocable Proxy.    Prior to the Expiration Date, solely in the event of a failure by Stockholder to act in accordance with the Stockholder’s obligations as to voting pursuant to Section 3.1 no later than the third Business Day prior to any meeting at which the stockholders of the Company will consider and vote on any of the matters described in Section 3.1, Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of Stockholder, to vote the Covered Securities, or grant a consent or approval in respect of the Covered Securities, in a manner consistent with this Agreement. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5.23 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 5.23. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law. Stockholder shall, upon written request by Parent, as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 5.23 and is otherwise reasonably acceptable to Parent and Stockholder. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by Stockholder, upon the Expiration Date and Parent may terminate any proxy granted pursuant to this Section 5.23 at any time at its sole discretion by written notice to Stockholder.
5.24 Legal Duties and Merger Agreement; Acknowledgment.
(a)    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent any Stockholder who is a member of the Board of Directors of the Company, in his capacity as such, from (i) participating in or facilitating any action that the Company or its Board of Directors, or members thereof, are permitted to take under the Merger Agreement or (ii) taking any action that a director of the Company determines in good faith is required to take in satisfaction of his fiduciary duties or in order to comply with applicable Law.
(b)    Each of Parent, MergerSub and the Company acknowledges that Stockholder signs this Agreement solely in his or its capacity as Owner of the Covered Shares and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his or her capacity as an officer or director of the Company. Parent and MergerSub acknowledge and agree that except for representations and warranties expressly set forth in this Agreement, neither the Stockholder nor any representatives of the Stockholder have made any representation or warranty, express or implied, in connection with this Agreement, the Merger Agreement or Parent’s and the MergerSub’s investigation of the Company. Parent and the MergerSub acknowledge and agree that Stockholder shall have no liability to the Parent or the MergerSub for any breach of the Merger Agreement.
5.25 Construction.
(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)    Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, and the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
CONSTANT CONTACT, INC.
By:
Name:
Title:
SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
SHARPSPRING, INC.
By:
Name:
Title:
SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
STOCKHOLDER
Signature
Printed Name
Address:

Shares of Common Stock Held of Record	Additional Securities Beneficially Owned

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

SHARPSPRING, INC.5001 CELEBRATION POINTE AVENUE, SUITE 410GAINESVILLE, FL 32608 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 24, 2021. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 24, 2021. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D58461-S29156 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3. 1. To adopt the Agreement and Plan of Merger, dated as of June 21, 2021, (the "Merger Agreement") by and among SharpSpring, Inc., Constant Contact, Inc. and Groove Merger Sub, Inc., as it may be amended from time to time.2. To approve, on a non-binding, advisory basis, the "golden parachute" compensation that will or may become payable to SharpSpring, Inc's. named executive officers in connection with the Merger. 3. To approve the adoption of any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.D58462-S29156SharpSpring, Inc.Special Meeting of StockholdersThis proxy is solicited by the Board of DirectorsThe undersigned(s) hereby appoint(s) Richard Carlson and Aaron Jackson, or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of SharpSpring, Inc., to be held on August 25, 2021, at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, at 10:00 a.m., Eastern time, and any and all adjournments, postponements or other delays thereof (the "Special Meeting"),in the manner directed, with respect to all shares of common stock of SharpSpring, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting.This proxy is solicited by the Boards of Directors of SharpSpring , Inc. and will be voted as directed or, if no direction is indicated, will be voted "FOR" Proposals 1, 2 and 3.The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3. Continued and to be signed on reverse side